     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 22, 1999
                                                      Registration No. 333-25937
================================================================================
                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------
                          POST-EFFECTIVE AMENDMENT NO.2
                                  TO FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                   DIDAX INC.
                 (Name of small business issuer in its charter)

            DELAWARE                         7373                      54-1831588
            --------                         ----                      ----------
   (State or jurisdiction of      (Primary Standard Industrial      (I.R.S. Employer
 incorporation or organization)    Classification Code Number)    Identification Number)

                             4206F TECHNOLOGY COURT
                            CHANTILLY, VIRGINIA 20151
                                 (703) 968-4808
          (Address and telephone number of principal executive offices)
          -------------------------------------------------------------
                             4206F TECHNOLOGY COURT
                            CHANTILLY, VIRGINIA 20151
(Address of principal place of business or intended principal place of business)
                                WILLIAM M. PARKER
                             4206F TECHNOLOGY COURT
                    CHANTILLY, VIRGINIA 20151 (703) 968-4808
           (Name, address, and telephone number of agent for service)
                                   COPIES TO:
                               CHARLES J. RENNERT
                          BERMAN WOLFE & RENNERT, P.A.
                          NATIONSBANK TOWER, SUITE 3500
                           100 SOUTHEAST SECOND STREET
                            MIAMI, FLORIDA 33131-2130
                                 (305) 577-4177
                               (305) 373-6036 FAX
                            (COUNSEL FOR THE COMPANY)

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a) may determine.

                                EXPLANATORY NOTE

This registration statement is a Post-Effective Amendment to the Registration Statement on Form SB-2, Registration No. 333-25937, declared effective by the U.S. Securities and Exchange Commission on September 24, 1997 (the "IPO Registration Statement" or "IPO"), which registered a primary offering of securities by DIDAX Inc. (the "Company"). Pursuant to the IPO Registration Statement, the Company registered its initial offer, issuance and sale of 2,000,000 shares of Common Stock, par value $.01 per share (the "IPO Common Stock"); the offer, issuance and sale of 2,875,000 Redeemable Common Stock Purchase Warrants (the "Purchase Warrants") and 2,875,000 shares of Common Stock underlying the Purchase Warrants; the offer, issuance and sale of 190,000 Common Stock Underwriter Warrants (the "Common Stock Underwriter Warrants") and 190,000 shares of Common Stock underlying the Underwriter Warrants; and the offer, issuance and sale of 250,000 Warrant Underwriter Warrants (the "Warrant Underwriter Warrants") and 250,000 Underwriter Underlying Warrants (the "Underwriter Underlying Warrants") and 250,000 shares of Common Stock underlying the Underwriter Underlying Warrants. This Post-Effective Amendment relates to the remaining 117,500 Common Stock Underwriter Warrants (the "Common Stock Underwriter Warrants") and the offer, issuance and sale of the 117,500 shares of Common Stock underlying the Underwriter Warrants; and the offer, issuance and sale of the remaining 204,000 Warrant Underwriter Warrants (the "Warrant Underwriter Warrants") and the offer, issuance and sale of the 204,000 Underwriter Underlying Warrants (the "Underwriter Underlying Warrants") and the remaining 204,000 shares of Common Stock underlying the Underwriter Underlying Warrants.

                                   DIDAX INC.
                    117,500 COMMON STOCK UNDERWRITER WARRANTS
                      204,000 WARRANT UNDERWRITER WARRANTS
                     204,000 UNDERWRITER UNDERLYING WARRANTS

                    321,500 SHARES OF COMMON STOCK UNDERLYING
                  117,500 COMMON STOCK UNDERWRITER WARRANTS AND
PROSPECTUS           204,000 UNDERWRITER UNDERLYING WARRANTS

       This prospectus relates to the offering by DIDAX INC. (the "Company") of 117,500 Common Stock Underwriter Warrants (the "Common Stock Underwriter Warrants"), 204,000 Warrant Underwriter Warrants (the "Warrant Underwriter Warrants"), 204,000 Underwriter Underlying Warrants ("the Underwriter Underlying Warrants"), and an aggregate of 321,500 shares (the "Offered Shares") of Common Stock, $.01 par value per share (the "Common Stock"), issuable upon the exercise of the Common Stock Underwriter Warrants and the Underwriter Underlying Warrants. The Common Stock Underwriter Warrants, the Warrant Underwriter Warrants, and the Underwriter Underlying Warrants are sometimes hereinafter collectively referred to as the "Warrants." The Common Stock Underwriter Warrants allow certain persons to purchase through September 24, 2002, up to 117,500 shares of Common Stock of the Company at a purchase price of $8.25 per share. The Warrant Underwriter Warrants, allow certain persons to purchase through September 24, 2002, up to 204,000 of Underwriter Underlying Warrants at a purchase price of $.309375 per warrant, each of which Underwriter Underlying Warrant entitles the holder to purchase one share of Common Stock of the Company at a purchase price of $8.25 per share. The securities offered hereby are not exercisable unless, at the time of exercise, the Company has a current prospectus covering the shares of Common Stock issuable upon their exercise and such shares have been registered, qualified or deemed to be exempt under the securities laws of the states of residence of the exercising holders of the Warrants.

       The Company's Common Stock is quoted on the Nasdaq SmallCap Market under the symbol "AMEN". On April 19, 1999, the closing price of the Common Stock as quoted on Nasdaq was $14.00. The holders of the Warrants do not have any of the rights, privileges or liabilities of the Company stockholders prior to warrant exercise.

       THE SECURITIES ARE HIGHLY SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. IN ADDITION, PURCHASERS OF THE SECURITIES WILL SUFFER IMMEDIATE SUBSTANTIAL DILUTION IN THAT THE BOOK VALUE PER SHARE OF THE COMMON STOCK AFTER THIS OFFERING WILL BE SUBSTANTIALLY LESS THAN THE PUBLIC OFFERING PRICE OF THE COMMON STOCK. SEE "RISK FACTORS" AND "DILUTION" AT PAGES [7] AND [18].

       THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

=======================================

------------------------------------------------------------------------------------------------------------------------------
                                                                          Underwriting Discount       Proceeds to Company (1)
                                                    Offering Price                                    -----------------------
------------------------------------------------------------------------------------------------------------------------------
  Underlying Underwriter Warrant            $0.309375                    $0.0                       $0.309375
------------------------------------------------------------------------------------------------------------------------------
  Per Share underlying Common Stock         $8.25                        $0.0                       $8.25
  Underwriter Warrants and Underlying
  Underwriter Warrants
------------------------------------------------------------------------------------------------------------------------------
  Total                                     $2,715,487                   $0.00                      $2,715,487
------------------------------------------------------------------------------------------------------------------------------

================================================================================

(1) Before deducting expenses payable by the Company estimated at $20,000 (collectively, the "Offering Costs").


                 THE DATE OF THIS PROSPECTUS IS __________, 1999

                    FORWARD-LOOKING AND CAUTIONARY STATEMENTS

       Certain statements made herein that are not historical are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. The words "estimate," "project," "intend," "expect," "believe," and similar expressions are intended to identify forward-looking statements. These forward-looking statements involve known and unknown risks and uncertainties. Many factors could cause the actual results, performance or achievements of the Company to be materially different from those contemplated by any future statements, including, among others, those described below under "Risk Factors." For additional information regarding these and other risks and uncertainties associated with the Company's business, see "Risk Factors" below, as well as the Company's reports filed from time to time with the Commission.

                              AVAILABLE INFORMATION

       The Company has filed with the Securities and Exchange Commission (the "Commission") a Post-Effective Amendment to a Registration Statement on Form SB-2 (as so amended, the "Registration Statement"), pursuant to the Act, with respect to the offer, issuance and sale of the Warrants and Offered Shares. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits thereto. The statements contained in this Prospectus as to the contents of any contract or other document identified as exhibits in this Prospectus are not necessarily complete, and in each instance, reference is made to a copy of such contract or document filed as an exhibit to the Registration Statement, each statement being qualified in any and all respects by such reference. For further information with respect to the Company and the securities offered hereby, reference is made to the Registration Statement and exhibits thereof which may be inspected without charge at the principal office of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549.

       On September 24, 1997, the Company became subject to the informational requirements of the Securities Exchange Act of 1934, as amended ("Exchange Act") and, in accordance therewith, is required to file reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The Common Stock is listed on Nasdaq. Accordingly, such reports, proxy statements and other information can be inspected and copied at the Commission's principal office, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549; the Northeast Regional Office of the Commission at 7 World Trade Center, Suite 1300, New York, New York 10048; and the Midwest Regional Office of the Commission, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, where copies may be obtained upon payment of the fees prescribed by the Commission, as well as at the offices of Nasdaq, 1735 K Street, N.W., Washington, D.C. Such documents may also be obtained through the website maintained by the Commission at http://www.sec.gov.

       INVESTORS SHOULD CAREFULLY REVIEW THE FINANCIAL STATEMENTS WHICH ARE AN INTEGRAL PART OF THIS PROSPECTUS.

       The company's financial information for the fiscal years ended December 31, 1997 and 1998 included in this Prospectus include the operations of gofishnet.com, inc., an Internet retailer acquired by the company in February 1998.

       ATTENTION CALIFORNIA RESIDENTS: Offers and sales of the Securities of the Company made to California residents pursuant to this Prospectus are restricted to individuals who meet suitability standards of not less than $250,000 liquid net worth (net worth exclusive of home, home furnishings and automobiles) plus $100,000 annual gross income, or $500,000 liquid new worth (net worth exclusive of home, home furnishings and automobiles).

       The Company will provide without charge to each person who receives a Prospectus, upon written or oral request of such person, a copy of any information that is incorporated by reference in the Prospectus (not including exhibits in the information that is incorporated by reference unless the exhibits themselves are specifically incorporated by reference.) Such requests may be directed to the Secretary, DIDAX INC., 4206F Technology Court, Chantilly, VA 20151. Telephone 703-968-4808 Ext. 23.

                                TABLE OF CONTENTS

                                                                    Page
                                                                    ----
Prospectus Summary........................................             4
Risk Factors..............................................             7
Use of Proceeds...........................................            15
Capitalization............................................            16
Dilution..................................................            17
Management's Discussion and
  Analysis or Plan of Operation...........................            18
Business..................................................            24
Management................................................            36
Principal Shareholders....................................            43
Description of Securities.................................            46
Plan of Distribution......................................            48
Legal Proceedings.........................................            48
Legal Matters.............................................            48
Experts...................................................            48
Financial Statements                                                 F-1

                               PROSPECTUS SUMMARY

       The following is qualified in its entirety by reference to the more detailed information and financial statements, including the notes thereto, appearing elsewhere in this Prospectus. Each prospective investor is urged to read this Prospectus in its entirety.

                                   THE COMPANY

       DIDAX INC. is primarily known as the creator and builder of crosswalk.com(TM) (http://www.crosswalk.com), (formerly CCN: the "Christian Community Network"), and hereinafter ("crosswalk.com"). Crosswalk.com, we believe, is the premier Christian community portal Web site which provides information, resources and retail sales opportunities that we believe generally appeals to the Christian community. We intend that our Web site provides "information for Christians, not just Christian information." Members and site visitors with Internet access may currently enter crosswalk.com free of charge to view channels on the Web site targeting music, personal finance, careers, and home schooling; lifestyle channels focusing on men, women, and spiritual life; and services ranging from free Web access filtering and a full-Web filtered search engine to online shopping, family-friendly movie reviews, games, chat, forums, local events, news, free e-mail and more. Content and site resources are developed and offered both by DIDAX and by ministries, secular retailers, and publishers.

       The Company obtained net proceeds of approximately $6.0 million in connection with the closing of its initial public offering of securities (the "IPO") in October of 1997, after the retirement of certain debt. On January 4, 1999, conditions were met for the Company to call for redemption the certain Purchase Warrants which were part of the IPO. The redemption date was February 12, 1999. The aggregate result of the call for redemption was that 2,841,526 (or 98.8%) of the purchase warrants were exercised resulting in $16.3 million in net proceeds to the Company. In addition, as of the date of this Prospectus, 72,500 Common Stock Underwriter Warrants, 46,000 Warrant Underwriter Warrants have been purchased, resulting in approximately $992,000 in net proceeds to the Company.

       The Company believes it is positioned to generate increasing revenues from the sale of advertising space on and sponsorships of crosswalk.com, the retail sale via crosswalk.com of Christian interest and other products manufactured or developed by others (primarily books, CDs, and other articles generally appealing to the Christian marketplace); and commissions and referral fees from co-marketing relationships and affinity memberships. In addition, to an increasingly lesser extent, the Company continues to generate revenue through providing Web site development and other Internet technology services (the "Consulting Services") To enhance its retail capabilities the Company completed the acquisition of gofishnet.com, inc. ("gofishnet"), an Internet retailer of Christian music and videos in February 1998.

       The Company targets the marketing of its sales, products and services and the content on crosswalk.com to persons of all ages, economic levels, genders, ethnic backgrounds and nationalities that identify themselves as Christian, principally Protestant (regardless of denomination, if any) and Catholic, with particular emphasis upon evangelical Christians. According to USA Today (source:
Barna Research Group) on December 5, 1997 "43% of all adults now consider themselves born-again Christians" where born-again is defined as "people who believe they'll go to heaven because they have confessed their sins and accepted Jesus Christ as their Savior." In January 1998 another Barna survey indicated that "83% of Americans asserted that their religious faith was very important in their life", and that 62% of Americans consider themselves as "committed Christians." According to a poll conducted by the Gallup Organization in March 1997, approximately 27% of Americans identify themselves as Catholic and approximately 58% identify themselves as Protestant, with 61% of the respondents indicating that religion is a very important part of their life. The Pew Center for Civic Journalism, in a survey published in April 1997, reported that approximately 35% of the United States population identify themselves as evangelical Christians. Based on these wide ranging reports DIDAX traditionally uses 40% as the percentage of Christians in its target audience.

       The Company has an extremely limited operating history upon which an evaluation of the Company and its business can be based. In 1998, the Company remained a "Development Stage Company" for financial reporting purposes. For the fiscal years ended December 31, 1997 and 1998, the Company generated net losses of $4,271,249 and $3,459,055, respectively. See "FINANCIAL STATEMENTS." The Company has achieved only limited revenues to date, has incurred net losses since inception and expects to continue to operate at a loss for the foreseeable future. Its expense levels are based in part on its expectations as to future revenues, if any. Any shortfall in revenues, whether caused by the cancellation or deferral of, or the failure to obtain, sponsorships and advertising, retail or Web site development customers, or otherwise, would have an immediate material adverse impact on the Company's business, results of operations and financial condition.

       The Company's corporate headquarters are located at 4206F Technology Court, Chantilly, Virginia 20151 and its telephone number is (703)968-4808, its fax number is (703) 968-4819 and its Internet address is http://www.crosswalk.com.

                                  THE OFFERING

Securities offered...............................................   117,500 Common Stock Underwriter Warrants, which
                                                                    grants certain persons through September 24, 2002,
                                                                    the right to purchase up to 117,500 shares of Common
                                                                    Stock of the Company at a purchase price of $8.25
                                                                    per share, 204,000 Warrant Underwriter Warrants
                                                                    which grant certain persons through September 24,
                                                                    2002, the right to purchase, up to 204,000
                                                                    Underwriter Underlying Warrants at an exercise price
                                                                    of $.309375 per warrant, each of which Underwriter
                                                                    Underlying Warrant entitles the holder to purchase
                                                                    through September 24, 2002, one share of Common
                                                                    Stock of the Company at a price of $8.25 per share,
                                                                    an aggregate of 321,500 shares of the Company's
                                                                    Common Stock, underlying 138,000 Common Stock
                                                                    Underwriter Warrants, and 204,000 Underwriter
                                                                    Underlying Warrants. The Warrants offered hereby are
                                                                    not exercisable, and the shares underlying the
                                                                    Warrants are not saleable unless, at the time of
                                                                    exercise, or the time of sale, as the case may be,
                                                                    the Company has a current prospectus covering the
                                                                    shares of Common Stock issuable upon exercise of the
                                                                    Warrants and such shares have been registered,
                                                                    qualified or deemed to be exempt under the
                                                                    securities laws of the states of residence of the
                                                                    exercising holders of the Warrants.

Prior to this Offering...........................................   6,704,379 shares

Warrants Outstanding
  Prior to this Offering.........................................   321,500 warrants

Shares of Common Stock Outstanding if all
  Warrants are exercised(1)......................................   7,025,879 shares

Estimated Net Proceeds if all Warrants are
exercised .......................................................   $2,715,487

Use of Proceeds..................................................   Administrative expenses, operating costs and working
                                                                    capital, including product support and development,
                                                                    capital equipment, marketing and sales. See "Use of
                                                                    Proceeds."

Nasdaq Symbol....................................................   AMEN

Risk Factors and Dilution........................................   The securities offered hereby (the "Securities"),
                                                                    involve a high degree of risk including risks
                                                                    related to the failure of the Company to anticipate
                                                                    and adapt to a developing market, the rejection of
                                                                    the Company's services and products by Internet
                                                                    users, development of equal or superior services or
                                                                    products by competitors and the failure of the
                                                                    market to adopt the Internet as a transaction
                                                                    medium. The Securities should not be purchased by
                                                                    investors who cannot afford the loss of their entire
                                                                    investment. Purchasers of the Securities will incur
                                                                    immediate substantial dilution of their investment.
                                                                    See "RISK FACTORS," "DILUTION," and "FINANCIAL
                                                                    STATEMENTS."

----------

(1) Assumes the purchase of 321,500 shares of Common Stock pursuant to (i) the exercise of 117,500 Common Stock Underwriter Warrants at a purchase price of $8.25 per share; and (ii) the acquisition (for an aggregate fee of $63,112), and exercise of the 204,000 Warrant Underwriter Warrants at a purchase price of $8.25 per share. Does not include the exercise of any outstanding options granted pursuant to the Company's 1997 and 1998 Stock Option Plans (options to acquire an additional 2,328,833 shares (the "Outstanding Stock Options"). See "MANAGEMENT -1997 and 1998 Stock Option Plans."

                                  RISK FACTORS

       The Securities are speculative, and involve immediate substantial dilution and a high degree of risk, including, but not necessarily limited to, the several factors described below. Each prospective investor should consider carefully the following risk factors inherent in and affecting the business of the Company and this Offering before making an investment decision.

       As described under "Forward-Looking and Cautionary Statements," certain statements made herein that are not historical are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks and uncertainties. Many factors could cause the actual results, performance or achievements of the Company to be materially different from those contemplated by any future statements, including, among others, those described below.

EXTREMELY LIMITED OPERATING HISTORY; ACCUMULATED DEFICIT AND ANTICIPATION OF CONTINUED LOSSES

       The Company is a development stage company which was founded in May 1993 and commenced offering internal systems development in February 1995. Accordingly, the Company has an extremely limited operating history upon which an evaluation of the Company and its business can be based. The Company's business must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development, particularly companies in new and rapidly evolving markets such as the Internet. Specifically, such risks include the failure of the Company to anticipate and adapt to a developing market, the rejection of the Company's services and products by Internet users, development of equal or superior services or products by competitors, or the failure of the market to adopt the Internet as a transaction medium.

There can be no assurance that the Company will be successful in addressing such risks. Since its inception, the Company has incurred costs to develop and enhance its technology, to create, introduce, and enhance its service and content offerings, to establish marketing and distribution relationships, to recruit and train an engineering and marketing group, and to build an administrative organization. The Company intends to continue these efforts in order to develop customer participation from the content provided in order to generate revenue. As of December 31, 1998, the Company had an accumulated deficit of approximately $11,396,000. There can be no assurance that the Company can generate revenue growth, or that any revenue growth that is achieved can be sustained. Revenue growth that the Company may achieve may not be indicative of future operating results. With revenue growth, the Company may increase further its operating expenses in order to increase its sales and marketing efforts, fund greater levels of product development, increase its sales and marketing staff, and increase its general and administrative costs to support the enlarged organization. To the extent that increases in such operating expenses precede or are not subsequently followed by increased revenues, the Company's business, results of operations and financial condition will be materially adversely affected. Given the level of planned expenditures, the Company anticipates that it will continue to incur losses for the foreseeable future and there can be no assurance that the Company will ever achieve or sustain profitability. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION."

POTENTIAL FLUCTUATIONS IN QUARTERLY RESULTS

       As a result of the Company's extremely limited operating history and the rapid technological change experienced in the Internet industry generally, the Company has no meaningful historical financial data upon which to base future operating expenses. Accordingly, the Company's expense levels are based in part on its expectations as to future revenues, of which there can be no assurance. There can be no assurance that the Company will be able to accurately predict the levels of future revenues, if any, and the failure to do so would have a materially adverse effect on the Company's business, results of operations and financial condition.

       The Company generates the majority of its revenue from sponsors of crosswalk.com and expects to experience significant fluctuations in future quarterly operating results that may be caused by the Company's inability to retain sponsors and attract new sponsors and other factors as well. Causes of such significant fluctuations may include, among other factors, demand for the Company's services, the number, timing and significance of new service announcements by the Company and its competitors, the ability of the Company to develop, market and introduce new and enhanced versions of its services on a timely basis, the level of product and price competition, changes in operating expenses, changes in service mix, changes in the Company's sales incentive strategy, and general economic factors.

       The Company's operating expense levels are based, in significant part, on the Company's expectations of future revenue on a quarterly basis. If actual revenue levels on a quarterly basis are below management's expectations, both gross margins and results of operations are likely to be adversely affected because a relatively small amount of the Company's costs and expenses varies with its revenue in the short term. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION."

BROAD DISCRETION IN APPLICATION OF PROCEEDS

       Management of the Company has broad discretion to adjust the application and allocation of the net proceeds, in order to address changed circumstances and opportunities. As a result of the foregoing, the success of the Company will continue to be substantially dependent upon the discretion and judgment of the management of the Company with respect to the application and allocation of the net proceeds of the Company to date, and of the Offering contemplated hereby. Pending use of such proceeds, the net proceeds of this Offering will be invested by the Company in temporary, short-term interest-bearing obligations. See "USE OF PROCEEDS."

EXERCISE OF WARRANTS MAY HAVE DILUTIVE EFFECT ON MARKET

       The Warrants will provide, during their term, an opportunity for the holder to profit, upon exercise, from a rise in any market price of the Common Stock, with resulting dilution in the ownership interest in the Company held by the then present stockholders. Holders of Warrants most likely would exercise those Warrants and purchase the underlying Common Stock at a time when the Company may be able to obtain capital by a new offering of securities on terms more favorable than those provided by the Securities, in which event the terms on which the Company may be able to obtain additional capital would be adversely affected.

DEVELOPING MARKET; VALIDATION OF THE INTERNET AS AN EFFECTIVE COMMERCE MEDIUM

       The market for the Company's services and products has recently begun to develop, is rapidly evolving and is characterized by an increasing number of market entrants who have introduced or developed services and products for use on the Internet. As a result, the Company's mix of services and products may undergo substantial changes as the Company reacts to competitive and other developments in the overall Internet market. The Company's market is highly dependent upon the increased use of the Internet for information, interaction, distribution and commerce. In particular, the Company believes that the Internet is still an unproven medium for paid services such as the Company's. Accordingly, the Company's future operating results will depend substantially upon the increased use of the Internet by individuals and companies for information, interaction, distribution and commerce, and the emergence of the Internet as an effective commerce medium. Moreover, critical issues concerning the commercial use of the Internet (including security, reliability, cost, ease of use, access, quality of service and acceptance of advertising), remain a barrier to entry for many individuals and businesses and therefore may impact the rate of growth of Internet use. If widespread commercial use of the Internet does not develop, or if the Internet does not develop as an effective commerce medium, the Company's business, results of operations and financial condition will be materially adversely affected.

TECHNOLOGICAL CHANGE; DEPENDENCE ON RECENTLY INTRODUCED AND NEW PRODUCTS AND RISK OF PRODUCT DELAYS

       The market in which the Company competes is characterized by rapidly changing technology, evolving industry standards, frequent new service and product announcements, introductions and enhancements and changing customer demands. These market characteristics are exacerbated by the emerging nature of the Internet and the apparent need of companies from a multitude of industries to offer Internet-based products and services. Accordingly, the Company's future success will depend in significant part on its ability to adapt to rapidly changing technologies, the ability to adapt its services and products to evolving industry standards, and to continually improve the performance, features and reliability of its services and products in response to both evolving demands of the marketplace and competitive service and product offerings. The failure of the Company to adapt to such changes and evolution would have a materially adverse effect on the Company's business, results of operations and financial condition.

       Since advertising and retail sales are based entirely upon the use of the Company's marketed services and products by Internet consumers, broad acceptance of the Company's services and products offerings by Internet consumers is critical to the Company's future success. Failure of the Company to successfully design, develop, test and introduce new services and products to achieve market acceptance could prevent the Company from developing its desired family of services and products. Furthermore, there can be no assurance that the Company will not experience difficulties that could delay or prevent the successful development, introduction or marketing of these services and products, or that its new or recently introduced services and products and enhancements thereon will adequately meet the requirements of the marketplace and achieve any degree of significant market acceptance. If the Company is unable, for technological or other reasons, to develop and introduce new services, products or enhancements of services and products in a timely manner in accordance with its business model or in response to changing market conditions or customer requirements, or if the services provided do not achieve a significant degree of market acceptance, the Company's business, results of operations and financial condition would be materially adversely affected.

UNCERTAINTY OF PRICING OF ADVERTISING

       The intense competition faced by the Company in the sale of Internet advertising from online service providers and search engine companies, including competition from other firms focused on Christian content, has resulted and will continue to result in a wide range of rates quoted by different vendors for a variety of advertising services. This, combined with a limitation on the type and content of advertising acceptable to the Company for use on crosswalk.com, makes it very difficult to project future levels of the Company's Internet advertising costs.

LIMITED SALES FORCE; EVOLVING DISTRIBUTION CHANNELS

       The Company has a limited number of sales and marketing employees and has immature distribution channels for its services and products. In order to generate advertising and retail sales, the Company must achieve broad promotion of its services and products to Internet users, thereby, developing a recognition of its services, products and technology. There can be no assurance that the Company will be able to establish additional content relationships, retain existing relationships or broadly promote its services and products and generate demand for its services and products, and the inability to do so would have a material adverse effect on the Company's business, results of operations and financial condition. See "BUSINESS."

DEPENDENCE ON THE INTERNET

       Because global commerce and online exchange of information on the Internet and other similar open wide area networks are new and evolving, it is difficult to predict with any assurance whether the Internet will prove to be a viable commercial marketplace. The Internet has experienced, and is expected to continue to experience growth in the number of users and amount of traffic. There can be no assurance that the Internet infrastructure will continue to be able to support the demands placed on it by this continued growth. In addition, the Internet could lose its viability due to delays in the development or adoption of new standards and protocols to handle increased levels of Internet activity, or due to increased governmental regulation. There can be no assurance that the infrastructure or complementary services necessary to make the Internet a viable commercial marketplace will be developed, or, if developed, that the Internet will become a viable commercial marketplace for services and products such as those offered by the Company. If the necessary infrastructure or complementary services or facilities are not developed, or if the Internet does not become a viable marketplace, the Company's business, results of operations and financial condition will be materially adversely affected. See "BUSINESS."

RISK OF CAPACITY CONSTRAINTS

       A key element of the Company's strategy is to generate a high volume of traffic to its Website, www.crosswalk.com. Accordingly, the performance of the Company's services and products is critical to the Company's reputation, its ability to attract customers to crosswalk.com and market acceptance of these services and products. Any system failure that causes interruptions in the availability or increases response time of the Company's services would reduce traffic to the Company's Website and, if sustained or repeated, would reduce the attractiveness of the Company's services to advertisers and other future potential customers or Internet users. An increase in the volume of traffic conducted through the Company's services and products could strain the capacity of the software or hardware deployed by the Company, which could lead to slower response time or system failures. In addition, as the number of websites and Internet users increases, there can be no assurance that the Company's services and products will be able to compete with firms who may have greater financial resources than the Company. The Company is also dependent upon web browsers and Internet and online service providers for access to its services and consumers may experience difficulties due to system failures unrelated to the Company's systems, services and products. To the extent that the capacity restraints described above are not effectively addressed by the Company, such constraints would have a material adverse effect on the Company's business, results of operations and financial condition.

DEPENDENCE ON COMPUTER INFRASTRUCTURE

       Certain of the Company's communications hardware and certain of its computer hardware operations are located at the Company's headquarters located in Chantilly, Virginia. There can be no assurance that a system failure at these locations would not adversely affect the performance of the Company's services. These locations are vulnerable to damage from fire, floods, earthquakes, power loss, telecommunications failures, break-ins and similar events. Although the Company carries property insurance, its coverage may not be adequate to compensate the Company for all losses that may occur. Despite the implementation of network security measures by the Company, its servers are also vulnerable to computer viruses, physical or electronic break-ins and similar disruptive problems. Computer viruses, break-ins or other problems caused by third parties could lead to interruptions, delays or cessations in service to users of the Company's services and products. The occurrence of any of these risks could have a material adverse effect on the Company's business, results of operations and financial condition. See "BUSINESS-Facilities."

GOVERNMENT REGULATION AND REGULATORY UNCERTAINTIES

       The Company is not currently subject to direct regulation by any government agency, other than regulations applicable to businesses generally, and there are currently few laws or regulations directly applicable to access to or commerce on the Internet. However, due to the increasing popularity and use of the Internet, it is possible that a number of laws and regulations may be adopted with respect to the Internet, covering issues such as user privacy, pricing, characteristics and quality of products and services. The Telecommunications Reform Act of 1996 imposes criminal penalties on anyone who distributes obscene, indecent or patently offensive communications on the Internet (although certain provisions of that law have been stayed, in part, by a United States District Court.) The adoption of any additional laws or regulations may decrease the growth of the Internet, which could in turn decrease the demand for the Company's services and products and increase the Company's cost of doing business or otherwise have an adverse effect on the Company's business, results of operations and financial condition. Moreover, the applicability to the Internet of existing laws in various jurisdictions governing issues such as property ownership, libel and personal privacy is uncertain. Any such new legislation or regulation could have a material adverse effect on the Company's business, results of operations and financial condition.

PROPRIETARY TECHNOLOGY; LICENSES AND INTELLECTUAL PROPERTY

       The Company regards its technology as proprietary and attempts to protect it with copyrights, trademarks, trade secret laws, restrictions on disclosure and transferring title and other methods. The Company also generally enters into confidentiality or license agreements with its consultants and business partners, and generally controls access to and distribution of its documentation and other proprietary information. Despite these precautions, it may be possible for a third party to copy or otherwise obtain and use the Company's products or technology without authorization, or to develop similar technology independently. Policing unauthorized use of the Company's technology is difficult. There can be no assurance that the steps taken by the Company will prevent misappropriation or infringement of its technology. In addition, litigation may be necessary in the future to enforce the Company's intellectual property rights, to protect the Company's trade secrets or to determine the validity and scope of the proprietary rights of others. Such litigation could result in substantial costs and diversion of resources and could have a material adverse effect on the Company's business, results of operations and financial condition.

       The Company currently owns and licenses from third parties several technologies, as it continues to introduce new services and products and to incorporate new technologies. There can be no assurance that these third party technology licenses will be available to the Company on commercially reasonable terms, if at all. The inability of the Company to obtain any of these technology licenses could result in delays or reductions in the introduction of new services or product shipments or could materially and adversely affect the performance of its services until equivalent technology could be identified, licensed and integrated. Any such delays or reductions in the introduction of services or product shipments or adverse impact on service quality could materially adversely affect the Company's business, results of operations and financial condition.

FUTURE CAPITAL NEEDS, UNCERTAINTY OF ADDITIONAL FINANCING

       It is anticipated that the Company has available funds sufficient to meet its anticipated needs for working capital, capital expenditures and business expansion for approximately twelve months. Thereafter, the Company may need to raise additional funds. Utilization of the working capital will be based on budgets approved by the Board of Directors. The Company may need to raise additional funds sooner in order to fund more rapid expansion, to develop new or enhanced services or products, to respond to competitive pressures or to acquire complementary products, businesses or technologies. If additional funds are raised through the issuance of equity or convertible debt securities, the percentage ownership of the shareholders of the Company will be reduced and such securities may have rights, preferences or privileges senior to those of the existing shareholders of the Company. There can be no assurance that additional financing will be available on terms favorable to the Company, or at all. If adequate funds are not available or are not available on acceptable terms, the Company may not be able to fund growth, take advantage of acquisition opportunities, develop or enhance services or products or respond to competitive pressures. Such inability could have a material adverse effect on the Company's business, results of operations and financial condition. See "USE OF PROCEEDS" and "MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION."

RISKS ASSOCIATED WITH POTENTIAL ACQUISITIONS AND INVESTMENTS

       The Company's current strategy is to broaden the number, scope and content of its Internet sites through the acquisition of existing sites and businesses specializing in Internet-related technologies and content, as well as through internally developed Internet sites and services. Any such investments would involve many of the same risks posed by acquisitions, particularly risks related to the diversion of resources, the inability to generate revenues, the impairment of relationships with third parties and potential additional expenses. There can be no assurance that the Company would be successful in overcoming these risks or any other problems encountered in connection with such acquisitions or new investments. See "BUSINESS."

DEPENDENCE ON STRATEGIC RELATIONSHIPS

       The Company has entered into certain material agreements with numerous businesses which provide the Company services and products. The following table provides information pertinent to these relationships:

       Name              Service Provided                   Term                     Consideration
------------------------------------------------------------------------------------------------------------------
GTE Interworking        Hosting                       Two year contract    Company pays monthly fixed rate
                                                      to January 2000

netradio                Software, hardware and        Exclusive for        Company paid one time license fee,
                        bandwidth infrastructure      Christian format     shares advertising revenue in 20% to
                        for Internet radio, audio,    through June 1999    50% range based on size of advertising
                        archiving and simulcast                            in comparison to netradio cost for
                                                                           providing spot, other services paid for
                                                                           on a quotation basis

ichat                   Chat Technology               Annual Renewal       Company pays annual license fee

Cybercash               Internet secure               Month to month       Company pays fee per transaction
                        transaction capability

Net Gravity             Internet Statistical          Perpetual license    Company paid one time license fee
                        Reporting Software

Vignette                Internet Publishing           Annual Renewal       Company paid one time license fee
                        Software                                           and annual renewal license fee

N2H2                    Filtering Software            Month to month       Company paid one time license fee
                                                                           and pays monthly usage fees

Oracle                  Database Management           Annual Renewal       Company pays one time license fee
                        Software                                           and annual maintenance fee

RealNetworks            Streaming Media               Annual Renewal       Company pays fees for services
                        Services                                           rendered

If the Company's arrangements and activities with such companies were lessened, curtailed, or otherwise modified, the Company may not be able to replace or supplement such services alone or with other companies. If these companies were to cease to jointly provide their services, the Company's business, results of operations, and financial condition could be materially and adversely affected. See "Business."

INABILITY TO MANAGE GROWTH

       The rapid execution necessary for the Company to establish itself as a leader in the developmental market for Internet-based sales of Christian related products and advertising requires an effective planning and management process. The Company's development has placed, and is expected to continue to place, a significant strain on the Company's managerial, technical, sales and marketing and administrative personnel as well as the Company's financial resources. To manage its growth, the Company must implement operational and financial systems and train and manage its employee base. There can be no assurances that the Company will be able to successfully implement such systems on a timely basis, if at all. Further, the Company will be required to manage multiple relationships with consumers, strategic partners and other third parties. There can be no assurance that the Company's systems, procedures or controls will be adequate to support the Company's future operations. The Company's future operating results will also depend on its ability to expand its sales and marketing organizations, implement and manage new services to penetrate broader markets and further develop and expand its organization. If the Company is unable to manage growth effectively, the Company's business, results of operations and financial condition will be materially adversely affected. There can be no assurance that the Company will be able to effectively manage such change.

COMPETITION

       There are several other companies, including nonprofit organizations, some of which have longer operating histories, greater name recognition and significantly greater financial and other resources than the Company, attempting or which may attempt to aggregate Christian content on the Internet. There can be no assurances that the Company will ever be positioned to compete successfully with its current or future competitors nor can there be any assurance that competitive pressures faced by the Company will not result in increased marketing costs, decreased Internet traffic or loss of market share or otherwise will not materially adversely affect the Company's business, results of operations and financial condition. See "BUSINESS-Competition."

CLASSIFICATION AS A "RELIGIOUS CORPORATION"

       Article XIII of the Company's Bylaws provides that the Company is a "religious corporation." To this end, the Company's policy is generally, to include among its officers and directors unconditionally, and employees, where a bona-fide occupational qualification exists, only persons who, upon request, subscribe to the Company's Christian statement of faith. The Company deems this as necessary in order to best identify with and service its selected Christian market niche and to generate its Internet product which is heavily content laden. Based on advice of counsel, the Company believes that its use of religious criteria in employment practices does not violate federal law relating to equal employment opportunities ("Federal Employment Law") because the Company qualifies as an exempt religious corporation for purposes of the Federal Employment Law. The Federal Employment Law has been subject to limited judicial and regulatory interpretation on the question of what type of religious corporation would be exempt from the reach of the Federal Employment Law. The Federal Employment Law is enforced, in part, by a federal regulatory agency that is vested with broad discretion in interpreting its meaning. The Company's policies and procedures with respect to hiring have not been examined by federal or state authorities. For these reasons, there can be no assurances that a review of the Company's hiring practices or the operation of the Company's business will not result in determinations that materially adversely affect the Company's business, results of operations and financial condition or the Company's ability to attain its objectives. SEE "BUSINESS.-Christian Statement of Faith; the Company's Policy."

SHARES ELIGIBLE FOR FUTURE SALE

       Of the 9,033,212 shares of Common Stock issued and outstanding before giving effect to this Offering (which amount, for this purpose, includes 2,328,833 shares issuable upon the exercise of the Outstanding Stock Options), 3,910,963 shares are "restricted securities," as that term is defined under Rule 144 ("Rule 144"), promulgated under the Securities Act, and may only be sold pursuant to a registration statement under the Securities Act or in compliance with Rule 144. Furthermore, holders of 470,292 shares of the restricted securities have agreed not to sell, transfer or otherwise dispose of any shares of Common Stock until June 30, 1999 (130,292 shares) and September 24, 1999 (340,000 shares), or any longer period required by the laws of any state. The Company is unable to predict the effect that any subsequent sales of the Company's securities by its existing shareholders, under Rule 144 or otherwise, may have on the then-prevailing market price of the Common Stock, although such sales could have depressive effect on such market price. Nevertheless, the possibility that substantial amounts of Common Stock may be sold in the public market may adversely affect prevailing market prices of the Common stock and could impair the Company's ability to raise capital through the sale of its equity securities. See "DESCRIPTION OF SECURITIES-Shares Eligible for Future Sale."

LIMITATION ON MONETARY LIABILITY OF OFFICERS AND DIRECTORS TO STOCKHOLDERS

       Section 145 of the General Corporation Law of the State of Delaware contains provisions entitling directors and officers of the Company to indemnification from judgments, fines, amounts paid in settlement and reasonable expenses, including attorney's fees, as a result of an action or proceeding in which they may be involved by reason of being or having been a director or officer of the Company provided said officers or directors acted in good faith. Articles 10 and 11 of the Company's Certificate of Incorporation contain provisions indemnifying officers and directors of the Company to the fullest extent provided by Delaware law. As a result, the rights of the Company's shareholders to recover monetary damages from directors of the Company for breaches of directors' fiduciary duties may be significantly limited.

DIVIDEND POLICY

       The Company has not paid any dividends on its capital stock to date and does not currently intend to pay dividends in the foreseeable future. The payment of dividends, if any, will be contingent upon the Company's revenues and earnings, if any, capital requirements and general financial condition subsequent to the Closing of this Offering. The payment of any dividends subsequent to the Closing of this Offering will be within the discretion of the Company's Board of Directors. It is the current intention of the Board of Directors to retain all earnings, if any, for use in the Company's business operations and, accordingly, the Board does not anticipate paying any cash dividends in the foreseeable future. See "DESCRIPTION OF SECURITIES-Dividends."

NASDAQ ELIGIBILITY AND MAINTENANCE; POSSIBLE DELISTING OF SECURITIES FROM NASDAQ

       Under the current rules relating to the continued listing of securities on Nasdaq SmallCap, a company must maintain (a) at least $2,000,000 in net tangible assets, or $500,000 in net income in two of the last three years, or a market capitalization of at least $35,000,000, (b) public float of at least 500,000 shares, (c) market value of public float of at least $1,000,000, and (d) a minimum bid price of $1.00 per share.

       If at any time the Common Stock (the "Listed Security") is not listed on Nasdaq SmallCap, and no other exclusion from the definition of a "penny stock" under the Exchange Act were available, transactions in the Listed Security would become subject to the penny stock regulations which impose additional sales practice requirements on broker-dealers who sell such securities.

       If the Company should experience losses from operations, it may be unable to maintain the standards for continued listing and the Listed Security could be subject to delisting from Nasdaq SmallCap. Trading, if any, in the Listed Security would thereafter be conducted in the over-the-counter market on an electronic bulletin board established for securities that do not meet the Nasdaq SmallCap listing requirements or in what are commonly referred to as the "pink sheets." As a result, an investor may find it more difficult to dispose of, or to obtain accurate quotations as to the price of, the Listed Security.

RISK OF LOW-PRICED STOCKS

       If the Listed Security was delisted from Nasdaq, and no other exclusion from the definition of a "penny stock" under applicable Commission regulations were available, the Listed Security may become subject to the penny stock rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally defined as investors with net worth in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase and must have received the purchaser's written consent to the transaction prior to sale. Consequently, delisting from Nasdaq, if it were to occur, could materially adversely affect the ability of broker-dealers to sell the securities and the ability of purchasers in this Offering to sell their securities in the secondary market. See "DESCRIPTION OF SECURITIES."

                                 USE OF PROCEEDS

       The Company intends to use the net proceeds of approximately $2,715,000 (the "Net Proceeds") from the exercise of the Warrants to fund the sales and marketing of crosswalk.com; for development of new crosswalk.com products and services; and for other working capital and general corporate purposes. The Company may also use a portion of the Net Proceeds for the acquisition of businesses, products and technologies that are complementary to those of the Company. As of the date of this Prospectus, the Company has no definitive agreements with respect to any such acquisitions for which these funds would be utilized, and no portion of the Net Proceeds has been allocated for any specific acquisition.

       The Company currently anticipates that the Net Proceeds, together with available funds will be sufficient to meet its anticipated needs for working capital, capital expenditures and business expansion for at least eighteen months. Thereafter, the Company may need to raise additional funds. The Company may need to raise additional funds sooner in order to fund more rapid expansion, to develop new or enhanced services or products, to respond to competitive pressures or to acquire complementary products, businesses or technologies. If additional funds are raised through the issuance of equity or debt securities, the percentage ownership of the shareholders of the Company will be reduced, shareholders may experience additional dilution and such securities may have rights, preferences or privileges senior to those of the shareholders of the Company. There can be no assurance that additional financing will be available on terms favorable to the Company, or at all. If adequate funds are not available or are not available on acceptable terms, the Company may not be able to fund its expansion, take advantage of acquisition opportunities, develop or enhance services or products or respond to competitive pressures. Such inability could have a material adverse effect on the Company's business, results of operations and financial condition. See "RISK FACTORS" and "MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION."

       The Company reserves the right to allocate the Net Proceeds as management may perceive its needs from time to time in response to these and related contingencies. Pending such uses, the Net Proceeds will be invested in short-term, interest bearing investment grade securities and money market instruments; provided, however, that the Company will attempt not to invest the Net Proceeds in a manner which may result in the Company being deemed to be an investment company under the Investment Company Act of 1940.

                                 CAPITALIZATION

       The following table sets forth the capitalization of the Company at December 31, 1998 and as adjusted to give effect of the exercise of the Warrants. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION", and "FINANCIAL STATEMENTS"

                                                                     Historical at
                                                                   December 31, 1998          As Adjusted
                                                                   -----------------          -----------
Stockholders Equity
(Net Capital Deficiency):

Common Stock, $.01 par value, 20,000,000 shares authorized,
4,034,956 shares issued and outstanding, 4,356,456 shares
issued and outstanding as adjusted (1).......................             40,349                   43,564

Additional paid-in capital (1)...............................         14,868,630               17,580,902

Common Stock Warrants (2)....................................            666,722                  666,722
     Accumulated Deficit.....................................        (11,396,207)             (11,396,207)
                                                                    ------------             ------------
Total shareholders' equity                                          $  4,179,494             $  6,894,981
                                                                    ============             ============

-----------------

(1) Excludes the effect of (i) the exercise of 2,528,451 Purchase Warrants through the February 12, 1999 date of redemption, which resulted in net proceeds of $14,538,593, (ii) the purchase of 28,500 Common Stock Underwriter Warrants for the period 1/1/99 through 4/19/99, which resulted in net proceeds of $235,125, (iii) the purchase of 46,000 Warrant Underwriter Warrants for the period 1/1/99 through 4/19/99, which resulted in net proceeds of $393,731, and
(iv) 2,328,833 shares of Common Stock issuable upon exercise of Outstanding Stock Options, of which options to purchase 1,343,357 shares are currently exercisable. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION," and "DESCRIPTION OF SECURITIES."

(2) $127,659 of the balance in Common Stock Warrants relates to an aggregate of 172,639 warrants outstanding to purchase Common Stock of the Company at $4.00, issued to Bruce Edgington and Robert C. Varney, directors of the Company. These warrants were issued in lieu of interest per the terms of $623,000 in notes payable which were repaid from the proceeds of the IPO.

                                    DILUTION

       The difference between the price per share of Common Stock issued pursuant to exercise of the Warrants and the pro forma net tangible book value per share of Common Stock of the Company after this Offering constitutes the dilution to investors in this Offering. Net tangible book value per share is determined by dividing the net tangible book value of the Company (total tangible assets less total liabilities) by the number of outstanding shares of Common Stock.

       At December 31, 1998, the net tangible book value of the Company was $4,179,494 or approximately $1.04 per share of Common Stock of the Company (based upon 4,034,956 shares then outstanding). After giving effect to the exercise of the Warrants and the issuance of the Offered Shares pursuant thereto, the pro forma net tangible book value of the Company at December 31, 1998 would have been $ 6,894,981 or approximately $1.58 per share, representing an immediate increase in net tangible book value of $2,715,487 or $.54 per share to existing shareholders and an immediate dilution of $6.86 per share to new investors (which represents 81.2% of the weighted average of the Offered Shares). As of the date hereof, there are currently no plans, proposals, arrangements, understandings or obligations with respect to the sale of additional securities to any persons as of the prospectus date, other than the Company's issuance of shares of Common Stock upon the exercise of the Outstanding Stock Options. See "PROSPECTUS SUMMARY--The Offering," "PRINCIPAL SHAREHOLDERS," "MANAGEMENT - 1997 and 1998 Stock Option Plans," and "FINANCIAL STATEMENTS."

       The following table illustrates the foregoing information with respect to dilution to new investors on a per Share basis after this Offering:

       Weighted average offering price of Offered Shares................             $8.44
       Net tangible book value per
       share of Common Stock, before this Offering......................   $1.04
       Increase per share of Common Stock attributable to
       payment by new investors.........................................     .54
                                                                           -----
       Pro forma adjusted net tangible book value
       per share of Common Stock after this Offering....................              1.58
                                                                                      ----
       Net tangible book value dilution to new investors
       per Share of Common Stock........................................             $6.86
                                                                                     -----

The following table sets forth as of the date of this Prospectus, with respect to existing shareholders and new investors, on a pro forma basis, a comparison of the number of shares of Common Stock acquired from the Company, their percentage ownership of such shares, the total consideration paid, and the percentage of total consideration paid No assurance can be given as to the timing of the exercise of the Warrants or whether any or all of the Warrants will be exercised:

                                                 Securities Purchased(1)             Total Consideration
                                                 -----------------------             -------------------
                                               Amount          Percentage         Amount(3)        Percentage
                                               ------          ----------         ---------        ----------
  Existing Shareholders (2)                   6,704,379          100.0%          $30,285,129          91.7%

  Investors in this Offering                    321,500          100.0%           $2,715,487           8.3%
                                                                                  ----------           ----
                                                                                 $33,000,616         100.0%
                                                                                 ===========         ======

--------------

(1) The above table assumes no exercise of the Outstanding Stock Options. If the Outstanding Stock Options currently exercisable had been exercised at December 31, 1998, the net tangible book value would be increased to $8,141,138 and the percentage of outstanding Common Stock owned by investors in this offering would decrease to 7.4%. See "PROSPECTUS SUMMARY--The Offering," "PRINCIPAL SHAREHOLDERS," and "MANAGEMENT - 1997 and 1998 Stock Option Plans."

(2) Of the shares, 838,735 shares were purchased by officers, directors, promoters and affiliated persons of the Company for an aggregate consideration of $1,501,242.

(3)    Before deduction of estimated expenses of the Offering.

                          MARKET PRICES OF COMMON STOCK

       The Company's Common Stock has been quoted in the Nasdaq Smallcap Market under the symbols AMEN since September 24, 1997. The following table sets forth the high and low closing sales price for the Common Stock and as reported by the Nasdaq Smallcap Market for the periods indicated.

                                                                   Common Stock
                                                                   ------------
                Period                           High                      Low
                ------                          -------                   -----
September 24 - December 31, 1997                $ 5.500                 $ 2.0000
January 1 - March 31, 1998                      $ 3.500                 $ 1.8750
April 1, 1998 - June 30, 1998                   $ 6.500                 $ 3.2500
July 1, 1998 - September 30, 1998               $ 5.125                 $ 1.8750
October 1, 1998 - December 31, 1998             $40.000                 $ 2.0000
January 1, 1999 - March 31, 1999                $13.875                 $ 7.6875

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

       The following discussion should be read in conjunction with the Financial Statements and Notes thereto of the Company included elsewhere in this Prospectus.

BACKGROUND

DIDAX INC. ("the Company") is primarily known as the creator of crosswalk.com(TM) (WWW.CROSSWALK.COM), formerly known as the CCN: Christian Community Network. crosswalk.com(TM) ("crosswalk.com") is an interactive Web site, which provides information and resources that the Company believes generally appeals to the Christian community. The information and resources are developed and made available both by the Company and by Christian and secular retailers, publishers, charities and ministries. The Company generates revenues through the sale of sponsorships and advertising; the online retailing of Christian and family-friendly products manufactured or developed by others (music, books, apparel, gifts, etc.); commissions and referral fees from co-marketing relationships; memberships in affinity marketing programs (affording participants price discounts and other benefits of group purchasing power); and to a lesser extent, the continuing provision of technology services, including services related to Web site development and hosting to Christian organizations (the "Consulting Services").

The Company has transitioned from deriving the majority of its revenues from providing Consulting Services to Christian organizations as mentioned above, to revenue generation through: the sale of advertising and sponsorship opportunities on crosswalk.com; direct retail sales and royalties/fees from the sale of Christian interest products manufactured or developed by others (primarily CDs, tapes, and other articles generally appealing to the Christian marketplace); and membership and/or purchase-driven fees from online promotional partners (currently ranging from insurance, retailers, to affinity buying clubs). The Company's strategy going forward is one of making crosswalk.com a community portal with deep Channel content and a breadth of information for Christians, not just Christian information. It is the Company's belief that this strategy, coupled with crossmedia marketing and promotional activities, will accelerate traffic and thus revenue growth over time. The Company plans to continue enhancing crosswalk.com in order to become the preferred online resource for Christians in search of information, interaction and involvement opportunities that help them apply a Christian world view across the breadth of their life and interests.

68% of the Company's total 1998 revenue was generated from advertising and sponsorships and retail sales, as compared to 4% in 1997. The increases in the Company's revenue derived by the Company from advertising, sponsorships, affinity memberships, and retail sales exceeded the decline in revenue derived by the Company from providing Consulting Services by 517% in 1998. Overall, the Company also experienced a 156% increase in revenue in 1998 as compared to 1997. Additionally, the Company's progress in developing crosswalk.com is evidenced by the growth in membership and page views. Membership in crosswalk.com is free and simply requires filling out an online registration form with one's name, e-mail address, and limited demographic data. Page views are a measure of total pages viewed by visitors to crosswalk.com in a month. At December 31, 1998, the company had 147,405 members as compared to 40,888 members at December 31, 1997, an annual growth rate of 260%. Average monthly page views tallied in the fourth quarter of 1998 reached 2,200,000 from less than 217,600 for the comparable fourth quarter a year earlier. To the extent membership in crosswalk.com continues to increase and the Company continues to place advertisements and generate sponsorships on crosswalk.com for which it receives a fee, revenues from this activity on crosswalk.com should increase. The opportunity for the Company to begin generating significant advertising and retail revenues is predicated upon increasing membership and traffic in the form of page views on crosswalk.com.

During 1998, the Company acquired gofishnet.com, inc. ("gofishnet"), an Internet retailer of Christian music and videos, relaunched the Company's Web site, not only improved its services but redirected and refocused itself so as to be what the Company believes is "the" community portal for Christians on the Internet. The Company received the "1998 Christian Web Site of the Year" award by the Best of the Christian Web for the second year in a row. Since the acquisition of gofishnet in February 1998, the Company launched crosswalkMusic(TM), a music channel that includes the music store, widely known Christian talk shows, an online radio station, and the crosswalkEvents(TM) database. The Company used the acquisition of gofishnet to enter the Christian music niche and has expanded upon that by adding content, both print and on-demand audio, as well as services. In addition to crosswalkMusic(TM), the Company also launched beta versions of crosswalkMoney(TM) and crosswalkCareers(TM). crosswalkMoney(TM) provides members with information and opportunities to invest their money based on their values. Components of crosswalkMoney(TM) include: insurance opportunities provided by M.A.I.N. Financial Services, Inc.; screening of investment portfolios provided by the INVESTigator(TM), an online tool which allows a visitor to discover whether their investments are consistent with their values; live charts and quotes provided by Quote.com; and mutual fund and managed account investment opportunities provided by the Timothy Plan, Quantum American, Inc., and Quantum/Gabelli, LP. crosswalkCareers(TM) provides members with career counseling services, job postings, and resume posting opportunities. In addition, the Company improved the Men's & Women's Communities and began development of the HomeSchool(TM) Channel in December, 1998. The Company also expanded its services to include free web based e-mail (CCNMail(TM)) and free Internet filtering and its retail offerings to include the "Prince of Egypt" merchandise; the NetMarket affinity buying club; toys from online retailer, eToys; and seasonal products, such as books from Family Christian Stores and amazon.com. In the latter half of 1998, the Company rebranded its Web site as crosswalk.com, replacing CCN: Christian Community Network (www.christcom.net). crosswalk.com was chosen to streamline the Company's branding and thus increase name recognition among Christians on the Internet. In an effort to accelerate web content development and customer relationship management, the Company selected Vignette's StoryServer 4 publishing tool. In addition, the Company also hired Scott Fehrenbacher, General Manager of the crosswalkMoney(TM) Channel, and former founder and president of American Values Investing Inc., and Neal Joseph, Vice President and General Manager responsible for all aspects of entertainment on crosswalk.com(TM), including, but not limited to, the crosswalkMusic(TM) Channel. Prior to accepting this position, Mr. Joseph was the founder and president of Warner Bros. Records' Christian music division Warner Alliance.

The Company has an extremely limited operating history upon which an evaluation of the Company and its business can be based. The Company's business must be considered in light of the risks, expenses and problems frequently encountered by companies in their early stage of development, particularly companies in new and rapidly evolving markets, such as the Internet. The market for the Company's services and products has only very recently begun to develop, is rapidly evolving and is characterized by an increasing number of market entrants who have introduced or developed services and products for use on the Internet. As a result, the Company's mix of services and products may undergo substantial changes as the Company reacts to competitive and other developments in the overall Internet market. The Company has achieved only limited revenues to date, has incurred net losses since inception and expects to continue to operate at a loss until sufficient revenues are generated to cover expenses. As of December 31, 1998, the Company had an accumulated deficit of $11,396,207.

As a result of the Company's extremely limited operating history, the Company has no meaningful historical financial data upon which to base future operating expenses. Accordingly, the Company's expense levels are based in part on possible future revenues, of which there can be no assurance. A shortfall in revenues would have an immediate adverse impact on the Company's business, results of operations and financial condition. The Company has just recently begun to generate revenue from the commercial sale of advertising space on and sponsorships of crosswalk.com and very limited sales of products via crosswalk.com. The Company plans to significantly increase its sales and marketing efforts and fund greater levels of crosswalk.com operations. The Company expects to experience significant fluctuations in future quarterly operating results and believes that period-to-period comparisons of its results of operations are not necessarily meaningful and should not be relied upon as any indication of future performance.

RESULTS OF OPERATIONS

THE YEARS ENDED DECEMBER 31, 1998 AND 1997

NET LOSS

For the year ended December 31, 1998, the Company incurred a net loss of $3,459,055 as compared to a net loss of $4,271,249 for the same period in 1997. This reduced loss of $812,194 (19%) was due primarily to an increase in revenues and other income, the details of which follow, offset to an extent by an increase in product costs and expenditures. The reduced loss consisted of a $256,941 (135%) increase in gross margin and a $2,006,934 (112%) increase in Other Income for the year ended December 31, 1998 as compared to the year ended December 31, 1997, offset to an extent by a $1,451,681 (54%) increase in Operating Expenses. Other Income increased as a result of a $125,734 (139%) increase in interest income and a $1,875,594 (100%) decrease in interest expense as 1997 included interest expense of $1,700,000 associated with the repayment of a bridge loan in the fourth quarter of 1997.

REVENUES

The Company generated $660,926 or 156% more revenue in the year ended December 31, 1998 than in the same period in 1997. The $1,083,294 of revenue earned in 1998 consisted of $737,676 from Advertising and Sponsorships, $134,446 from Retail Sales, $201,830 from Consulting Services, and $9,342 from Internet Access, while the $422,368 of revenue earned in 1997 consisted of $16,876 from Advertising and Sponsorships, $66,410 from Retail Sales, $305,140 from Consulting Services, and $33,942 from Internet Access. The year on year change in revenue mix is a 4,271% ($720,800) increase in advertising/sponsorship revenue, a 102% ($68,036) increase in retail revenue, a 34% ($103,310) decrease in consulting revenue and a 72% ($24,600) decrease in Internet access revenue. Barter agreements which allowed for equal exchanges of goods and services such as advertising, marketing, and content services on the Company's and the customer's Internet websites, amounted to fifty-two percent of the revenue earned in 1998. Advertising/sponsorship revenues increased because of the Company's focus on the sponsorship business model during 1998. Retail revenues increased in 1998 due to increased marketing efforts and product offerings. The decrease in Consulting Service revenue is due to the Company's transition from being a web consulting services provider to being a community builder, as previously described. Internet access revenue decreased because of a one-time revenue adjustment recorded in the first quarter of 1997 and the discontinuation of marketing Internet access in the end of 1996. With continued growth in site traffic, service enhancements, and marketing resources dedicated to retail, sponsorship, and advertising revenue opportunities, the Company hopes to achieve continued progress in these revenue streams.

COST OF GOODS AND SERVICES

Cost of goods and services, consisting of costs related to selling advertising space on and sponsorships of crosswalk.com; retailing Christian interest products on crosswalk.com; and development, maintenance, and support of customer websites; was $636,348 and $232,363 for the years ended December 31, 1998 and 1997, respectively. The Company's gross margin for the year ended December 31, 1998 decreased slightly to 41% from 44% for the same period in 1997. This decrease is due primarily to the increase in barter transactions, which accounted for fifty-two percent of revenues in 1998.

PRODUCT DEVELOPMENT AND CROSSWALK.COM OPERATIONS

Product development, which consists of labor and material costs associated with the development of new products and services, decreased by $45,621 (10%) primarily due to a change in the staffing mix in 1998 as compared to 1997. Crosswalk.com operational expenses, consisting primarily of costs related to the Company's maintenance and enhancements for the Company's intractive Web site crosswalk.com, increased to $1,122,646 for the year ended December 31, 1998, as compared to $506,979 for the same period in 1997. The cost of Crosswalk.com operations increased by 121% ($615,667) due to the Company's shift from being a consulting services company to being a consumer focused community portal. A smaller portion of salary expense was charged to cost of sales in 1998 due to the decrease in consulting service revenues. In addition, there was an across the board wage increase in September 1997 and a larger staff in Crosswalk.com operations in 1998 as compared to 1997. There were also increases in consulting services, content, and travel expenses which directly resulted from the expansion of services provided via crosswalk.com.

SALES AND MARKETING

Sales and marketing expenses increased by 48% ($405,665) to $1,242,836 for the year ended December 31, 1998, from $837,171 for the year ended December 31, 1997. Sales and marketing expenses for the year ended December 31, 1997 included a one time non-cash expense item of $200,000 relating to the donation by the Company of its Common Stock to one of the Company's ministry partners. Without taking into account this one time non-cash expense item, sales and marketing expenses increased for the year ended December 31, 1998 by $605,665, or (95%) over 1997. This increase is a result of the Company's initiation of a cross-media marketing campaign to promote the re-branded crosswalk.com. This increased investment consisted of costs mostly related to advertising and promotion in 150 Christian radio markets, online links from search engines, and ads in Christian periodicals. In addition, the Company expanded its sales and marketing staff in the first half of 1998. Finally, there was an across the board wage increase in the end of 1997, subsequent to the Company's initial public offering ("IPO"). The Company believes that it will continue to incur substantial marketing expenses as it seeks to increase market awareness of crosswalk.com.

GENERAL AND ADMINISTRATIVE

The Company increased its general & administrative (G&A) costs by 54% or $475,970 for the year ended December 31, 1998 versus 1997 largely in response to the requirements of being a publicly held firm including extensive investor relations activity aimed at increasing trading volume and Company awareness. In order to address the Company's requirement to improve the operational processes necessary to support crosswalk.com growth, the Company invested approximately $76,000 in management consulting services. In addition, the Company utilized the consulting services of the members of the former board of gofishnet to facilitate the Company's transition into the Internet music niche. Salary expenses increased in 1998 due to executive appointments and severance costs and the discontinuance of salary abatements at the end of 1997. Lastly, the Company had increases in office operating costs due to increases in headcount, satellite locations, and bandwidth required to support traffic growth on crosswalk.com.

INTEREST INCOME AND INTEREST EXPENSE

Interest income increased 139% to $215,879 from $90,145 for the years ended December 31, 1998 and 1997, respectively. This $125,734 increase is due to the investment of the proceeds from the Company's IPO.

Interest expense was $1,947 and $1,877,541 for the years ended December 31, 1998 and 1997, respectively. The $1,875,594 (99.9%) decrease in interest expense is due primarily to the recognition of $1,700,000 of interest expense on the Company's junior subordinated notes in 1997. These notes were repaid with the proceeds from the Company's IPO during the fourth quarter of 1997.

LIQUIDITY AND CAPITAL RESOURCES

During the years ended December 31, 1998 and 1997, net cash used in operating activities was $3,177,582 and $2,344,834, respectively. Net cash used in investment activities was $3,073,455 and $42,108 in the years ended December 31, 1998 and 1997, respectively as the Company began purchasing the technology tools necessary to support the traffic growth on crosswalk.com. Net cash provided by financing activities was $2,041,707 and $7,779,597 for the years ended December 31, 1998 and 1997, respectively. In the year ended December 31, 1998, cash provided by financing activities consists of the receipt of $2,208,141 from the exercise of 44,000 Common Stock Underwriter Warrants and 313,075 Common Stock Purchase Warrants. Pursuant to the terms of the Purchase Warrant Agreement, the Company exercised its right to call the remaining 2,561,925 Common Stock Purchase Warrants. The terms of the Common Stock Purchase Warrants granted the Company such a right should the closing bid price as reported on Nasdaq of the shares of Company's Common Stock average in excess of $10.00 per share for 30 consecutive trading days. This condition was met on January 4, 1999, and the Company initiated mailing of the Notice of Redemption to warrant holders as of January 13, 1999. The redemption date was February 12, 1999. The aggregate result of the call for redemption was that 2,841,526 (or 98.8%) of the purchase warrants were exercised resulting in $16,338,774 being raised by the Company, leaving 33,474 purchase warrants left for redemption for which the Company remitted $8,369.

Cash used in financing activities in 1998 consisted of the repayment of $82,230 of long term debt and the incurrance of $31,370 of syndication costs related to the Companys' IPO and registering the shares underlying the Company's 1997 Stock Option Plan.

The Company currently anticipates that its $3,801,259 working capital balance at December 31, 1998, consisting primarily of the proceeds from the exercise of the Common Stock Purchase Warrants and the Common Stock Underwriter Warrants, as previously described, and the remaining proceeds from the Company's initial public offering after the debt liquidation and liquidation of accrued offering costs, will be sufficient to meet the Company's anticipated working capital, lease commitments, and capital expenditure requirements for the next twelve months. However, the Company anticipates that it may seek to raise additional funds in order to expand its marketing campaign and crosswalk.com Channel deployment, and to pursue potential leveraged joint marketing opportunities, or in the event that the Company's estimates of operating losses and capital requirements change or prove inaccurate or in order that the Company may respond to increased demand or to take advantage of other unanticipated opportunities. There can be no assurance that additional financing will be available to the Company or that such financing will be available on acceptable terms.

POTENTIAL FLUCTUATIONS IN QUARTERLY RESULTS

As a result of the Company's extremely limited operating history and the rapid technological change experienced in the Internet industry generally, the Company has no meaningful historical financial data upon which to base future operating expenses. Accordingly, the Company's expense levels are based in part on its expectations as to future revenues, of which there can be no assurance. There can be no assurance that the Company will be able to accurately predict the levels of future revenues, if any, and the failure to do so would have a materially adverse effect on the Company's business, results of operations and financial condition.

The Company expects to experience significant fluctuations in future quarterly operating results that may be caused by multiple factors. Causes of such significant fluctuations may include, among other factors, demand for the Company's services, the number, timing and significance of new service announcements by the Company and its competitors, acceptance of its marketing initiatives, the ability of the Company to develop, market and introduce new and enhanced versions of its services on a timely basis, the level of product and price competition, changes in operating expenses, changes in service mix, changes in the Company's sales incentive strategy, and general economic factors.

The Company's operating expense levels are based, in significant part, on the Company's expectations of future revenue on a quarterly basis. If actual revenue levels on a quarterly basis are below management's expectations, both gross margins and results of operations are likely to be adversely affected because a relatively small amount of the Company's costs and expenses varies with its revenue in the short term.

YEAR 2000 COMPLIANCE STATUS

Many existing computer programs use only two digits to identify a year in the date field. These programs, which were developed without considering the impact of the upcoming change in the century, could fail or create erroneous results by or at the year 2000. The Company has reviewed its internal programs, and has determined that there are no material year 2000 issues within the Company's current systems or services. The Company is in the process of soliciting replies from its material customers, vendors and financial service providers to determine any risk of year 2000 issues. As of the date herein, no material year 2000 issues have been identified, however, the Company cannot be certain that its customers, vendors or financial services providers will not have year 2000 issues until evaluation of replies to the Company's year 2000 initiative is complete. Should such issues arise with any of these parties, it could have a material adverse effect on the Company's business, operating results and financial condition.

                                    BUSINESS

OVERVIEW

       DIDAX INC. is primarily known as the creator and builder of crosswalk.com(TM) (http://www.crosswalk.com), (formerly CCN: the "Christian Community Network"), and hereinafter ("crosswalk.com"). Crosswalk.com, we believe, is the premier Christian community portal Web site which provides information, resources and retail sales opportunities that we believe generally appeals to the Christian community. We intend that our Web site provides "information for Christians, not just Christian information." Members and site visitors with Internet access may currently enter crosswalk.com free of charge to view channels on the Web site targeting music, personal finance, careers, and home schooling; lifestyle channels focusing on men, women, and spiritual life; and services ranging from free Web access filtering and a full-Web filtered search engine to online shopping, family-friendly movie reviews, games, chat, forums, local events, news, free e-mail and more. Content and site resources are developed and offered both by DIDAX and by ministries, secular retailers, and publishers.

       The Company obtained net proceeds of approximately $6.0 million in connection with the closing of its initial public offering of securities (the "IPO") in October of 1997, after the retirement of certain debt. On January 4, 1999, conditions were met for the Company to call for redemption the certain Purchase Warrants which were part of the IPO. The redemption date was February 12, 1999. The aggregate result of the call for redemption was that 2,841,526 (or 98.8%) of the purchase warrants were exercised resulting in $16.3 million in net proceeds to the Company. In addition, as of the date of this prospectus, 52,000 Common Stock Underwriter Warrants, 25,000 Warrant Underwriter Warrants have been purchased, resulting in approximately $643,000 in net proceeds to the Company.

       The Company believes it is positioned to generate increasing revenues from the sale of advertising space on and sponsorships of crosswalk.com, the retail sale via crosswalk.com of Christian interest and other products manufactured or developed by others (primarily books, CDs, and other articles generally appealing to the Christian marketplace); and commissions and referral fees from co-marketing relationships and affinity memberships. In addition, to an increasingly lesser extent, the Company continues to generate revenue through providing Web site development and other Internet technology services (the "Consulting Services") To enhance its retail capabilities the Company completed the acquisition of gofishnet.com, inc. ("gofishnet"), an Internet retailer of Christian music and videos in February 1998.

       The Company has an extremely limited operating history upon which an evaluation of the Company and its business can be based. In 1998, the Company remained a "Development Stage Company" for financial reporting purposes. For the fiscal years ended December 31, 1997 and 1998, the Company generated net losses of $4,271,249 and $3,459,055, respectively. See "FINANCIAL STATEMENTS." The Company has achieved only limited revenues to date, has incurred net losses since inception and expects to continue to operate at a loss for the foreseeable future. Its expense levels are based in part on its expectations as to future revenues, if any. Any shortfall in revenues, whether caused by the cancellation or deferral of, or the failure to obtain, sponsorships and advertising, retail or Web site development customers, or otherwise, would have an immediate material adverse impact on the Company's business, results of operations and financial condition.

       The Company targets the marketing of its sales, products and services and the content on crosswalk.com to persons of all ages, economic levels, genders, ethnic backgrounds and nationalities that identify themselves as Christian, principally Protestant (regardless of denomination, if any) and Catholic, with particular emphasis upon evangelical Christians. According to USA Today (source:
Barna Research Group) on December 5, 1997 "43% of all adults now consider themselves born-again Christians" where born-again is defined as "people who believe they'll go to heaven because they have confessed their sins and accepted Jesus Christ as their Savior." In January 1998 another Barna survey indicated that "83% of Americans asserted that their religious faith was very important in their life", and that 62% of Americans consider themselves as "committed Christians." According to a poll conducted by the Gallup Organization in March 1997, approximately 27% of Americans identify themselves as Catholic and approximately 58% identify themselves as Protestant, with 61% of the respondents indicating that religion is a very important part of their life. The Pew Center for Civic Journalism, in a survey published in April 1997, reported that approximately 35% of the United States population identify themselves as evangelical Christians. Based on these wide ranging reports DIDAX traditionally uses 40% as the percentage of Christians in its target audience.

       According to U.S. Internet Clock, as of November 1998 the number of individuals on the Internet has grown to over 74 million and the Internet adds one new U.S. user every 1.75 seconds. The Internet is now used by 36% of the North American population and of people aged 16-24, 50% are online. According to eMarketer, the Internet population will increase to nearly 142 million by 2002 and per International Data Corporation ("IDC") the percentage of those users transacting business online will grow from 35% to almost 50%.

       According to SOMA Communications, Inc., a Christian broadcast market research firm utilizing data supplied by Simmons, over 70% of Christians on the Internet have annual incomes in excess of $40,000 and over 30% of Christians on the Internet have annual incomes over $75,000. According to Christianity Today, Inc., a publisher of Christian periodicals, when compared to the general U.S. population, Christians are approximately 25% more likely to own a computer and approximately 15% more likely to own a modem. Additionally, according to the Simmons data, Christians on the Internet are 42% more likely than the general population to use an interactive computer service for shopping, and over 150% more likely to purchase books and music online. DIDAX concludes that Christians are present and active on the Net, can afford to purchase goods and services, have a propensity to buy on the Internet, and thus represent a good demographic segment for sponsors, advertisers and retailers.

INFORMATION AND COMMERCE ON THE INTERNET GENERALLY

       The Internet is a network of computers, which enables users to access and share information and conduct business transactions. Much of the recent growth in the use of the Internet by businesses and individuals has been driven by the emergence of the World Wide Web (the "Web"), which enables non-technical users to exploit the resources of the Internet. The emergence of the Internet as a significant communications medium is driving the development and adoption of Web site content and commerce applications that offer convenience and value to consumers, as well as unique marketing opportunities and reduced operating costs to businesses. By hosting information about products and services on a Web site, a company or organization can enable potential customers or constituents in any geographical area to gather relevant, in-depth information about products, services or organization activities and messages at their convenience and according to their preferences. A growing number of consumers have begun to transact business electronically, such as paying bills, booking airline tickets, trading securities and purchasing consumer goods, including personal computers, consumer electronics, compact disks, books and vehicles. Moreover, online transactions can be faster, less expensive and more convenient than transactions conducted through a human intermediary. In addition, Web site commerce applications enable businesses and organizations, including ministries, to rapidly target and economically manage a broad customer and constituent base and establish and maintain ongoing direct customer and constituent relationships. IDC estimates that the dollar value of goods and services purchased over the Internet will increase from approximately $4.3 billion in 1997 to $54 billion in 2002.

COMPANY MISSION AND BUSINESS

       Our mission is to be the preferred and comprehensive host for the online Christian community, featuring unique, integrated and often exclusive content and services which are inviting, family-friendly, and morally sound. In addition, we desire to serve as an advocate for the Christian community, helping them use the Web to apply biblical values to everyday life experiences.

       The Company generates revenues through the sale of sponsorships and advertising; the online retailing of Christian and family-friendly products manufactured or developed by others (music, books, apparel, gifts, etc.); commissions and referral fees from co-marketing relationships; memberships in affinity marketing programs (affording participants price discounts and other benefits of group purchasing power); and to a lesser extent, the continuing provision of Consulting Services to various Christian organizations.

       Companies and organizations alike engage crosswalk.com on many levels--from linking their sites, taking advantage of community-building interactive services, to sponsoring content-rich sections of crosswalk.com to working together with DIDAX to create new traffic producing content channels, all of which gain them access to the audience served by crosswalk.com. In this way, our business clients share the dual benefits of Internet technology and marketing to a consumer niche that they believe identifies with them.

       The Company's approach to business growth is to continue building the crosswalk.com Internet community, by offering content, products and services with distinction geared toward the needs of the Christian and family-friendly niche, with a goal to become one of the top sites on the Internet through growth in membership, pageviews, visitors and attractive demographics for sponsors, advertisers and retailers. The Company believes that generating revenues commensurate with critical mass in the Internet marketplace will ultimately drive profitability and recognition as the preferred online resource for Christians in search of information, interaction and involvement opportunities that help them apply a biblical world view across the breadth of their life and interests.

OPERATIONS

Employees

       The Company's most important asset is its people, and DIDAX is pleased to have a number of leaders in management positions. The Chief Executive Officer and President is William Parker, who replaced the retiring Dr. Robert C. Varney in April 1998. In 1998, the Company was also pleased to have retained Neal Joseph, former president of Warner Bros.' Christian music division as its Vice President and General Manager of crosswalk.com Entertainment. In addition, Scott Fehrenbacher joined DIDAX in August 1998, responsible for the operation of the Money Channel on crosswalk.com. Stephen Biggerstaff is responsible for marketing and customer advocacy. Larry Simpson is responsible for product management and crosswalk.com operations. Steve Sedlmeyer is responsible for engineering design and internal engineering infrastructure. The founders of the Company are Dane West, who serves as Vice President of Business Development and Sales, and William Bowers, the Company's Chief Technical Officer. Gary Struzik is Chief Financial Officer and Secretary. The Company had 40 full time employees and 7 part time employees as of the date of the prospectus. Of these full time employees, three are engaged in engineering, ten are engaged in marketing and sales, twenty-two are engaged in crosswalk operations and five in administration. The part time employees assist in web development and administration.

Crosswalk.com "1998 Christian Web Site of the Year"

       For the second consecutive year, crosswalk.com was awarded the 1998 Christian Web Site of the Year", an accolade given annually to recognize the Christian Web site which provides the most useful information and services and does so in an attractive and easy to use manner. This award is rendered by "Best of the Christian Web", a project of NetCross, Inc., which was founded in 1995 to help users find the best Christian Web sites on the Internet.

       Also in April 1998, two of its Web sites, crosswalk.com Events and Crosswalk.com Music (then gofishnet.com) were awarded the #1 and #2 Christian Music Web Site Awards, respectively, in an annual review by the Mining Company. The Mining Company's Christian Music Guide, awarding the #1 slot to crosswalk.comEvents, gave the site perfect scores for graphics, usefulness, ease-of-use, and frequently updated content being the most comprehensive and up-to-date events site for Christians on the Web. The #2 position, awarded to wholly owned DIDAX subsidiary, gofishnet.com, an extensive Christian Music retail site, stated the site is "the Christian music site that sets the standard for all others to live up to." In March of 1999, the Music channel at crosswalk.com, was named the #1 Christian music Website in The Mining Company's third annual awards. The Mining Company indicated that the Music Channel at crosswalk.com had "the most compelling and useful Christian music site on the Net."

Traffic on Crosswalk.com

       The Company's progress in developing crosswalk.com is evidenced, among other things, by the growth in membership and page views. Membership in crosswalk.com is free and requires filling out an online registration form with one's name, e-mail address, and limited demographic data. Membership benefits include a free Web-based e-mail account, access to crosswalk.com's chat and forums, permission to post local events in the award winning crosswalk.com events database directory, free filtered Web access, and monthly email updates on the latest additions to our site and the latest in Christian music news. Page views are a measure of total pages viewed by visitors to crosswalk.com in a given month.

       At March 31, 1999, crosswalk.com had 187,500 members as compared to 74,287 members at March 31, 1998, an annual growth rate of 252%. Average monthly page views tallied in the first quarter of 1999 reached over 4,150,000 from 601,300 a year earlier, representing approximately a sevenfold increase. In order to enhance traffic flow to crosswalk.com, the Company is extending its Webcast events features which in the first quarter of 1999, included the exclusive Webcast of the 30th Annual Dove Awards. The Company has also integrated crosswalk.com into AOL through the keyword "crosswalk" providing a direct link to crosswalk.com from the AOL network.

Emphasizing what works on the Internet

       DIDAX's product development strategy, centered around the theme of "information for Christians, not just Christian information," is to target the most in-demand consumer-driven information areas and applications on the Internet and then deliver them to the Christian marketplace with what we believe is meaningful distinction. For example, a recent analysis by ZDNet.com showed four of the top ten Web activities to be online shopping, money management, career management, and "learning something new." In 1998, crosswalk.com launched or began development on major new channels designed to tap into all of these traffic and revenue streams: The Music Channel at crosswalk.com, The Money Channel at crosswalk.com, The Career Channel at crosswalk.com, and The HomeSchool Channel at crosswalk.com.

       The Music Channel was launched in November to address three major growth factors: the double-digit growth rate of the Christian music industry throughout the `90s; the explosive rate of growth in online music sales; and the ongoing distribution problem in the Christian music industry. According to SOMA Communications, since 1992, Christian music has grown faster than any musical genre other than rap and is now larger than classical and jazz combined. The e-commerce business includes music, which Jupiter Communications, an Internet marketing research firm, predicts will expand from $70 million in 1997 online sales to $2.8 billion in online sales by 2002, a 100% annual growth rate. And, compared with most other musical genres, the ability to listen to Christian music on the radio or buy it at traditional offline retail outlets is severely limited. Most Christian radio, which is rarely found in more than one or two stations per market and not at all in many markets nationally, consists of ministry and talk radio programming. Musical programming that does exist is necessarily narrow in scope. At the same time, retail distribution of Christian music is still largely focused on Christian bookstores, with limited geographical distribution, shelf space and audio sampling capabilities. The Music Channel at crosswalk.com resolves these distribution issues by providing artist interviews, CD sampling, 24-hour radio streams in a variety of musical formats, concert schedules and ticketing information, and direct online purchasing at the crosswalk.com MusicStore (formerly gofishnet.com). Sales of music related products and sponsorships in 1998 - even including months of interruption due to site development and enhancement work - increased to approximately $200,000 in 1998 from approximately $51,000 in 1997.

       In November 1998, the Money Channel at crosswalk.com was launched around the theme of "making your money count." In addition to services provided by Quote.com, an unaffiliated Web site content provider that provides quotes, charts, research, planning calculators, and more, this channel is focused around the proprietary INVESTigator(TM) values-based investing research. This online mutual fund software allows visitors to evaluate the companies comprising a mutual fund portfolio to determine whether their investments are consistent with their personal values and provides them with alternative mutual funds with similar investment goals. Through the use of this values-based investing software, visitors can screen out companies that engage in practices inconsistent with their values, while identifying alternative investment portfolios with comparable historical performance. This product was quickly noticed by the investment community and led to the appearance of CEO and President William Parker on CNBC's "Mutual Fund Report" in November 1998. In the fourth quarter the Company also entered into a co-marketing arrangement with Quantum American, Inc. and Quantum/Gabelli, LP for the creation of a family of cobranded values-based financial products including mutual funds and a debit card. In addition, the site provides an insurance center with products provided by Zurich Kemper and others through a sponsorship agreement with M.A.I.N. Financial Services, Inc. With these product offerings, a number of financial tools and calculators, the ability to chat with leading experts in managing money prudently and biblically, and the advent in 1999 of online banking, online trading and online tax preparation, the Company believes that there is no other financial web site of its kind on the Web. Sponsorship revenue of approximately $350,000 was generated through agreements related to crosswalk.com Money Channel in 1998.

       The Career Channel at crosswalk.com was launched in June of 1998 through an alliance with CareerMosaic, the largest job site on the Internet. This channel provides online job seeking and recruiting services, both in conjunction with CareerMosaic and directly for Christian-community-related job postings, plus in-depth career assessment and planning services from Alston-Kline, Inc., a leading human resource and organizational development company which has been serving the Christian community for ten years. Resources in life planning from Dr. Ron Jenson, and CollegeWalk; a leading directory of Christian colleges, universities, seminaries and graduate schools on the Internet, are also offered on the Career Channel. Approximately $44,000 of revenue was generated from sponsorships related to crosswalk.com Career Channel in 1998.

       In December 1998, the Company began working on developing the HomeSchool Channel at crosswalk.com. Mike Farris, president of the Home School Legal Defense Association (HSLDA) and the National Center for Home Education and one of the recognized leaders in this educational trend, is leading the development and management of the channel, which launched during the first quarter of 1999. The home education marketplace is estimated to encompass two million children and roughly $400 million in home educational spending in 1999; the HomeSchool Channel will target this audience with a comprehensive array of free and fee-based resources as well as a premier selection of retail products and services, collectively designed to drive revenues, membership and visits. Crosswalk.com uniquely serves this marketplace with a combination of Web safety applications including CrossingGuard(TM), a free Web filtering solution available only to crosswalk.com members, and a full-Web filtered search engine that blocks adult/explicit links from search results.

Fee-Based Advertising, Sponsorships, Affinity Memberships and Other Retail Sales

       Access to crosswalk.com is provided by the Company free of charge to those persons who have Internet access. The Company attempts to collect demographic (e.g. age, sex, location) and psychographic (e.g. purchasing habits, brand loyalty, price sensitivity) characteristics of its consumers by building individual profiles over a period of time through guestbook registration, online surveys and instant polling techniques. User profiles allow the Company to provide valuable, targeted information about the consumer to sponsors and advertisers on crosswalk.com. Site wide advertising and sponsorship revenue on crosswalk.com amounted to approximately $253,000 in 1998.

       The Company has arrangements with numerous organizations such as Amazon.com, Auto-by-Tel, The Flower Club, Promisekeepers, Cendant, eToys, Family Christian Stores, Movieguide, Dreamworks, Christian Liberty Academy and more whereby the Company receives revenue for the sale of or referral fee for the sale of memberships or/and products marketed by these organizations. In 1998, revenue associated with this activity was approximately $26,000.

Web site Development and Technology Consulting Services

       The Company has been engaged in providing consulting services consisting of web development, hosting and Internet access for others since late 1995. Substantially all of the consulting services were donated to the Company's clients in 1995 and 1996. In 1997, 80% of the Company's revenues were generated from this activity. As the Company focuses more on the Christian consumer served through crosswalk.com, the Company anticipates that this will be reduced to not more than 5% in years to come. The Company has received more than 20 awards for its Web site development activities. In addition to Promisekeepers and Christianity Today, Inc., for which the Company developed websites in April 1996, the Company's Web site services and development clients include World Vision, Maranatha! Music, the Salvation Army, Ministry Business Services, Prison Fellowship, Family

Research Council, Evangelical Council for Financial Accountability (ECFA), Christian Liberty Academy and Billy Graham Institute of Evangelism. Because other firms in the Christian niche market (some of which have longer operating histories and may have greater financial and other resources) offer Web site development and computer consulting services at competitive prices, there can be no assurances that the Company will derive significant revenues from providing Consulting Services in the future. Sales of Consulting Services in 1998 amounted to approximately $210,000 or 19% of total revenues.

Crosswalk.com Services and Sense of Community

       The Company believes that Christians and values-sensitive families will fully embrace the potential of the Web when they can be assured of a safe environment that doesn't expose them or their children to the offensive, adult-oriented, explicit content now available online. To this end, crosswalk.com launched CrossingGuard(TM) - a server-level, continuously updated Web filtering system that blocks over five million Web pages - in the fourth quarter of 1998. CrossingGuard(TM) is free to crosswalk.com members, who otherwise must pay $25-$125 per year for filtering solutions that are software-based or add-ons to basic Web access fees. Along with the filtered access, crosswalk.com also offers its own filtered search engine, giving users access to more than 100 million Web pages, while stopping objectionable ones from even being listed in a search screen. Additional services include: free e-mail; chats and discussion forums; an entertainment area full of online games, daily features and columns; up to date religious news and headline news from Reuters; an award-winning directory of nationwide events of special interest to the Christian community; the "Omnilist" comprehensive directory of thousands of the best Christian and family-friendly Web sites; the exclusive online MovieGuide site, with current reviews and a subscription-based archive of family-friendly reviews; and ICRN Radio, a comprehensive library of online radio messages from a variety of leading Christian broadcasters.

       In addition to interactive services like chat and forums, crosswalk.com provides for the formation and growth of online community through several channels that touch on the day to day challenges that life brings. The Men's Channel and the Women's Channel provide the environments for men and women to be encouraged in their spiritual walk by sharing life's experiences with one another, tapping into expert commentaries and recommended resources, reviewing a daily devotional and even clicking on the daily humor column. On a deeper level, the Spiritual Life Channel provides content and resources conducive to prayer, personal worship, and Bible study plus feature articles on practical topics like "How to Find a Church". Although a Christian context is provided throughout crosswalk.com, these channels collectively round out the emphasis on practically applying one's faith and values to everyday life.

Investments in Technology

       In 1998, the Company invested in the selection of Vignette's StoryServer
4.0 as the technology platform for underlying the continuing growth of crosswalk.com. The StoryServer 4.0 Web site content management software has expanded the Company's premier content management capabilities to include a suite of Internet relationship management (IRM) applications. IRM tools enable a life cycle approach to customer relationship management by targeting life cycle personalization, open customer profiling, advanced content management and decision support.

       The Company also implemented the use of Net Gravity ad server software for database management of Web site traffic and ad placement statistics. The software also reports traffic and ad statistics and demographics, which the Company and its clients depend on for assessing performance.

       In 1998 the Company enhanced its utilization of the GTE Internetworking for expansion of hosting of crosswalk.com for increased bandwidth and reliance on professional 24/7 monitoring of operations and direct connections to the Internet backbone.

MARKETING

       In September 1998, the Company rebranded and relaunched its Christian community Web portal as crosswalk.com, replacing the previous name of CCN:
Christian Community Network. At the same time, the site Universal Resource Locator (URL) was changed to www.crosswalk.com from www.christcom.net. In conjunction with a steady shift away from Web site development and hosting and towards a fully consumer-driven business, DIDAX INC. has rebranded itself as crosswalk.com and will focus on this brand going forward.

       Crosswalk.com, as a brand, embodies two key aspects of the Company's vision for the site. First, it represents a strong Web safety positioning and the provision of safe passage in a dangerous area. Second, it speaks to our strategy of "information for Christians, not just Christian information", which is a unique position for Christian-based Web sites and one that provides resources for the full spectrum of a Christian's daily walk.

       With a focused name and URL in place, the Company initiated its first nationwide multimedia advertising campaign - primarily utilizing Christian radio and targeted periodicals - which it believes was largely responsible for the 73% traffic growth experienced in the fourth quarter of 1998. In 1999, the Company intends to expand these campaign efforts in order to drive volume gains in membership, traffic and associated revenues.

       Also in 1999, the Board of Directors of the Company will request that the stockholders of the Company approve a proposal to amend the Company's Articles of Incorporation to change the Company name to crosswalk.com, which the company believes will simplify marketing communications with consumers and potential business partners and provide both continuity and leverage to the overall branding strategy.

       The Company believes that solidifying its growing national recognition and position as the leading Web portal for the online Christian community is critical to its ongoing efforts to generate Web site traffic, membership and revenues. This effort is highlighted by aggressive media and public relations campaigns, which will accelerate in 1999, but begins with the development and application of unique, value-added, market-driven content and services within the crosswalk.com community. Many of these applications are internally developed or managed, while a few are available via partnerships - often exclusive - with other leading online content and service providers. All, however, stem from an ongoing analysis of consumer needs, Web trends, and online business opportunities. The dynamics of the Internet create an upward opportunity spiral that converts unique applications into traffic and membership, and then converts traffic and membership into a stream of new opportunities from external organizations seeking a receptive audience.

       The Company believes that crosswalk.com's ability to generate this audience and the continued stream of content and service applications is a current distinction of the site and one that must be continuously supported via aggressive consumer spending and relationship/affinity marketing efforts within the Christian and non-profit communities.

       The value of this distinction can be quantified in the attention crosswalk.com has enjoyed among high-impact national media. In 1998, crosswalk.com received favorable press - ranging from on-air and in-print interviews to news commentaries and press release pick-ups -- in media as widespread as CNBC, Money magazine, CBS Market Watch, The Washington Post, CCM Update, Christian Businessman Magazine, Christian Computing, Beverly LaHaye Today, and numerous radio interviews.

       With the stream of new channel and new service launches and the increased investment in traffic and membership generating initiatives, the Company anticipates growth in its position as a leading Web portal for the online Christian community. With this position - and the ability to act as responsible advocate for the largest Christian community on the Web - in place, the Company anticipates that it will generate additional revenue.

COMPETITION

       To the extent the Company engages in sales of sponsorship and advertising space on crosswalk.com, the Company competes with print and direct mail, radio and television advertising, as well as several hundreds of thousands of other websites.

       The Company's retail sales services compete against a variety of Internet and traditional buying services and stores, some of which offer the same products and services as the Company does on crosswalk.com. In the Internet-based market, the Company competes for attention with other entities, which maintain similar commercial websites. The Company also competes indirectly against affinity programs offered by several companies.

       The market for Internet-based commercial services is new and competition among commercial websites is expected to increase significantly in the future. The Internet is currently characterized by minimal barriers to entry, and current and new competitors can launch new retail websites at relatively low cost. Potential competitors could include, but are not limited to, information service providers and manufacturers, producers and distributors of products and services. In order to compete successfully as an Internet commerce entity, the Company must significantly increase awareness of the Company and its brand name, drive a critical mass of members and site visitors to a purchase decision, effectively market its services, and successfully differentiate its Web site. Certain of the Company's current and potential competitors have longer operating histories, greater name recognition and greater financial resources. Such competitors could undertake more aggressive and costly marketing campaigns than the Company, which may adversely affect the Company's marketing strategies and have a material adverse effect on the Company's business, results of operations or financial condition.

       In addition, as the Company introduces new services, it will compete directly with a greater number of companies. Such companies may already maintain or may introduce websites, which compete with those of the Company. There can be no assurance that the Company can continue to compete successfully against current or future competitors, nor can there be any assurance that competitive pressures faced by the Company will not result in increased marketing costs, decreased Internet traffic or loss of market share or otherwise will not materially adversely affect its business, results of operations and financial condition.

       The Company believes that the principal competitive factors affecting the market for Internet-based marketing services are the speed and quality of service execution; the size and effectiveness and quality of products and services of the participating manufacturers, producers and distributors; competitive pricing; successful marketing and establishment of national brand name recognition; positioning itself as a leading Internet-based marketing service; the volume and quality of traffic to and purchase requests from a Web site; and the ability to introduce new services in a timely and cost-effective manner. Although the Company believes that it currently competes favorably with respect to such factors, there can be no assurance that the Company will be able to compete successfully against current or future competitors with respect to any of these factors.

       The Company's known competitors include Christianity Online (COL), an aggregated Web site operated by Christianity Today, Inc. The Company has developed Christianity.Net, another Web site operated by Christianity Today, Inc. which is available through crosswalk.com pursuant to an agreement between the Company and Christianity Today, Inc. In addition, OnePlace.com, acquired by Salem Communications is a Christian community which has developed databases of Christian products, churches, retail stores, Christian counselors and other ministry partners designed to attract, retain and integrate traffic into an on-line community. OnePlace also generates revenue from advertising, technology licensing and the sale of products and services through its Christian SuperStore. Other known competitors include Gospel Communications Network (GCN), a Web site operated by a division of Gospel Films, currently supported through donations and does not generate revenue through advertising; Goshen, a Web site operated by Media Management, which provides limited news services and advertising space; ICRN (Involved Christian Radio Network by Domain), a Web site operated by The Domain Group, a for-profit international marketing and fund raising organization currently operating an Internet radio service geared to the Christian community. (In 1998, the Company signed an agreement with the Domain Group for content exchange and marketing promotion); Lightsource Online (by
KMA), a Web site operated by KMA Media Group (KMA), a for-profit marketing and fund raising organization currently operating an Internet radio service geared to the Christian community; and Christian Answers.Net, a Web site operated by Eden Communications supported entirely by donations, including an area of interest to young Christians and movie reviews.

OPERATIONS AND TECHNOLOGY

       The Company believes that its future success is dependent on its ability to improve continuously the speed and reliability of crosswalk.com, enhance communications functionality with its consumers and maintain the highest level of information privacy and transaction security. Continuous system enhancements are primarily intended to accommodate increased traffic across the Company's Web site, improve the speed with which purchase requests are processed and heighten Web site security, which will be increasingly important as the Company offers new services. System enhancements entail the implementation of sophisticated new technology and system processes and there can be no assurance that such continuous enhancements may not result in unanticipated system disruptions, such as power loss and telecommunications failures. With this in mind, the Company is currently implementing the migration of database systems from Windows NT and SQL Server to an Oracle8 Enterprise UNIX based environment served by SUN Microsystems hardware technology.

       The Company's primary servers are located offsite and maintained by GTE InterNetworking. In addition the Company maintains certain servers at its corporate headquarters in Chantilly, Virginia. The Company's servers are vulnerable to interruption by damage from fire, hurricane, power loss, telecommunications failure and other events beyond the Company's control. The Company is in the process of developing comprehensive out-of-state disaster recovery plans to safeguard consumer information. The Company maintains business interruption insurance for the actual loss of business income sustained due to the suspension of its operations over a twelve-month period as a result of direct physical loss of or damage to property at the Company's offices. However, in the event of a prolonged interruption, it is probable that this business interruption insurance will not be sufficient to fully compensate the Company. In the event that the Company experiences significant system disruptions, the Company's business, results of operations or financial condition could be materially adversely affected.

       The Company's services also may be vulnerable to break-ins and similar disruptive problems caused by Internet users. Furthermore, weaknesses in the Internet may compromise the security of confidential electronic information exchanged across the Internet. This includes, but is not limited to, the security of the physical network and security of the physical machines used for the information transfer. Any such flaws in the Internet or the end-user environment, or weaknesses or vulnerabilities in the Company's services or the licensed technology incorporated in such service, would jeopardize the confidential nature of information transmitted over the Internet and could require the Company to expend significant financial and human resources to protect against future breaches, if any, in order to alleviate or mitigate problems caused by such security breaches. Concerns over the security of Internet transactions and the privacy of users may also inhibit the growth of the Internet generally, particularly as a means of conducting commercial transactions. To the extent that activities of the Company, or third party contractors, involve the storage and transmission of proprietary information (such as personal financial information or credit card numbers), security breaches could expose the Company to a risk of financial loss or litigation or other liabilities. Any such occurrence could reduce consumer satisfaction in the Company's services and could have a material adverse effect on the Company's business, results of operations or financial condition.

TRADEMARKS AND PROPRIETARY RIGHTS

       The Company's success and ability to compete is dependent in part upon its proprietary systems and technology. While the Company relies on trademark, trade secret and copyright laws to protect its proprietary rights, the Company believes that the technical and creative skills of its personnel, continued development of its proprietary systems and technology, brand name recognition and reliable Web site maintenance are more essential in establishing and maintaining a leadership position. Despite the Company's efforts to protect its proprietary rights, unauthorized parties may attempt to copy aspects of the Company's services or to obtain and use information that the Company regards as proprietary. Policing unauthorized use of the Company's proprietary rights is difficult. In addition, litigation may be necessary in the future to enforce or protect the Company's intellectual property rights or to defend against claims of infringement or invalidity. Misappropriation of the Company's intellectual property or potential litigation could have a material adverse effect on the Company's business, results of operations or financial condition.

       The Company asserts common law protection on certain names and marks that it has used in connection with its business activities. There can be no assurance that the Company will be able to secure registration for any of its marks. The Company has also invested resources in purchasing Internet domain names for existing and potential Internet sites from the registered owners of such names. There is a substantial degree of uncertainty concerning the application of federal trademark law to the protection of Internet domain names, and there can be no assurance that the Company will be entitled to use such domain names.

CHRISTIAN STATEMENT OF FAITH; THE COMPANY'S POLICY

       Article XIII of the Company's Bylaws provides that the Company is a "religious corporation." To this end and in order to best identify with and service its selected Christian market niche and to generate its Internet product which is heavily content laden, the Company's policy is generally to include among its officers and directors unconditionally, and employees, where a bona-fide occupation qualification exists, only persons who, upon request, subscribe to the Company's Christian Statement of Faith as follows:

"1. We believe that there is one God, eternally existing in three persons: the Father, the Son, and the Holy Spirit.

2. We believe that the Bible is God's written revelation to man and that it is verbally inspired, authoritative, and without error in the original manuscripts.

3. We believe in the deity of Jesus Christ, His virgin birth, sinless life, miracles, death on the cross to provide for our redemption, bodily resurrection and ascension into heaven, present ministry of intercession for us, and His return to earth in power and glory.

4. We believe in the personality and deity of the Holy Spirit, that He performs the miracle of the new birth in an unbeliever and indwells believers, enabling them to live a godly life.

5. We believe that man was created in the image of God, but because of sin, was alienated from God. That alienation can be removed only by accepting through faith, God's gift of salvation which was made possible by Christ's death."

       In order to implement the Christian Statement of Faith, the Company intends generally to act in accordance with the following policy, as stated in its Bylaws: "The Corporation shall:

"1. Actively seek to market the services of the [C]orporation to those persons, entities, and agencies which are actively involved in propagating a pattern of beliefs and actions consistent with the tenets of the Statement of Faith. Nothing herein shall be construed to prohibit marketing such services to other persons, entities, or agencies except as specifically set forth in the prohibitions or corporate action set forth below.

2. To the extent permitted by law, expend from the revenues of the [C]orporation such sums as are deemed prudent by the Board of Directors to support, encourage, or sustain persons or entities which in the judgment of the Board of Directors are expected to make significant efforts to propagate the Gospel of Jesus Christ in any manner not in conflict with the Statement of Faith. Such expenditures may be made without regard to the tax status or nonprofit status of the recipient. It is expected that the expenditures paid out under the provisions of this paragraph shall approximate ten percent (10%) of the amount that would otherwise be the net profits of the [C]orporation for the accounting period.

       The Corporation shall not:

1. Take any position publicly or privately that denies or conflicts with the tenets of the Statement of Faith.

2. Elect, qualify or permit to serve in office as a [d]irector or officer to the [C]orporation any person who has not without reservation subscribed to the Statement of Faith as being true, accurate and correct or who having so subscribed has either publicly or privately recanted from a particular of the Statement of Faith or who has publicly made statements or taken actions without repentance which the Board of Directors finds to be in clear conflict with the Statement of Faith.

3. Hire or continue to employ any employee in any position in which, in the sole discretion of the Corporation, subscription to the Statement of Faith is a bona-fide occupational qualification reasonably necessary to the normal operations of the Corporation's activities, where such employee refuses, upon request, to subscribe to the Statement of Faith or having so subscribed has either publicly or privately recanted from any particular of the Statement of Faith or has publicly made statements or taken actions without repentance which the Board of Directors finds to be in clear conflict with the Statement of Faith. Because the Scriptures teach that bad company corrupts good morals and that a little leaven affects the whole lump, it is important to the Corporation's purposes that it be protected from the influence of persons not in agreement with the Statement of Faith at every level of employment.

4. Permit any party to utilize the name, goodwill, trade marks, or trade names of the [C]orporation in any course of action or dealings which the [C]orporation itself is herein prohibited from taking."

       "In addition to any other appropriate legend, prior to its issuance each and every share certificate to be issued by this Corporation shall be inscribed with a legend that states:

              'This Corporation is a religious corporation. All shares of this [C]orporation are subject to the terms as set forth in the BYLAWS of the corporation which restricts the amendment or deletion of that section of the BYLAWS which prescribes a corporate Statement of Faith in the LORD JESUS CHRIST and directs or prohibits certain corporate actions on the basis of the Statement of Faith.' "

The Bylaws also state:

       "No amendment to this Article XIII and no other superseding or conflicting provision of these BYLAWS, the ARTICLES OF INCORPORATION, or any shareholder agreement shall be adopted unless the result of the count of votes approving the amendment is 90% affirmative without dissension and a minimum of two-thirds of the shares outstanding are represented and voting. Such vote must be made at an actual special meeting of the shareholders called by written notice delivered to each shareholder not less than 10 nor more than 60 days prior to the date of the meeting. Time is of the essence as to this notice provision and no extension of the time of the meeting or adjournment of the meeting to a date outside the notice period shall be permitted except upon the affirmative vote of not less than 70 percent of the shares then issued and outstanding."

GOVERNMENT REGULATION

       As the Company introduces new services, the Company may need to comply with additional licensing regulations and regulatory requirements. Becoming licensed may be an expensive and time-consuming process, which could divert the efforts of management. In the event that the Company does not successfully become licensed under applicable state laws or otherwise comply with regulations necessitated by changes in current regulations or the introduction of new services, the Company's business, results of operations or financial condition be materially adversely affected.

       There are currently few laws or regulations directly applicable to access to or commerce on the Internet. However, because of the increasingly popularity and use of the Internet, it is likely that a number of laws and regulations may be adopted at the local, state, national or international levels with respect to commerce over the Internet, potentially covering issues such as pricing of services and products, advertising, user privacy and expression, intellectual property, information security, anti-competitive practices or the convergence of traditional distribution channels with Internet commerce. In addition, tax authorities in a number of states are currently reviewing the appropriate tax treatment of companies engaged in Internet commerce. New state tax regulations may subject the Company to additional state sales and income taxes. The adoption of any such laws or regulations may decrease the growth of Internet usage or the acceptance of Internet commerce which could, in turn, decrease the demand for the Company's services and increase the Company's costs or otherwise have a material adverse effect on the Company's business, results of operations or financial condition.

PROPERTY AND FACILITIES

       The Company currently maintains its executive offices in approximately 6,100 square feet of space at 4206F Technology Court, Chantilly, Virginia pursuant to a five year lease agreement terminating in September, 2003 with an unaffiliated third party at an annual rental of approximately of $87,000. In addition, the Company leases office space from two separate unaffiliated third parties in Costa Mesa, California and Franklin, Tennessee pursuant to a one year and a two year lease, respectively, for annual rental amounts of approximately $5,000 and $14,000, respectively.

                                   MANAGEMENT

The following table sets forth certain information concerning the directors and executive officers of the Company:

Name                                    Age                          Title
----                                    ---                          -----
James G. Buick                          66              Chairman of the Board of Directors
William M. Parker(1)(3)                 44              Chief Executive Officer, President and director
Dane B. West                            44              Vice President Business Development and Sales
                                                        and director
William H. Bowers                       39              Chief Technical Officer and director
Gary A. Struzik                         43              Chief Financial Officer and Secretary
Robert C. Varney, Ph.D.                 54              Vice Chairman
Bruce E. Edgington(1)(3)                41              director
John J. Meindl, Jr.(1)                  42              director
Clay T. Whitehead(2)                    60              director
Earl E. Gjelde(2)                       54              director
W.R. 'Max' Carey(2)(3)                  51              director

------------
(1) Members of Compensation Committee
(2) Members of Audit Committee
(3) Members of Nominating Committee

       JAMES G. BUICK has been Chairman of the Board of Directors since January 15, 1998, and a director of the Company since April 1997. Since 1993 he has been self employed as a management consultant in the area of business strategic long range financial planning. From 1984 to 1993, he was President and Chief Executive Officer of the Zondervan Corporation, a firm engaged in the distribution of Bibles, books, computer software, and religious gifts. He currently is on the Board of Directors of Spartan Stores, a firm engaged in food wholesale and operations, and is Chairman of the Board of the Dove Foundation, a not-for-profit foundation engaged in the creation, promotion, production and distribution of wholesome family entertainment.

       WILLIAM M. PARKER, has been the Chief Executive Officer and President since April of 1998 and a director of the Company since March of 1998. From April 1996 through March 1998, Mr. Parker was Executive Vice President and Manager of the Information Systems Division of CACI International Inc., an international information technology product and services company. From 1992 to 1996, he was Executive Vice President and Director of Business Development for CACI International Inc., where he was instrumental in winning substantial new business, leading to significant corporate growth. Mr. Parker received a B.S. degree from the U.S. Naval Academy.

       DANE B. WEST has been the Vice President of Business Development and Sales since June of 1998, and a director of the Company and its predecessor entities since the Company's inception in 1993. From May 1993 to April 1998, Mr. West was President of the Company and its predecessor entities. From January 1992 through April, 1993, Mr. West was a student at the University of Virginia. Mr. West is an ordained minister with 15 years of ministry leadership experience. As a pastor, he recruited, trained and managed a volunteer staff of more than 300 persons. He has completed doctoral studies in educational administration at the University of Virginia. He received a B.A. in Biblical Studies from The Washington Bible College in 1978, and an M.A. in Christian Education from Talbot Theological Seminary in 1981.

       WILLIAM H. BOWERS has been the Chief Technical Officer and a director of the Company and its predecessor entities since the Company's inception. For portions of 1997, and 1998, Mr. Bowers served as Chief Operating Officer of the Company. Mr. Bowers was a Branch Chief of the Central Intelligence Agency from April, 1990 until May, 1993, where his responsibilities included providing engineering and technical support services. Mr. Bowers received a B.S. degree in Engineering from Virginia Polytechnic Institute in 1983.

       GARY A. STRUZIK has been the Chief Financial Officer and Secretary of the Company since April 1997 and was Vice President Finance and Administration of the Company's predecessor entities from February 1996 until April 1997. Mr. Struzik was Director of Accounting for Loral Defense Systems (formally Unisys Defense Systems) from February 1995 through February 1996 and Director of Accounting for Unisys Defense Systems from October 1987 through February 1995, where his responsibilities included financial statement preparation, external audit liaison, policy and procedures. Mr. Struzik received a B.A. degree in Economics from the State University of New York at Oswego in May 1977 and an M.B.A. from Chapman College in October 1984.

       ROBERT C. VARNEY, PH.D. has been Vice Chairman of the Board of Directors since April of 1998, and a director of the Company and its predecessor entities since July 1995. From July 1995 to January of 1998, Dr. Varney also served as Chairman of the Board of Directors of the Company. From July 1995 to April of 1998, Dr. Varney also served as Chief Executive Officer of the Company. From 1993 to 1995, he managed his personal real estate holdings. Dr. Varney was Chairman and Chief Executive Officer of International Telesystems Corporation ("ITC"), a firm engaged in outbound call center automation, from 1985 through 1993. Dr. Varney received a B.S. degree from the University of Rochester in June, 1966 and an M.S. and a Ph.D. degree in Computer Science from Pennsylvania State University in 1969 and 1971, respectively.

       BRUCE E. EDGINGTON has been director of the Company and its predecessors since November 1995. From 1979 through 1988, Mr. Edgington was a registered representative with Johnston Lemon & Co., a securities broker-dealer, where his responsibilities included the management of retail securities accounts and administration. In 1988 he founded and continues to be an officer, director and stockholder of DiBiasio & Edgington, a firm engaged in providing software to investment firms and money managers.

       JOHN J. MEINDL, JR. has been director of the Company since April 1997, has been self employed as a management consultant to medium and large firms in the area of electronic records management, Internet strategies and business reengineering since 1996. From 1993 through 1996 Mr. Meindl was Chief Operating Officer of OTG Software, Inc., a firm engaged in the development of electronic imaging and optical disk storage management software. Since 1988, he has been Chief Executive Officer of GeneSys Data Technologies, Inc., a firm engaged in providing software and services in the area of electronic records management. GeneSys Data Technologies, Inc. has been dormant and inactive since 1992 but was not liquidated because of its pursuit of a claim which was successfully awarded in 1996. In connection with winding up the affairs of GeneSys Data Technologies, Inc. GeneSys Data Technologies, Inc. filed for bankruptcy protection in June 1996 (Case No. 96-5-50118-SD, U.S. Bankruptcy Court Baltimore, Maryland District) and as of the date hereof has not been discharged.

       CLAY T. WHITEHEAD, has been a director of the Company since April 1997 and, since 1987, has been the President of Clay Whitehead Associates, a consulting firm in the areas of strategic planning and business development concentrating on the telecommunications and media industries. Mr. Whitehead holds a B.S. and M.S. in Electrical Engineering and a Ph.D. in Management, all from the Massachusetts Institute of Technology and from 1969 through 1974 held various federal government positions, including Director of the U.S. Office of Telecommunications Policy.

       EARL E. GJELDE has been a director of the Company since April 1997. From 1989 through 1993, he was Vice President of Chemical Waste Management, Inc. and from 1991 to 1993 was Vice President of Waste Management Inc. (currently WMX Technologies, Inc.). Since 1991, Mr. Gjelde has been Managing Director, Summit Group International, Ltd., an energy and natural resource consulting firm with Internet based security controlled document systems and Managing Director, Summit Energy Group, Ltd., an energy development company and since 1996, a partner in Pipeline Power Partners, LP, a natural gas services company. From 1980 through 1989, Mr. Gjelde held various federal government positions including Under Secretary and Chief Operating Officer of the U.S. Department of Interior from 1985 through 1989 and Special Assistant to the Secretary, Chief Operating Officer, U.S. Department of Energy from 1982 through 1985. He is a member of the Board of Directors of The United States Energy Association, The World Energy Congress, the National Wilderness Institute, Allied Technologies Group, Inc., and publicly held Electrosource, Inc.

       W.R. 'MAX' CAREY has been a director of the Company since June 1997. Since 1981, he has been Chairman and Chief Executive Officer of Corporate Resource Development, Inc., a sales and marketing consulting and training firm based in Atlanta. He currently is also a member of the Board of Directors of Outback Steakhouse, Inc., a restaurant franchiser and ROMAC International, a leading specialty staffing services firm, both public companies.

       The Board of Directors at DIDAX INC. may consider the addition of Board members for appointment during 1999. Such appointment, if any, will be rendered in a manner consistent with the Company's By-Laws and will be announced at the time of appointment. Each director serves until the next annual meeting of stockholders and the election and qualification of their successors. Subject to the terms of employment agreements generally, executive officers are appointed by the Board of Directors annually and serve at the discretion of the Board.

       Each director serves until the next annual meeting of shareholders and the election and qualification of their successors. Executive officers are elected by the Board of Directors annually and serve at the discretion of the Board.

EMPLOYMENT AGREEMENTS

       Pursuant to the resignation of Robert C. Varney, Ph.D., as the Company's Chief Executive Officer, the Company entered into a Conclusion of Employment Agreement with Dr. Varney, dated February 27, 1998, Under the terms of this Conclusion of Employment Agreement, Dr. Varney will maintain the right to acquire 255,343 shares of the Company's Common Stock granted to him during the course of his employment with the Company, at exercise prices ranging from $2.00 to $5.00 per share. Dr. Varney shall also have full rights to continue, at the Company's expense, health care benefits comparable to group coverage provided by the Company from time to time to its employees. This benefit coverage will cease upon the date Dr. Varney is eligible for coverage by a succeeding employer, or under other health care coverage such as medicare. Dr. Varney shall continue to receive severance payment equivalent to his salary upon conclusion of his employment, for a period which expires on October 22, 1999. In addition, both Dr. Varney and the Company waived and released each other of and from any and all claims and causes of action for damages or other relief that either Dr. Varney or the Company may have against the other (or their personal representatives, agents, assigns, attorneys, and their officers, directors, employees, agents or representatives) based on Dr. Varney's employment or other association with the Company, the conclusion of employment, or any event or transaction that occurred before February 27, 1998.

       In March, 1998, the Company entered into employment agreements with William M. Parker, Dane B. West, William H. Bowers and Gary A. Struzik. These employment agreements, which may be terminated by the employee or the Company upon thirty days prior written notice, provide for annual base salaries of $115,000 to Mr. Parker and $90,000 each for Messrs. West, Bowers and Struzik, with incremental increases based on meeting revenue objectives as determined by the Board of Directors, resulting in a maximum of salary of $130,000, $120,000, $120,000, and $110,000 for Messrs. Parker, West, Bowers, and Struzik respectively, when quarterly revenues exceed $400,000. Given achievement of the quarterly revenue target in the fourth quarter of 1998, these maximum salary levels commenced in the first quarter of 1999. The agreement with each of Messrs. Parker, Bowers, West and Struzik provides that, if his employment is terminated by the Company, then the employee is entitled to an additional six
(6) months of severance pay, health and group life coverage. Further, pursuant to the employment agreements, each of Messrs. Parker, West, Bowers and Struzik have agreed during the term of his respective employment with the Company and for six months thereafter not to compete with the Company. For Messrs. West, Bowers and Struzik, these employment agreements supersede a previous June 1997 set of employment agreements.

       In addition to their employment agreements, executive officers of the Company may participate in the 1997 and 1998 Option Plans, as defined below. The Company does not currently have any compensation plans or similar arrangements under which an executive officer is entitled to benefits, except group life, a Company 401K plan, and medical and dental insurance coverage.

EXECUTIVE OFFICER COMPENSATION

       No person employed by the Company received salary and bonus exceeding in the aggregate $100,000 during the fiscal years 1996, 1997 and 1998. The following Summary Compensation Table sets forth all compensation awarded to, earned by or paid for services rendered to the Company in all capacities during 1996, 1997 and 1998 by the Company's Chief Executive Officer and President.

                           SUMMARY COMPENSATION TABLE

                                                                                                Long Term Compensation
                                                                                                ----------------------
                                                     Annual Compensation                                Awards
                                                     -------------------                                ------
  Name and Principal Position                  Year     Salary($)     Bonus($)     Other Annual       Securities        All Other
                                                                                   Compensation       Underlying        Compensation
                                                                                   ($)(2)(3)          Options/          ($) (5)
                                                                                                      SARs (4)
  Robert C. Varney, Ph.D., Chief Executive     1996     38,203        0             4,271              162,836             140
  Officer (1)                                  1997     17,349        0             5,845               21,807             390
                                               1998     23,077        0            57,631             (100,000)              0
  William M. Parker
  Chief Executive Officer and Pres.            1998     80,177        0             2,542              270,000             160

--------------------------------------------------------------------------------

(1) In February 1998, the Board of Directors accepted the resignation of Robert C. Varney, Ph.D., as Chief Executive Officer of the Company, effective upon the hire of his replacement. In March 1998, the Company entered into an Employment Agreement with William M. Parker, whereby Mr. Parker agreed to serve as the Company's Chief Executive Officer and President effective April 14, 1998. Since March 23, 1998, Mr. Parker has served as a member of the Company's Board of Directors. Pursuant to the terms of his Conclusion of Employment Agreement, Dr. Varney shall continue to receive severance payment equivalent to his salary upon conclusion of his employment, for a period which expires on October 22, 1999. Dr. Varney has agreed to continue to serve as a member of the Company's Board of Directors as Vice Chairman of the Board. (See "EMPLOYMENT AGREEMENTS.")

(2) Other Annual Compensation represents medical insurance premiums paid by the Company on behalf of the named executive, except for (3) below.

(3) In 1998 Dr. Varney's Other Annual Compensation consists of $51,293 of severance pay and $6,338 of medical insurance premiums paid by the Company on his behalf

(4)    See "OPTION GRANTS IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

(5) All Other Compensation represents life insurance premiums paid by the Company for Dr. Varney and Mr. Parker.


The following tables set forth information with respect to stock options pursuant to the Company's stock option plans granted to the executive officers of the Company named in the "Summary Compensation Table" during fiscal year ended December 31, 1998, and the fiscal year-end value of unexercised options separately identified by those which are exercisable and unexercisable. No options were exercised during 1998 by Dr. Varney, Mr. Parker or any other director or officer of the Company.

                              OPTION GRANTS TABLE
                        AND FISCAL YEAR-END OPTION VALUES

                                                             Percent of
                             Number of Securities     Total Options Granted to            Exercise
                              Underlying Options              Employees                or Base Price
      Name                        Granted (1)                  in 1998                 Per Share ($)                Expiration Date
      ----                        ------- ---                  -- ----                 --- ----- ---                ---------- ----
 William M. Parker                  270,000                     65.7%                     $3.00                      March 23, 2008

--------------------------------------------------------------------------------

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(1) All options are non-qualified options. In connection with the Conclusion of Employment Agreement entered between Dr. Varney and the Company, Dr. Varney agreed to surrender options to acquired 100,000 shares of Common Stock, all of which options were not exercisable.

                          FISCAL YEAR END OPTION VALUES

-----------------------------------------------------------------------------------------------------------------------------

                                                                                                   Value of Unexercised
                                            Number of Unexercised Securities                  In-The-Money Options at FY-End
                                           Underlying Options at FY-End 1998                              1998
        Name                                   Exercisable/Unexercisable                         Exercisable/Unexercisable
                                                          (#)                                              ($)
-----------------------------------------------------------------------------------------------------------------------------
  Robert C. Varney, PhD.                            210,031/45,312                                  1,449,782/220,896
-----------------------------------------------------------------------------------------------------------------------------
  William M. Parker                                 239,000/45,000                                  1,643,125/309,375
-----------------------------------------------------------------------------------------------------------------------------

1998 STOCK OPTION PLAN

       Effective as of April 6, 1998, the Board of Directors adopted, and on April 29, 1998, the stockholders approved, the DIDAX INC. 1998 Stock Option Plan (the "1998 Stock Option Plan"). The purpose of the 1998 Stock Option Plan is to advance the interests of the Company by providing an opportunity to its directors, selected key employees and consultants to purchase shares of the Common Stock of the Company. By encouraging stock ownership, the Company seeks to attract, retain and motivate directors, key employees, and consultants including ministry partners. The 1998 Stock Option Plan will be administered by the Compensation Committee of the Board of Directors or by the Board of Directors as a whole.

       The shares that may be purchased (through the exercise of options) under the 1998 Stock Option Plan shall not exceed in the aggregate 400,000 shares. As of the date herein, options to purchase 341,369 shares of the Company's Common Stock were granted and will be outstanding under the 1998 Stock Option Plan of which options to purchase 12,500 shares are exercisable. If any stock options granted under the 1998 Stock Option Plan shall terminate, expire or be canceled as to any Shares, new stock options may thereafter be granted covering such shares. In addition, any shares purchased under this 1998 Stock Option Plan subsequently repurchased by the Company pursuant to the terms hereof may again be granted under the 1998 Stock Option Plan. The shares issued upon exercise of stock options under this 1998 Stock Option Plan may, in whole or in part, be either authorized but unissued shares or issued shares reacquired by the Company.

       The Board of Directors or the Compensation Committee administer the 1998 Stock Option Plan as delegated by the Board. The Board of Directors will have sole authority to select the participants that will be granted stock options, based on its own determination and the recommendations of the Compensation Committee and Company management with respect to the contributions of each participant to the success of the Company. No single participant may receive options to purchase more than the total number of shares authorized for issuance under the 1998 Stock Option Plan. The Compensation Committee will make recommendations to the Board for approval of actions including, but not limited to determining the nature, extent, timing, exercise price, vesting and duration of stock options to the termination of the 1998 Stock Option Plan or acceleration of stock option vesting. The Board of Directors independently, or at the advice of the Compensation Committee, also has discretion to prescribe all other terms and conditions consistent with the 1998 Stock Option Plan, to interpret the 1998 Stock Option Plan, to establish any rules or regulations relating to the 1998 Plan that it determines to be appropriate, and to make any other; determination that it believes necessary or advisable for the proper administration of the 1998 Stock Option Plan.

       The Compensation Committee, upon approval of the Board of Directors, may grant nonqualified stock options or incentive stock options to purchase shares of Common Stock. The grant of stock options will be evidenced by Board resolutions documenting their approval, and option agreements containing such terms and provisions as are determined and approved by the Board of Directors, including, but not limited to, the term of the stock option, vesting of the stock option, and the exercise price of the stock option. The stock option exercise price may be paid in cash, or, at the Company's option, in shares of Common Stock.

       Subject to the expiration and termination provisions of individual option agreements, qualified incentive stock options expire ten years after the date of grant. The expiration and termination periods of nonqualified stock options will be determined by the Board of Directors based on recommendation of the Compensation Committee and set forth in the individual stock option agreements. Subject to the expiration and termination provisions of individual option agreements, if a participant dies or becomes disabled, all vested stock options may be exercised at any time within one year (or the remaining term of the stock option, if less). If a participant ceases to be a Company employee for any other reason, other than for cause, he or she must exercise any vested stock options within thirty days (or the remaining term of the stock option, if less). The Compensation Committee may recommend to extend nonqualified option exercise dates on a cases by case basis, subject to Board approval.

       The Board of Directors may amend or discontinue the 1998 Stock Option Plan at any time, subject to certain restrictions set forth in the 1998 Stock Option Plan, including the ability to revise the number of shares reserved for issuance thereunder. Except in limited circumstances, no amendment or discontinuance may adversely affect any previously granted stock option award without the consent of the recipient thereof.

       In January 1999, the Board of Directors adopted an amendment to the 1998 DIDAX INC. Stock Option Plan, for stockholder approval at the May 5, 1999 Annual Stockholders Meeting, to increase the number of shares of Common Stock issuable under the 1998 Plan from 400,000 to 800,000. The Board of Directors has deemed the number of shares currently available under the 1998 Plan insufficient in light of the continued growth in the Company's operations, including potential increases in the number of employees and to the extent the Company completes acquisitions of other companies or businesses.

1997 STOCK OPTION PLAN

       In April 1997, the Board of Directors adopted, and the stockholders approved the Company's 1997 Stock Option Plan (the "1997 Stock Option Plan"), The 1997 Stock Option Plan provides for the issuance of up to 2,057,937 shares of the Company's Common Stock. As of the date herein, options to purchase 2,057,937 shares of the Company's Common Stock were granted and will be outstanding under the 1997 Stock Option Plan of which options to purchase 1,330,857 shares are exercisable, and 66,473 have been exercised. If any options granted under the 1997 Stock Option Plan shall terminate, expire or be canceled as to any shares, new options may thereafter be granted covering such shares. In addition, any shares purchased under this 1997 Stock Option Plan subsequently repurchased by the Company pursuant to the terms hereof may again be granted under the 1997 Stock Option Plan. The shares issued upon exercise of options under the 1997 Stock Option Plan may, in whole or in part, may be either authorized but unissued shares or issued shares reacquired by the Company. The purpose of the 1997 Stock Option

Plan is to advance the interests of the Company by providing an opportunity to its directors, employees and consultants, including ministry partners, to purchase shares of the Company's Common Stock. By encouraging stock ownership, the Company seeks to attract, retain and motivate directors, employees and consultants. The 1997 Stock Option Plan provides for the grant of (i) incentive stock options ("Incentive Options") as described in Section 422A of the Internal Revenue Code of 1986, as amended (the "Code"); (ii) nonqualified stock options ("Nonqualified Options," and, together with the Incentive Options, the "Options"); and (iii) rights to purchase shares of Common Stock ("Restricted Stock") of the Company pursuant to restricted stock agreements and subscription agreements. The Option Plan is administered by the Board of Directors, or at its discretion, by a committee which is appointed by the Board to perform such function. Under the terms of the 1997 Stock Option Plan, the exercise price for Incentive Options may not be less than the fair market value of the underlying stock at the time the Incentive Option is granted.

       The 1997 Stock Option Plan has a provision which limits the number of shares of the Company's Common Stock for which options may be granted to any individual during any year. With this provision, options granted under the 1997 Stock Option Plan qualify as performance-based compensation for purposes of
Section 162(m) of the Code and the regulation thereunder, and the Company will be entitled to deduct the compensation paid to certain executives pursuant to the 1997 Stock Option Plan, notwithstanding the deduction limit contained in
Section 162(m).

       Under the 1997 Stock Option Plan, the price payable upon exercise of options may be paid in cash or check acceptable to the Company, or by any other consideration that the Board deems acceptable. The exercise price may also be paid in shares of the Company's Common Stock, duly owned by the optionee having a fair market value equal to the option price on the date of exercise.

       In April 1998, the Board of Directors resolved to amend the 1997 Stock Option Plan. The substance of this change was to amend the actual administration of the plan by making all options subject to the approval of the Board of Directors, and in the case of a merger or a similar reorganization that the Company does not survive, to cause only non vested stock options to be subject to termination should the surviving entity not assume the obligation of all granted options.

DIRECTOR COMPENSATION

       In April 1997, the Company's (i) non-employee directors, other than Bruce
E. Edgington and (ii) an advisor to the Company's Board appointed by Barron Chase Securities, Inc. (the "Advisor") each were granted under the Company's 1997 Stock Option Plan options to acquire an aggregate of 37,000 shares of the Company's Common Stock at an exercise price of $5.00 per share, exercisable for the following number of shares for a period of five years subsequent to the satisfaction of the following conditions precedent (collectively the "Non-Employee Director Options):

   NUMBER OF SHARES                                       CONDITIONS PRECEDENT TO EXERCISE
   ----------------                                       --------------------------------
   1,000 shares per Board of Director                     Attendance at Board meeting
   meeting for the first three years as a
   member of the Board up to a maximum
   of 4,000 shares per year.
   5,000 shares                                           Closing of the Company's IPO.
   5,000 shares                                           crosswalk.com's use exceeds one million hits per day.
   5,000 shares                                           The Company's quarterly earnings per share equaling or exceeding $.05.
   5,000 shares                                           The Company's quarterly earnings per share equaling or exceeding $.10.
   5,000 shares                                           The Company's quarterly earnings per share equaling or exceeding $.15.

       Under this compensation plan, non-employee directors excluding Bruce Edgington and Dr. Varney, who including the Advisor have the right to acquire an aggregate of 259,000 shares of the Company's Common Stock pursuant to the Non-Employee Director Options. Dr. Varney did not receive any compensation as Vice Chairman of the Board.

In February 1999, the Company's non-employee directors were each granted under the Company's 1998 Stock Option Plan, an additional 12,000 Non-Employee Director Options to purchase shares of the Company's Common Stock at an exercise price of $8.875 per share, exercisable for a period of five years subsequent to the satisfaction of the Company's achievement of certain performance objectives during calendar year 1999. Options tied to objectives that are not accomplished in 1999, will be canceled and returned to the general pool. Under this compensation plan, non-employee directors, will have the right to acquire an aggregate of 120,000 shares of the Company's Common Stock pursuant to the Non-Employee Director Options. This includes the reservation of 36,000 stock options, should the Board add three more non-employee directors. In addition, all non-employee directors, receive reimbursement of reasonable expenses incurred in attending Board meeting.

                             PRINCIPAL SHAREHOLDERS

       The following table sets forth information, as of the date hereof and as adjusted to reflect the exercise of the Warrants and issuance of the Offered Shares, by (i) each person who is known by the Company to own beneficially more than five percent of the Company's Common Stock; (ii) each of the Company's officers and directors; and (iii) all officers and directors as a group. No assurance can be given as to the timing of exercise of the Warrants or whether all or any of the Warrants will be exercised.

                                        BEFORE EXERCISE AND ISSUANCE                AFTER EXERCISE AND ISSUANCE
                                        ----------------------------                ---------------------------
                                         Amount and              Approximate                Approximate
                                          Nature of             Percentage of              Percentage of
Name and Address                         Beneficial              Outstanding                Outstanding
of Beneficial Owner                     Ownership(1)              Shares(2)                   Shares
-------------------                     ------------              ---------                   ------
Bruce E. Edgington                       424,782(3)                  6.2%                      5.9%
7857 Heritage Drive
Annandale, VA 22003

Robert C. Varney, Ph.D.                  249,781(4)                  3.6%                      3.5%
4501 Daly Drive
Chantilly, VA 20151

Dane B. West                             250,997(5)                  3.7%                      3.5%
4501 Daly Drive
Chantilly, VA 20151

William H. Bowers                        245,236(6)                  3.6%                      3.4%
4501 Daly Drive
Chantilly, VA 20151

William M. Parker                        245,000(7)                  3.6%                      3.4%
PO Box 307
Philomont, Virginia 20131

John J. Meindl, Jr.                       74,000(8)                  1.1%                      1.1%
5 Old Tyler Court
Greenville, SC 29615

James G. Buick                            19,000(9)                   .3%                       .3%
2047 Little Heron Court
Grand Rapids, MI 49546

Clay T. Whitehead                         17,000(10)                  .3%                       .3%
1320 Old Chain Bridge Rd.
McLean, VA 22101

Earl J. Gjelde                            16,500(11)                  .2%                       .2%
42 Bristlecone Crt.
Keystone, CO 80435

PRINCIPLE SHAREHOLDERS CONTINUED:

                                        BEFORE EXERCISE AND ISSUANCE                AFTER EXERCISE AND ISSUANCE
                                        ----------------------------                ---------------------------
                                         Amount and              Approximate                Approximate
                                          Nature of             Percentage of              Percentage of
Name and Address                         Beneficial              Outstanding                Outstanding
of Beneficial Owner                     Ownership(1)              Shares(2)                   Shares
-------------------                     ------------              ---------                   ------
William R. 'Max' Carey                    13,000(12)                  .2%                       .2%
 665 River Knoll Drive
Marietta. GA 30067

All officers and directors
as a group (11 persons)                1,652,712                    21.4%                     20.5%

(1) Unless otherwise noted, all persons named in the table have sole voting and sole investment power with respect to all shares of Common Stock beneficially owned by them, and no persons named in the table are acting as nominees for any persons or are otherwise under the control of any person or group of persons. As used herein, the term "beneficial ownership" with respect to a security is defined by Rule 13d-3 under the Securities Exchange Act of 1934, as amended, as consisting of sole or shared voting power (including the power to vote or direct the vote) or sole or shared investment power (including the power to dispose or direct the disposition) with respect to the security through any contract, arrangement, understanding, relationship or otherwise, including a right to acquire any such power during the period 60 days from the dat of the prospectus.

(2) Based upon 6,704,379 shares of Common Stock outstanding as of the date of the prospectus.

(3) Includes 117,282 shares of Common Stock issuable to Mr. Edgington upon exercise of currently exercisable stock options.

(4) Includes 210,031 shares of Common Stock issuable to Dr. Varney upon exercise of currently exercisable stock options.

(5) Includes 165,996 shares of Common Stock issuable to Mr. West upon exercise of currently exercisable stock options. Does not include 24,000 shares of Common Stock owned by Mr. West's parents and Mr. West's spouse's parents, over which Mr. West disclaims beneficial ownership.

(6) Includes 140,044 shares of Common Stock issuable to Mr. Bowers upon exercise of currently exercisable stock options.

(7) Includes 239,000 shares of Common Stock issuable to Mr. Parker upon exercise of currently exercisable stock options.

(8) Includes 14,000 shares of Common Stock issuable to Mr. Meindl upon exercise of currently exercisable stock options.

(9) Includes 15,000 shares of Common Stock issuable to Mr. Buick upon exercise of currently exercisable stock options.

(10) Includes 14,000 shares of Common Stock issuable to Mr. Whitehead upon exercise of currently exercisable stock options.

(11) Includes 14,000 shares of Common Stock issuable to Mr. Gjelde upon exercise of currently exercisable stock options.

(12) Represents 13,000 shares of Common Stock issuable to Mr. Carey upon exercise of currently exercisable stock options. Does not include 17,145 shares of Common Stock issuable to Corporate Resource Development Inc., (as part of compensation to Mr. Carey's employer, for providing management consulting services to the Company commencing in February of
       1998), upon exercise of options exercisable within 60 days.

CERTAIN TRANSACTIONS

       During 1996, Mr. Edgington and Dr. Varney, both directors of the Company, advanced $212,000 to the Company to cover operating costs for certain periods, which advances bear interest in the amount of 9.75% and were repaid from the proceeds of the Company's private placement closed in February 1997.

       Four separate promissory notes ("Officer Notes") aggregating $623,000 principal amount of debt bearing interest at 9.75% per annum were issued by the Company to Dr. Varney ($201,000) and Mr. Edgington ($422,000), at that time, the Chairman of the Company's Board of Directors and Chief Executive Officer, and a director of the Company, respectively, on July 10, 1996, July 30, 1996, September 26, 1996 and October 30, 1996, and the proceeds received by the Company from the issuance of the Officer Notes were used for working capital. The Company satisfied the Officer Notes at the closing of the Company's IPO. In connection with the satisfaction of the Officer Notes, the Company issued to Dr. Varney and Mr. Edgington, options to purchase up to 60,357 shares and 112,282 shares of the Company's Common Stock, respectively, at a purchase price of $4.00 per share, exercisable at any time and from time to time for a period commencing with the satisfaction of the Officer Notes and for a period of eight years thereafter.

       In January 1997, John G. Meindl Jr., a director of the Company purchased from the Company a promissory note in the aggregate principal amount of $300,000, in exchange for $300,000 cash. The Company satisfied this promissory note at the closing of the Company's IPO. In connection with the satisfaction of this promissory note, the Company issued 60,000 shares of Common Stock to Mr. Meindl.

       In August and September of 1997, the Company in exchange for 130,000 and $90,000, respectively, issued promissory notes for the purpose of working capital, to Dr. Varney and Mr. Edgington in the aggregate of $130,000 and $90,000 respectively, bearing 11.5% interest per annum. These promissory notes were satisfied from the proceeds of the Company's IPO in October 1997.

       In October of 1997, the Board of Directors approved the issuance of notes receivable in the amount of $75,000 and $18,000 to Dane B. West and William H. Bowers respectively. The Company is collecting interest on these notes receivable through payroll deductions at the minimum federal statutory rate at the time of issuance of 5.7%. The notes are due to be repaid to the Company on October 31, 1999.

       In February of 1998, the Board of Directors authorized the Company to enter into an agreement for management consulting services with Corporate Resource Development Inc. W. Max Carey, a director of the Company, is Chairman and Chief Executive Officer of this firm. The agreement was in place for three months, under which the Company paid out a total of $62,500, plus out of pocket expenses and granted options to purchase a total of 17,145 shares of the Company's Common Stock at $2.185 per share.

       For the fiscal years ended December 31, 1997 through April 9, 1999, there were no other material transactions between the Company and any of its officers and/or directors which involved $60,000 or more.

       Although the Company has no present intention to do so, it may in the future enter into other transactions and agreements incident to its business with its directors, officers, principal stockholders and other affiliates. The Company intends for all such transactions and agreements to be on terms no less favorable to the Company than those obtainable from unaffiliated third parties on an arm's-length basis. In addition, the approval of a majority of the Company's directors will be required for any such transactions or agreements.

DESCRIPTION OF SECURITIES

       The Company is authorized to issue 20,000,000 shares of Common Stock, $.01 par value per share. As of the date of this Prospectus, 6,704,379 shares of Common Stock are outstanding.

COMMON STOCK

       The holders of Common Stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors. The holders of Common Stock are entitled to receive dividends when, as and if declared by the Board of Directors out of funds legally available therefor. In the event of liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the Common Stock. Holders of shares of Common Stock, as such, have no conversion, preemptive or other subscription rights, and, except as noted herein, there are no redemption provisions applicable to the Common Stock. All of the outstanding shares of Common Stock are, and the Shares, when issued and paid for as set forth in this Prospectus, will be, fully paid and nonassessable.

       The holders of Common Stock do not have any subscription, redemption or conversion rights, nor do they have any preemptive or other rights to acquire or subscribe for additional, unissued or treasury shares. Accordingly, if the Company were to elect to sell additional shares of Common Stock following this Offering, persons acquiring Common Stock in this Offering would have no right to purchase additional shares, and, as a result, their percentage equity interest in the Company would be reduced.

       Pursuant to the Company's Bylaws, except for any matters which, pursuant to Delaware corporate law (the "Corporate Law"), require a greater percentage vote for approval, (including, for example certain mergers and consolidations and the amendment of certain provisions of the Company's Bylaws), the holders of majority of the issued and outstanding Common Stock entitled to vote, if present in person or by proxy, are necessary and sufficient to constitute a quorum for the transaction of business at meetings of the Company's shareholders. Further, except as to any matter which, pursuant to Corporate Law, requires a greater percentage vote for approval (including, for example, certain mergers, consolidations, sales of substantially all of the assets, and amendments of certain provisions of the charter and Bylaws, of the Company), the affirmative vote of the holders of a majority of the Common Stock voted on the matter (provided a quorum as aforesaid is present) is necessary and sufficient to authorize, affirm or ratify any act or action except the election of directors, which is by a plurality of the votes cast. See "BUSINESS - Christian Statement of Faith: the Company's Policy."

       The holders of Common Stock do not have cumulative voting rights. Accordingly, the holders of more than half of the outstanding shares of Common Stock can elect all of the directors to be elected in any election. In such event, the holders of the remaining shares of Common Stock would not be able to elect any directors. The Board of Directors is empowered to fill any vacancies on the Board of Directors created by the resignation, death or removal of directors.

       In addition to voting at duly called meetings at which a quorum is present in person or by proxy, Corporate Law, the Charter and the Company's Bylaws provide that stockholders may take action without the holding of a meeting by written consent or consents signed by the holders of that number of the outstanding shares of the capital stock of the Company entitled to vote thereon which would be required to take the subject action. Prompt notice of the taking of any action without a meeting by less than unanimous consent of the shareholders will be given to those stockholders who do not consent in writing to the action. The purposes of this provision are to facilitate action by stockholders and to reduce the corporate expense associated with annual and special meetings of stockholders. Pursuant to the rules and regulations of the Commission, if stockholder action is taken by written consent, the Company will be required to send to each stockholder entitled to vote on the matter acted on, but whose consent was not solicited, an information statement containing information substantially similar to that which would have been contained in a proxy statement.

       As of the date herein, the Company's executive officers and directors will beneficially own approximately 21.0% of the outstanding shares of Common Stock, and may accordingly be in a position to significantly influence the voting results of certain actions required or permitted to be taken by shareholders of the Company, including the election of directors. As a result, the officers and directors of the Company are in a position to control the outcome of substantially all matters on which shareholders are entitled to vote, including the election of directors.

SHARES ELIGIBLE FOR FUTURE SALE

       As of the date hereof, there are 9,354,712 shares of Common Stock outstanding including an aggregate of (i) 2,328,833 shares of Common Stock issuable upon the exercise of the Outstanding Stock Options, and (ii) an aggregate of 321,500 shares issuable upon the exercise of the Warrants. See "CAPITALIZATION." Of these, 1,582,130 shares currently outstanding, as well as the shares issuable upon exercise of the Outstanding Stock Options (collectively, the "Current Shares") are "restricted securities" as defined in Rule 144 and may not be sold without registration under the Securities Act unless pursuant to an applicable exemption therefrom (collectively, the "Restricted Shares").

Of the shares of Common Stock issued and outstanding before giving effect to this Offering (which amount, for this purpose, includes shares issuable upon the exercise of the Outstanding Stock Options), 3,910,963 shares are "restricted securities," as that term is defined under Rule 144 ("Rule 144"), promulgated under the Securities Act, and may only be sold pursuant to a registration statement under the Securities Act or in compliance with Rule 144. Furthermore, holders of 470,292 shares of the restricted securities have agreed not to sell, transfer or otherwise dispose of any shares of Common Stock until June 30, 1999 (130,292 shares) and September 24, 1999 (340,000 shares), or any longer period required by the laws of any state. The Company is unable to predict the effect that any subsequent sales of the Company's securities by its existing shareholders, under Rule 144 or otherwise, may have on the then-prevailing market price of the Common Stock, although such sales could have depressive effect on such market price. Nevertheless, the possibility that substantial amounts of Common Stock may be sold in the public market may adversely affect prevailing market prices of the Common stock and could impair the Company's ability to raise capital through the sale of its equity securities. See "DESCRIPTION OF SECURITIES-Shares Eligible for Future Sale."

       In general, under Rule 144, a person (or persons whose shares are required to be aggregated) who has satisfied a one-year holding period may, under certain circumstances, sell within any three- month period a number of Restricted Shares, and an "affiliate" of the Company may, under certain circumstances, sell within any three-month period a number of shares, whether or not Restricted Shares, which does not exceed the greater of 1% of the then-outstanding shares of Common Stock or the average weekly trading volume during the four calendar weeks prior to such sale a reported on Nasdaq, all exchanges and the consolidated transaction reporting system. Rule 144 also permits the sale of Restricted Shares without any quantity limitations by a person who is not an "affiliate" of the Company, who has not been an "affiliate" of the Company for at least three months immediately preceding the sale, and who has owned the shares for at least two years. The holders of 470,292 of the Current Shares have agreed not to sell, transfer or otherwise dispose of any shares of Common Stock until June 30, 1999 (130,292 shares) and September 24, 1999 (340,000 shares), or any longer period required by the laws of any state (the "Lock-up").

       The Company is unable to predict the effect that any subsequent sales of the Company's securities by its existing shareholders, under Rule 144 or otherwise, may have on the then-prevailing market price of the Common Stock, although such sales could have a depressive effect on such market price. The foregoing summary of Rule 144 is not intended to be a complete description thereof.

DIVIDENDS

       The Company has not paid any dividends on its capital stock to date and does not currently intend to pay cash dividends. The payment of dividends, if any, will be contingent upon the Company's revenues and earnings, if any, capital requirements and general financial condition at that time. The payment of any dividends will be within the discretion of the Company's Board of Directors. It is the current intention of the Board of Directors to retain all earnings, if any, for use in the Company's business operations and, accordingly, the Board does not anticipate paying any cash dividends in the foreseeable future.

TRANSFER AND WARRANT AGENT

       The transfer agent for the Common Stock is American Stock Transfer & Trust Company, New York, New York.

                              PLAN OF DISTRIBUTION

       The Company shall issue the Offered Shares upon the exercise of the Warrants by the holders thereof. Warrants may be exercised by surrendering the certificate evidencing such Warrant , with the form of election to purchase on the reverse side of such certificate properly completed and executed, together with payment of the exercise price and any transfer tax, to the Company. If less than all of the Warrants evidenced by a warrant certificate are exercised, a new certificate will be issued for the remaining number of Warrants. Payment of the exercise price may be made by cash, wire, bank draft or official bank or certified check equal to the exercise price or by cashless exercise in which event the number of shares to be purchased shall be determined by dividing (i) the number obtained by multiplying the number of shares that are the subject of the warrant by the amount, if any, by which the fair market value of the Company's Common Stock exceeds the exercise price per share by (ii) the per share exercise price. The Company will be prevented, however, from issuing Common Stock upon exercise of the Warrants in certain circumstances. See "Risk Factors - Continuing Registration Required to Exercise Warrants."

                                LEGAL PROCEEDINGS

       The Company is not a party to, nor is it aware of, any pending litigation to which it is a party or of which its property is subject.

LEGAL MATTERS

       The validity of the securities offered hereby will be passed upon for the Company by Berman Wolfe & Rennert, P.A. Miami, Florida. Gammon & Grange, P.C. McLean, Virginia, has acted as counsel to the Company on matters relating to the Company's use of religious criteria in employment practices. A member of the law firm of Gammon & Grange, P.C. is the owner of 12,000 shares of the Company's Common Stock.

                                     EXPERTS

       The consolidated financial statements of the Company at December 31, 1997 and 1998, appearing in this Prospectus and Registration Statement have been audited by Hoffman, Morrison & Fitzgerald, P.C., independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                            DIDAX INC. AND SUBSIDIARY
                          (Development Stage Companies)

                        CONSOLIDATED FINANCIAL STATEMENTS

                      FROM MAY 12, 1993 (DATE OF INCEPTION)
                              TO DECEMBER 31, 1998

                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1998

                                      WITH

                          INDEPENDENT AUDITORS' REPORT



                                 C O N T E N T S



                                                                                         Page

INDEPENDENT AUDITORS' REPORT                                                               F-2

CONSOLIDATED FINANCIAL STATEMENTS:

     Balance sheets at December 31, 1997 and 1998                                          F-3

     Statements of operations for the years ended December 31,
         1997 and 1998, and cumulative from Inception
         (May 12, 1993) to December 31, 1998                                               F-4

     Statements of stockholders' equity (deficit)
         from Inception (May 12, 1993) to December 31, 1998                                F-5

     Statements of cash flows for the years ended December 31, 1997 and 1998, and cumulative from Inception (May 12, 1993) to
         December 31, 1998                                                                 F-6

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS                                               F-7-17

                               [HOFFMAN, MORRISON & FITZGERALD, P.C. LETTERHEAD]



INDEPENDENT AUDITORS' REPORT

--------------------------------------------------------------------------------

TO THE BOARD OF DIRECTORS AND STOCKHOLDERS
    DIDAX INC. AND SUBSIDIARY
       Chantilly, Virginia

We have audited the accompanying consolidated balance sheets of DIDAX INC. AND SUBSIDIARY (development stage companies) as of December 31, 1997 and 1998, and the related consolidated statements of operations and cash flows for the years then ended and stockholders' equity (deficit) for the period May 12, 1993 (date of inception) to December 31, 1998. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of DIDAX INC. AND SUBSIDIARY as of December 31, 1997 and 1998, and the consolidated results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

As discussed in Note A to the financial statements, DIDAX INC. purchased all of the outstanding shares of gofishnet.com, inc. for 130,292 shares of DIDAX INC's. common stock. DIDAX INC. accounted for the merger as a pooling-of-interests based on the provisions set forth in Accounting Principles Board Opinion No. 16, "Business Combinations." The accompanying consolidated financial statements presented have been restated to reflect the change in reporting entity.


/s/ HOFFMAN, MORRISON & FITZGERALD, P.C.


McLean, Virginia
February 16, 1999

DIDAX INC. AND SUBSIDIARY
(DEVELOPMENT STAGE COMPANIES)
CONSOLIDATED BALANCE SHEETS

                                                                      DECEMBER 31,           DECEMBER 31,
                                                                         1997                    1998
                                                                      ------------           ------------
ASSETS
CURRENT ASSETS:
   Cash and cash equivalents                                          $  5,443,781           $  1,234,451
   Short-term investments                                                        -              2,743,277
   Accounts receivable including unbilled of $38,573 and
      $110,381 at December 31, 1997 and 1998, respectively                  92,526                352,408
   Prepaid expenses                                                         16,865                  2,220
   Inventory                                                                     -                  7,819
   Deferred costs                                                            1,045                 44,930
   Notes receivable from officers                                                -                 93,000
                                                                      ------------           ------------
        Total current assets                                             5,554,217              4,478,105

PROPERTY AND EQUIPMENT, net                                                138,714                321,794

OTHER ASSETS:
   Notes receivable from officers                                           93,000                      -
   Deposits                                                                    250                 56,063
   Intangible assets, net                                                    1,052                 46,621
                                                                      ------------           ------------
        Total other assets                                                  94,302                102,684
                                                                      ------------           ------------
                                                                      $  5,787,233           $  4,902,583
                                                                      ============           ============
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
   Notes payable                                                      $     82,230           $          -
   Accounts payable                                                         47,313                110,675
   Accrued liabilities                                                     156,508                541,441
   Deferred revenue                                                         16,018                 24,730
                                                                      ------------           ------------
        Total current liabilities                                          302,069                676,846

OTHER LIABILITIES:
   Accounts payable                                                         25,551                 46,243
                                                                      ------------           ------------
        Total  liabilities                                                 327,620                723,089

COMMITMENTS AND CONTINGENCIES

COMMON STOCK SUBJECT TO POSSIBLE RECISSION:
   $.01 par value, 574,434 and 0 shares issued and outstanding
      at December 31, 1997 and 1998, respectively                        1,733,399                      -

STOCKHOLDERS' EQUITY:
   Common stock, $.01 par value, 20,000,000 shares authorized
      3,098,447 and 4,034,956 shares issued and outstanding
      at December 31, 1997 and 1998, respectively                           30,984                 40,349
   Common stock warrants                                                   666,722                666,722
   Additional paid-in capital                                           10,965,660             14,868,630
   Deficit accumulated during development stage                         (7,937,152)           (11,396,207)
                                                                      ------------           ------------
        Total stockholders' equity                                       3,726,214              4,179,494
                                                                      ------------           ------------
                                                                      $  5,787,233           $  4,902,583
                                                                      ============           ============


The accompanying notes are an integral part of these consolidated financial statements.

DIDAX INC. AND SUBSIDIARY
(DEVELOPMENT STAGE COMPANIES)
CONSOLIDATED STATEMENTS OF OPERATIONS

                                                      FOR THE YEAR                       CUMULATIVE
                                                   ENDED DECEMBER 31,                  FROM INCEPTION
                                                 1997              1998              (MAY 12, 1993) TO
                                              ----------        ----------           DECEMBER 31, 1998
                                                                                     -----------------
                                                                                        (UNAUDITED)

OPERATING REVENUES:
   Advertising/Sponsorship sales             $    16,876       $   737,676             $    754,552
   Retail sales                                   66,410           134,446                  209,910
   Consulting services                           305,140           201,830                  602,943
   Internet access                                33,942             9,342                  119,253
                                             -----------       -----------             ------------
        Total operating revenues                 422,368         1,083,294                1,686,658

OPERATING EXPENSES:
   Cost of goods and services                    232,363           636,348                1,103,453
   Product development                           452,640           407,019                1,757,169
   Crosswalk operations                          506,979         1,122,646                1,880,351
   Sales and marketing                           837,171         1,242,836                3,315,815
   General and administrative                    877,718         1,353,688                3,401,309
                                             -----------       -----------             ------------
        Total operating expenses               2,906,871         4,762,537               11,458,097
                                             -----------       -----------             ------------

LOSS FROM OPERATIONS                          (2,484,503)       (3,679,243)              (9,771,439)

OTHER INCOME (EXPENSE):
   Interest income                                90,145           215,879                  321,789
   Gain on exchange of assets                          -                 -                    3,091
   Miscellaneous income                              650             6,256                    7,655
   Interest expense                           (1,877,541)           (1,947)              (1,957,303)
                                             -----------       -----------             ------------
        Total other income (expense)          (1,786,746)          220,188               (1,624,768)
                                             -----------       -----------             ------------

NET LOSS                                     $(4,271,249)      $(3,459,055)            $(11,396,207)
                                             ===========       ===========             ============

Net loss per common share (basic)                 ($3.31)           ($0.98)
                                             ===========       ===========

Weighted average number of common
   shares outstanding                          1,289,460         3,535,487
                                             ===========       ===========

Net loss per common share (diluted)               ($3.31)           ($0.98)
                                             ===========       ===========

Weighted average number of common
   shares outstanding                          1,289,460         3,535,487
                                             ===========       ===========



The accompanying notes are an integral part of these consolidated
financial statements.                                                        F-4

DIDAX INC. AND SUBSIDIARY
(DEVELOPMENT STAGE COMPANIES)
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
FROM MAY 12, 1993 (DATE OF INCEPTION) TO DECEMBER 31, 1998

                                                                                                           DEFICIT
                                                          COMMON STOCK                                   ACCUMULATED
                                                    ------------------------   ADDITIONAL     COMMON        DURING         TOTAL
                                                    (ROUNDED TO WHOLE SHARE)    PAID-IN        STOCK     DEVELOPMENT      EQUITY
                                                     SHARES         AMOUNT      CAPITAL      WARRANTS       STAGE        (DEFICIT)
                                                    ---------       -------    -----------   --------    ------------    ----------
Issuance of common stock to founders
   on May 12, 1993                                    180,000       $ 1,800    $         -   $       -   $          -    $    1,800
Issuance of common stock to founders in May
 1993 in consideration of costs paid on behalf
 of DIDAX, INC.                                        17,000           170         22,520           -              -        22,690
Issuance of common stock throughout 1993               81,000           810        134,190           -              -       135,000
Net loss                                                    -             -              -           -       (104,002)     (104,002)
                                                    ---------       -------    -----------    --------   -------------   ----------
BALANCE, DECEMBER 31, 1993                            278,000         2,780        156,710           -       (104,002)       55,488

Issuance of common stock to founders in December
 1994 in consideration of costs paid on behalf         13,200           132         21,826           -              -        21,958
 of DIDAX, INC.
Issuance of common stock throughout 1994               41,993           420         69,579           -              -        69,999
Net loss                                                    -             -              -           -       (224,759)     (224,759)
                                                    ---------       -------    -----------    --------   -------------   ----------
BALANCE, DECEMBER 31, 1994                            333,193         3,332        248,115           -       (328,761)      (77,314)

Issuance of common stock throughout 1995              213,500         2,135        424,865           -              -       427,000
Net loss                                                    -             -              -           -       (706,564)     (706,564)
                                                    ---------       -------    -----------    --------   -------------   ----------
BALANCE, DECEMBER 31, 1995                            546,693         5,467        672,980           -     (1,035,325)     (356,878)

Issuance of common stock throughout 1996,
 net of offering costs of $19,591                     128,305         1,283        216,896           -              -       218,179
Issuance of common stock warrants                                                              111,187              -       111,187
Net loss                                                    -             -              -           -     (2,630,578)   (2,630,578)
                                                    ---------       -------    -----------    --------   -------------   ----------
BALANCE, DECEMBER 31, 1996                            674,998         6,750        889,876     111,187     (3,665,903)   (2,658,090)

Issuance of common stock throughout 1997,
 net of offering costs of $1,899,805                2,423,449        24,234     10,075,784           -              -    10,100,018
Issuance of common stock warrants                                                              555,535              -       555,535
Net loss                                                    -             -              -           -     (4,271,249)   (4,271,249)
                                                    ---------       -------    -----------    --------   -------------   ----------
BALANCE, DECEMBER 31, 1997                          3,098,447        30,984     10,965,660     666,722     (7,937,152)    3,726,214

Issuance of common stock throughout 1998
 net of offering costs of $29,245                     579,434         5,794      1,743,359           -              -     1,749,153
Common Stock issued pursuant to exercise of
 Underwriter warrants                                  44,000           440        362,560           -              -       363,000
Common Stock issued pursuant to warrants exercise     313,075         3,131      1,797,051           -              -     1,800,181
Net loss                                                    -             -              -           -     (3,459,055)   (3,459,055)
                                                    ---------       -------    -----------    --------   -------------   ----------

BALANCE, DECEMBER 31, 1998                          4,034,956       $40,349    $14,868,630    $666,722   $(11,396,207)   $4,179,494
                                                    =========       =======    ===========    ========   =============   ==========






The accompanying notes are an integral part of these consolidated
financial statements.                                                        F-5

DIDAX INC. AND SUBSIDIARY
(DEVELOPMENT STAGE COMPANIES)
CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                                  FOR THE YEAR                    CUMULATIVE
                                                                               ENDED DECEMBER 31,               FROM INCEPTION
                                                                            1997                1998           (MAY 12, 1993) TO
                                                                         ------------        ------------      DECEMBER 31, 1998
                                                                                                               -----------------
                                                                                                                  (UNAUDITED)
CASH FLOWS FOR OPERATING ACTIVITIES:

Net loss                                                                 $(4,271,249)        $(3,459,055)          $(11,396,207)
Adjustments to reconcile net loss to net cash
   used in operating activities:
   Depreciation and amortization                                             223,067             134,518                443,307
   Amortization of debt discount charged to interest expense                  86,270                   -                127,660
   Common stock issued in lieu of cash for professional services              11,062                   -                161,062
   Common stock donated                                                      200,000                   -                200,000
   Common stock issued in lieu of cash for
      interest on repayment of long term debt                              1,733,750                   -              1,733,750
   Disposal of fixed assets                                                        -              12,010                 12,010
   Changes in assets and liabilities affecting operations:
      Accounts receivable                                                    (46,076)           (259,882)              (352,408)
      Prepaid expenses                                                        (6,065)             14,645                 (2,220)
      Notes receivable from officer                                          (83,000)                  -                (93,000)
      Inventory                                                                    -              (7,819)                (7,819)
      Deposits                                                                 9,553             (55,813)               (56,063)
      Deferred costs                                                               -             (33,885)               (34,930)
      Accounts payable                                                      (186,033)             84,054                156,918
      Accrued liabilities                                                    (28,006)            384,933                541,441
      Deferred revenue                                                        11,893               8,712                 24,730
                                                                         -----------         -----------           ------------
         Net cash used in operating activities                            (2,344,834)         (3,177,582)            (8,541,769)
                                                                         -----------         -----------           ------------

CASH FLOWS FOR INVESTING ACTIVITIES:
   Purchases of property and equipment                                       (42,108)           (325,178)              (637,965)
   Purchases of intangible assets                                                  -              (5,000)                (5,000)
   Sales and maturities of short-term investments                                  -           5,021,027              5,021,027
   Purchase of short-term investments                                              -          (7,764,304)            (7,764,304)
                                                                         -----------         -----------           ------------
      Net cash used in investing activities                                  (42,108)         (3,073,455)            (3,386,242)
                                                                         -----------         -----------           ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Net proceeds from short-term debt                                       1,564,241                   -              1,564,241
   Proceeds from notes payable                                                82,230                   -                 82,230
   Repayment of notes payable                                                      -             (82,230)               (82,230)
   Proceeds from short-term debt, officer and director                       250,000                   -                873,000
   Proceeds from advances due to officer and director                              -                   -                242,000
   Repayment of short-term debt                                           (1,700,000)                  -             (1,700,000)
   Repayment of advances due to officer and director                        (212,000)                  -               (242,000)
   Repayment of short-term debt, officer and director                       (873,000)                  -               (873,000)
   Net proceeds from issuance of common stock and warrants                 8,639,258           2,133,937             13,308,221
   Deferred costs                                                             28,868             (10,000)               (10,000)
                                                                         -----------         -----------           ------------
      Net cash provided by financing activities                            7,779,597           2,041,707             13,162,462
                                                                         -----------         -----------           ------------

NET CHANGE IN CASH AND CASH EQUIVALENTS                                    5,392,655          (4,209,330)             1,234,451

CASH AND CASH EQUIVALENTS,
   BEGINNING OF PERIOD                                                        51,126           5,443,781                      -
                                                                         -----------         -----------           ------------

CASH AND CASH EQUIVALENTS, END OF PERIOD                                 $ 5,443,781         $ 1,234,451            $ 1,234,451
                                                                         ===========         ===========           ============


SUPPLEMENTAL DISCLOSURES OF CASH FLOWS
   INFORMATION:
   Interest paid                                                         $    80,312         $     3,508            $    88,100
                                                                         ===========         ===========            ===========

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND
   FINANCING ACTIVITIES:
      Common Stock totaling $2,000 was issued in 1995 in settlement of a loan from an officer.
      Common Stock in the amount of $45,000 was issued in 1998 in exchange for an intangible asset.






The accompanying notes are an integral part of these consolidated
financial statements.                                                        F-6

                            DIDAX INC. AND SUBSIDIARY
                          (DEVELOPMENT STAGE COMPANIES)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1997 AND 1998



A.       ORGANIZATION

DIDAX INC.'s ("DIDAX") initial public offering (IPO) of securities listed on the Nasdaq Small Cap Market closed on October 3, 1997 with gross proceeds of $10,539,063, comprised of $10,000,000 from the issuance of 2,000,000 shares of common stock, $468,750 from the issuance of 2,500,000 purchase warrants, and $70,313 for the over-allotment of an additional 375,000 purchase warrants. Proceeds, net of underwriter commission and offering costs, amounted to approximately $8,639,000. The proceeds from this offering were used to repay approximately $2,645,000 in outstanding debt. The remaining funds have been invested in interest bearing money market accounts and in short-term investments and will be used for continued product development and marketing, working capital, and to facilitate the expansion of DIDAX's business.

On February 23, 1998, DIDAX purchased all of the outstanding shares of gofishnet.com, inc. ("gofishnet") for 130,292 shares of DIDAX's common stock. gofishnet, an Internet retailer of Christian music and videos, operates as a wholly owned subsidiary of DIDAX. DIDAX accounted for the merger as a pooling of interests based on the guidelines described in Accounting Principles Board No. 16, "Business Combinations". Accordingly, the financial statements presented for the years ended December 31, 1997 and 1998, respectively are presented on a consolidated basis. For the year ended December 31, 1997, gofishnet earned revenue of $77,413 and incurred a net loss of $146,539. For the period from January 1, 1998 to the date of combination, gofishnet earned revenues of $17,052 and incurred a net loss of $20,413.

DIDAX's and gofishnet's (collectively "the Company") business includes the development of computer communications and information services; advertising, sponsorship and royalty sales; and the resale of products specifically designed to meet the needs of Christian users of the Internet and World Wide Web. The Company intends to increase expenditures in connection with marketing and product development activities. The Company anticipates that losses will continue until such time as the Company is able to build market awareness and acceptance of its product, the website www.crosswalk.com(TM) ("crosswalk.com"), through marketing and sales initiatives planned by the Company.

B.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation - The financial statements for the years ended December 31, 1997 and 1998 reflect the acquisition of gofishnet, effective February 23, 1998, and are thus stated on a consolidated basis. Intercompany transactions and balances have been eliminated in combination for all periods. Certain items in the accompanying 1997 financial statements have been reclassified to conform with the 1998 presentation.

Basis of accounting - To date the Company has not earned significant revenues and has been principally involved in planning and organization, initiating product development projects, conducting market research and securing adequate financing for the development of its products and marketing to potential customers. Accordingly, the Company's financial statements are presented as those of a development stage enterprise, as prescribed by Statement of Financial Accounting Standards ("SFAS") No. 7, "Accounting and Reporting by Development Stage Enterprises."

Use of estimates - Management uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that were used.

Cash equivalents - Cash and cash equivalents include cash and investments with maturities of three months or less.

Short-term investments - Short-term investments are principally comprised of investments with original maturities in excess of three months but less than one year from the date of acquisition. The investments consist of U.S. government bonds and treasury notes and corporate bonds and are presented according to the provisions of SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities." SFAS 115 requires that such investments be stated at fair value and the disclosure of any unrealized and realized gains and losses, as well as the original cost of the securities.

                            DIDAX INC. AND SUBSIDIARY
                          (DEVELOPMENT STAGE COMPANIES)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1997 AND 1998



B.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Depreciation and amortization - Property and equipment are stated at cost. Depreciation is determined using the straight-line method over estimated useful lives ranging from three to seven years. Leasehold improvements are amortized over the life of the related lease. Intangible assets are amortized over useful lives of five years using the straight-line method. Consistent with Financial Accounting Standards Board ("FASB") Interpretation No. 6, "Applicability of FASB Statement No. 2 to Computer Software" and SFAS No. 86, "Accounting for the Costs of Computer Software to Be Sold, Leased, or Otherwise Marketed", along with FASB Statement of Concepts 6, purchased software with alternative uses of future benefit to the Company, directly associated with revenue producing activities has been capitalized when the software is acquired and accounted for in accordance with its use. Additionally, per the American Institute of Certified Public Accountants' Statement of Position 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use," the costs of obtaining and/or developing internal use software are capitalized and amortized over a period of three years using the straight-line method.

Revenue recognition - The Company's revenues are derived from the sale of banner advertising and sponsorship contracts; various client based Internet services contracts, including consulting, Internet access subscriptions, referral fees, and electronic commerce transactions, primarily consisting of Christian music sales. Advertising revenues are recognized ratably in the period in which the advertisement is displayed, provided that no significant Company obligations remain and collection of the resulting receivable is probable. Company obligations typically include guarantees of minimum number of "impressions," or times that an advertisement appears in pages viewed by users of crosswalk.com ("crosswalk"), the Company's website, which was formerly known as the CCN:
Christian Community Network(TM). To the extent that minimum guaranteed impressions are not met, the Company defers recognition of the corresponding revenues until the remaining guaranteed impression levels are achieved. On sponsorship contracts for prime website exposure where impressions are not guaranteed and revenue sharing follows from the sale of the sponsors' products, initial sponsorship fees are recorded as revenue upon completion of work scope related to the contract and the revenue share portion is recorded as reported to the Company by the sponsor. Internet and consulting services revenue is recognized as earned on a percentage of completion method in accordance with the provisions of the individual customer contracts. Retail revenue is based on the sales price of products offered before application of sales tax, if applicable. In October 1998, the Company changed its policy to recognize revenue only upon product shipment instead of its prior practice of recognizing revenue at the time that customer credit card information was received. Due to the immaterial impact of this change in revenue recognition, prior period earnings were not restated. Referral fees are recognized upon recognition of earned value in accordance with the terms of contracts on which they are earned. Internet access revenues are recognized in the period earned based on the number of active users and the contractual rate remitted by the Internet provider.

Barter transactions, amounting to approximately fifty-two percent of revenues for the year ended December 31, 1998, are recorded at the lower of estimated fair value of the goods or services received or the estimated fair value of the services given. Barter transactions consist of providing hosting services in return for product price discounts, web development services in return for advertising space in the customer's magazine, and website presence on crosswalk.com in exchange for advertising space on the customer's website, other web related services, magazine advertisements, promotions at conferences or other related marketing services. The revenues and equivalent cost of sales from these barter transactions are recorded in the month in which the services are provided and/or received and are recorded in the revenue category commensurate with the product or service rendered. In the event that the services to be received by the Company are not provided in the same month in which the barter revenue is earned, then the value of those services are recorded as a receivable. When the related services are received, the receivable is reduced and the cost is recorded.

Net loss per common share - The Company reports basic and diluted earnings per share ("EPS") according to the provisions of SFAS No. 128, "Earnings Per Share." SFAS No. 128 requires the presentation of basic EPS and, for companies with complex capital structures, diluted EPS. As the Company has common stock and common stock equivalents outstanding, basic and diluted EPS are presented. Basic EPS excludes dilution and is computed by dividing net income (loss) available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted EPS is computed by dividing net income (loss) available to common stockholders, adjusted by any convertible preferred dividends; the after-tax amount of interest recognized in the period associated with any convertible debt; and any other changes in income or loss that would result from the assumed conversion of those potential common shares, by the weighted number of common shares and common share equivalents (unless their effect is anti-dilutive) outstanding.

                            DIDAX INC. AND SUBSIDIARY
                          (DEVELOPMENT STAGE COMPANIES)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1997 AND 1998



B.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Capital Structure - SFAS No. 129, "Disclosure of Information about Capital Structure," requires a summary presentation of the pertinent rights and privileges of the various securities outstanding. The Company's outstanding stock is completely comprised of voting common stock. There are no other rights or privileges to disclose. In addition, entities are required to disclose the number of shares issued upon conversion, exercise, or satisfaction of required conditions during the periods presented. The Company issued 313,075 shares of common stock upon the exercise of 313,075 Redeemable Common Stock Purchase Warrants, 44,000 shares of common stock upon the exercise of 44,000 Common Stock Underwriter Warrants, and 5,000 shares of common stock for the purchase of an intangible asset. In addition, in 1998, the Company granted 410,915 options to purchase common stock to employees, directors and consultants in accordance with the Company's 1997 Stock Option Plan. See Note L.

Comprehensive Income - SFAS No. 130, "Reporting Comprehensive Income," establishes standards for the reporting and display of comprehensive income and its components in the financial statements. Comprehensive income includes all non-owner related changes in a company's equity including, among other things, unrealized gains and losses on marketable securities classified as available-for-sale. For the years ended December 31, 1997 and 1998, SFAS 130 does not have a material impact on the Company's financial statements or footnotes.

Segment Information - Effective for financial statements for periods beginning after December 15, 1997, the FASB issued SFAS No. 131, "Disclosure about Segments of an Enterprise and Related Information." This pronouncement requires public enterprises to report certain information about operating segments, including products and services, geographic areas of operation, and major customers. Per SFAS 131, if, due to changes in the structure of the enterprise's internal organization, there are changes in the composition of the enterprise's reportable segments and the segment information for earlier periods is not restated to reflect the change, the enterprise shall disclose both the new basis of segmentation and the old, unless it is impracticable to do so. As this is the situation for the years ended December 31, 1997 and 1998, the Company has not reported segment information for the periods presented herein.

Stock-based compensation - In October 1995, the FASB issued SFAS No. 123, "Accounting for Stock-Based Compensation", which encourages companies to recognize expense for stock-based awards based on their estimated value on the date of grant. SFAS No. 123 is effective beginning with the year ending December 31, 1996. SFAS No. 123 permits companies to account for stock based compensation based on provisions prescribed in SFAS No. 123, or based on the authoritative guidance in Accounting Principles Board Opinion No. 25 ("APB 25"), "Accounting for Stock Issued to Employees." The Company has elected to continue to account for its stock based compensation in accordance with APB 25 which uses the intrinsic value method, however, as required by SFAS No. 123, the Company has disclosed the pro forma impact on the financial statements assuming the measurement provisions of SFAS No. 123 had been adopted. See Note L. The Company accounts for all other issuances of equity instruments in accordance with SFAS No. 123.

Deferred Costs - Deferred costs at December 31, 1997 consisted of commission costs attributable to advertising revenues deferred as of that date. These costs were charged to the cost of sales when the revenues were earned and recognized as income. The Underwriter's commission and offering costs associated with the IPO were captured in deferred charges during 1997. Once the IPO closed, these costs were netted against the proceeds. The legal, accounting, and other expenses associated with the December 3, 1996 private placement of units of junior convertible subordinated notes were also captured in deferred charges in 1997. These costs were charged to expense when the debt was repaid with the IPO proceeds. See Note A.

Deferred costs at December 31, 1998 consisted of content fees, conference fees, and legal fees. The content and conference fees will be charged to expense once the services associated with these fees have been delivered to the company. This is expected to occur within the first three months of 1999. The legal fees will either be charged to expense or netted against the proceeds from any potential equity offering for which they were incurred. The completion or termination of an offering, if any, will determine the final disposition.

Income Taxes - DIDAX, a C-corporation, accounts for income taxes under SFAS No. 109, "Accounting for Income Taxes." Under this method, deferred tax assets and liabilities are determined based on differences between the financial reporting and tax basis of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. The principal items relate primarily to differences between the net operating loss carryforwards, deferred interest, marketing expenses and accumulated depreciation. Prior to February 23, 1998, gofishnet was a qualified S-Corporation under Section 1361 of the Internal Revenue Code. Thus gofishnet was not subject to Federal and State income taxes, rather items of income, deduction, expense and

                            DIDAX INC. AND SUBSIDIARY
                          (DEVELOPMENT STAGE COMPANIES)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1997 AND 1998



B.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

credits passed through pro-rata directly to the stockholders to be reported on their individual income tax returns. Effective February 23, 1998, gofishnet became a C-Corporation and began accounting for income taxes based on SFAS No. 109.

Fair value of financial instruments - The carrying value of cash and cash equivalents, accounts receivable and notes payable approximate fair value because of the relatively short maturity of these instruments.

Product Development Costs - SFAS No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed," requires capitalization of certain software development costs subsequent to the establishment of technological feasibility. Costs incurred by the Company between the completion of technological feasibility and the point at which the product is ready for general release have been insignificant and all product development costs have been expensed to date.

Pensions - In February 1998, the FASB issued SFAS No. 132, "Employers Disclosure about Pensions and Other Postretirement Benefits." SFAS No. 132 is required to be adopted by the Company for fiscal year 1999. It revises employers' disclosures about pension and other postretirement benefit plans. It does not change the measurement or recognition of those plans.

Derivative Instruments and Hedging Activities - In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 133 is required to be adopted by the Company in the first quarter of fiscal year 2000. It establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the balance sheet and measure those instruments at fair value. Management believes that the adoption of this standard will not have a material effect on the Company's financial position or results of operations.

C.       SHORT-TERM INVESTMENTS

The aggregate market value, cost basis, and unrealized gains and losses of securities available for sale, by major security type, as of December 31, 1997 and 1998 are as follows:

                                                                             Gross Unrealized      Gross Unrealized
                                     Market Value          Cost Basis              Gains                Losses
                                     ------------          ----------              -----                ------
Total at December 31, 1997            $        --          $       ---            $   ---             $    ---
                                      ===========          ===========            =======             ========

U.S. Govt. Debt Securities            $ 2,407,143          $ 2,406,333            $ 2,744             $ (1,934)
Corporate Debt Securities                 336,134              338,935                ---               (2,801)
                                      -----------          -----------            -------             ---------
Total at December 31, 1998            $ 2,743,277          $ 2,745,269            $ 2,744             $ (4,735)
                                      ===========          ===========            =======             =========

Securities available for sale in the accompanying balance sheet at December 31, 1997 and 1998 include $0 and $2,441,196, respectively, with contractual maturities of one year or less, $0 and $302,081, respectively, with contractual maturities of one through five years. Expected maturities may differ from contractual maturities as a result of the Company's intent to sell these securities prior to maturity. The Company earned net realized gains and losses of $0 and $11,051 for the years ended December 31, 1997 and 1998, respectively, which are included in interest income along with the unrealized gains and losses.

                            DIDAX INC. AND SUBSIDIARY
                          (DEVELOPMENT STAGE COMPANIES)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1997 AND 1998



D.     PROPERTY AND EQUIPMENT

         Property and equipment, at cost, consisted of the following:

                                                                 1997           1998
                                                                 ----           ----
           Computer equipment                                 $ 249,409       $ 365,601
           Office furniture                                      28,007          47,593
           Leasehold improvements                                 2,300          10,611
           Office equipment                                       8,300          29,801
           Software                                                 ---         143,653
                                                              ---------       ---------
                                                                288,016         597,259

           Less: accumulated depreciation and
           amortization                                        (149,302)       (275,465)
                                                              ---------       ---------
                                                              $ 138,714       $ 321,794
                                                              =========       =========

Depreciation and amortization expense for the years ended December 31, 1997 and 1998 were $78,963 and $134,518, respectively.

E.       SHORT-TERM DEBT, OFFICER AND DIRECTOR

A director and an officer of the Company purchased junior subordinated notes in conjunction with the Company's private placement offering dated August 16, 1996 in the aggregate face value amount of $623,000. As part of the purchase of these junior subordinated debt securities, the purchasers earned warrants for the right to purchase shares of the Company's Common Stock at $4.00 per share, exercisable at the time of the IPO.

The portion of the proceeds of the above debt securities allocated to these warrants is $127,659 and is included in stockholders' equity in the accompanying financial statements. The Company recognized interest expense of $86,269 for the year ended December 31, 1997 related to this discount. The Company retired the $623,000 of junior subordinated notes when the IPO closed on October 3, 1997, including interest accrued of $72,149, for a total of $695,149. Additionally, the Company issued 172,638 warrants to purchase stock at a price of $4.00. In accordance with the underwriting agreement underlying the initial public offering of the Company's securities, the common stock issued from exercise of these warrants is locked-up until March 24, 1999.

In August and September of 1997, an officer and three directors advanced $250,000 to the Company at an interest rate of 11.5% to cover operating costs during that period. During the year ended December 31, 1997, the Company recognized related interest expense of $2,961. These advances and the accrued interest were repaid from the IPO proceeds on October 3, 1997.

F.     NOTES PAYABLE

On January 9, 1997, the Company closed on the minimum portion of a private placement offering dated December 3, 1996, placed by the underwriter of the Company's IPO, for units consisting of junior convertible subordinated notes with total gross proceeds to the Company from this offering of $750,000. The maximum portion of the offering for an additional $750,000 was oversubscribed and the Company closed this offering on February 21, 1997, with $950,000 in additional gross proceeds. In accordance with this offering, 340,000 unregistered shares were issued at no additional cost to the note holders at the time of the IPO by dividing the principal of each holder's note by the IPO price of $5 per share. The issuance of these shares was recognized as $1,700,000 of interest expense, or the fair value of the shares issued, representing an effective rate of interest of approximately 150%. Additionally, the note holders were repaid the principal of $1,700,000 on the closing of the IPO. The Company incurred total offering costs of $135,759 relating to this debt placement. These costs were captured as deferred costs until the offering closed, at which point they were amortized using the straight line method over the life of the notes. Once the notes were repaid, the remaining balance in deferred costs was charged to expense. See Note B.

In the first quarter of 1997, gofishnet borrowed $37,230 at an interest rate of 7% from a former principal. gofishnet borrowed an additional $45,000 at an interest rate of 10% from the same source during the third and fourth quarters of 1997. gofishnet recognized $37,060 and $1,752 interest expense for the years ended December 31, 1997 and 1998, respectively in connection with these notes. The $37,060 of interest expense includes $33,750 for the equivalent of 8,237 shares of the Company's stock issued to the note holder in lieu of interest. Both notes were due and repaid in full on April 1, 1998.

                            DIDAX INC. AND SUBSIDIARY
                          (DEVELOPMENT STAGE COMPANIES)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1997 AND 1998



G.     INCOME TAXES

The benefit for income tax for the years ended December 31, is as follows:

                                                  1997                    1998
                                                  ----                    ----
              Current                        $       -                  $     -
              Deferred tax expense                   -                        -
                                             -----------------          ----------
              Balance at year end            $       -                  $     -
                                             =================          ==========

A reconciliation of income tax at the statutory rate to the Company's effective rate is as follows for the years ended December 31,:

                                                                                 1997            1998
                                                                                 ----            ----
              Computed at the expected statutory rate                        $(1,402,000)     $(1,170,000)
              State income tax - net of Federal tax benefit                     (164,000)        (138,000)
              Decrease related to pre-merger net loss on
                    merger accounted for as a pooling of
                    interests                                                    273,200            6,500
              Less valuation allowance                                         1,292,800        1,301,500
                                                                             -----------       ----------
              Balance at year end                                            $      -          $    -
                                                                             ===========       ==========


Deferred tax assets and liabilities at December 31, 1997 and 1998 were as follows:

                                                                                  1997           1998
                                                                                  ----           ----
           Deferred tax assets:

                Net operating loss carryforward                                  591,000        1,859,300
                Interest expense                                                 646,000          646,000
                Consulting fees                                                    4,200            -
                Amortization                                                         -             73,000
                Depreciation                                                      51,600           16,000
                                                                              ----------       ----------
                Gross deferred tax assets                                      1,292,800        2,594,300

           Deferred tax liability                                                   -               -
                                                                              ----------       ----------

                Valuation allowance                                           (1,292,800)      (2,594,300)
                                                                              ----------       ----------
           Net deferred tax assets                                           $      -         $      -
                                                                              ==========       ==========

The Company has net operating loss carryforwards totaling approximately $1,556,000 and $4,890,000 for the tax years 1997 and 1998, respectively for federal and state income tax purposes expiring in 2012 and 2018.

H.     SERVICES PROVIDED WITHOUT CHARGE AND DONATIONS

As part of an effort to obtain a large and reputable Christian organization as a key customer, the Company provided $35,000 worth of products and services to this organization, at no charge, for the year ending December 31, 1997. This work was performed to demonstrate the Company's capabilities and to develop a growing relationship. Another incentive to attract this customer was to commit 50,000 shares of the Company's Common Stock to them as a donation. In 1997, the Company recognized $200,000 of marketing expense for the donation of 40,000 of these shares, equivalent to the fair value of the shares at the time of the donation. In 1998, the contract with this organization was amended to indicate that the Company would not be donating the remaining 10,000 shares. No services were provided without charge in the year ending December 31, 1998.

I.       RELATED PARTY TRANSACTIONS

At December 31, 1997 and 1998, the Company had notes receivable due from officers of the Company totaling $93,000. The Company is collecting interest on these notes through payroll deductions at the minimum federal statutory rate at the time of issuance of 5.7%. The notes are due to be repaid on October 31, 1999.

An officer and a director advanced $212,000 to the Company to cover operating costs for certain periods during 1996. These advances bore interest of 9.75% and were repaid from the proceeds from the private placement offering which closed in February 1997.

                            DIDAX INC. AND SUBSIDIARY
                          (DEVELOPMENT STAGE COMPANIES)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1997 AND 1998



I.       RELATED PARTY TRANSACTIONS (CONTINUED)

In 1996, the Company borrowed $623,000 from an officer and a director. This was repaid with the proceeds from the Company's IPO. See Note E.

On January 9, 1997, the Company borrowed $300,000 from a director of the Company as part of the December 3, 1996 private placement offering of the junior convertible subordinated notes. This was repaid with the proceeds from the Company's IPO. See Note F.

In the first quarter of 1997, gofishnet borrowed $37,230 at an interest rate of 7% from a former majority shareholder. gofishnet borrowed an additional $45,000 at an interest rate of 10% from the same individual during the third and fourth quarters of 1997. Both notes were due and repaid in full on April 1, 1998. See Note F.

In August and September of 1997, an officer and three directors advanced $250,000 to the Company. This was repaid with the proceeds from the Company's IPO. See Note E.

To enhance process and achieve product efficiencies, the Company hired Corporate Resource Development, Inc. ("CRD") in February 1998, for consulting services for the period March 1, 1998 through May 31, 1998. Max Carey, a member of DIDAX's board of directors, is CRD's Chairman and CEO. The Company paid out a total of $62,500, plus out of pocket expenses and granted options to purchase a total of 17,145 shares of the Company's Common Stock at $2.185 per share, which was the market price at the time of the grant.

In 1998, gofishnet rented office space and equipment from a company whose principals are also former principals of gofishnet and current shareholders of DIDAX. The Company believes that the cost incurred for the use of this office space and equipment was at fair market value.

J.     COMMITMENTS AND CONTINGENCIES

OPERATING LEASE OBLIGATIONS

The Company leases office space in Chantilly, Virginia; Costa Mesa, California; and as of November 1998, Franklin, Tennessee; and certain equipment under non-cancelable operating leases. The California office lease provides for a one year term. The Tennesse office lease provides for a two-year term, an annual increase in base rent based on the first year's CPI index, and additional rent representing the Company's pro-rata share of operating expenses as defined in the lease agreement. The Tennessee office lease expires on October 31, 2000. In October 1998, the Company moved its headquarters office to a 6,100 square foot facility in Chantilly, Virginia. The lease provides for a five-year renewable term, with an annual escalator in base rent of 3%, and additional rent representing the Company's pro-rata share of operating expenses as defined in the lease agreement. The Chantilly office lease expires on September 30, 2003. The new facility increases by 20% the floor space available for Company expansion. The equipment leases provide for three-year lease terms.

Minimum future lease payments under non-cancelable operating leases are as follows for each of the years ending December 31:

                    1999                                                 $109,204
                    2000                                                  102,420
                    2001                                                   92,889
                    2002                                                   95,675
                    2003                                                   71,223
                                                                        ---------
                                                                        $ 471,411
                                                                        =========

Rent expense for the years ended December 31, 1997 and 1998 was $69,944 and $77,212 and is included in general and administrative expenses.

SECURITIES

In April of 1996, the Company became aware that certain prior private placements may be deemed not to have been properly exempted from registration under federal and/or state law. This may give rise to the opportunity for certain stockholders and members to exercise rescission rights, if any, related to their investment in the Company. The Company believes there may be valid legal defenses

                            DIDAX INC. AND SUBSIDIARY
                          (DEVELOPMENT STAGE COMPANIES)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1997 AND 1998



J.     COMMITMENTS AND CONTINGENCIES (CONTINUED)

to any and/or all such rescission actions, if initiated. The potential of inadvertent exemption violations was communicated to the investors concerned in August of 1996.

Furthermore, in late December of 1996, each stockholder and member who might have rescission rights was sent a written request to waive such rights (if any) to rescission and other remedies in connection with any past omissions or violations of federal or state securities laws or regulations, and also to agree not to pursue any litigation against the Company or its directors on the basis of such rights. Approximately 80% of the members responded with waivers, representing approximately 89% of the outstanding shares. In September 1997, the Commonwealth of Virginia ("the Commonwealth") ruled that solicitation of waivers in this case to Virginia shareholders was in violation of Virginia Securities Law. As a remedy, the Commonwealth required the Company to send written notice to each investor to the effect that their rights remain unimpaired. As of December 31, 1997, $1,733,399 was the total amount of common stock subject to rescission if all the waivers were deemed invalid. As of December 31, 1998 all related shares are now beyond the statute of limitations under Section 13 of the Securities Act of 1933 and Section 10b-5 of the Securities Exchange Act of 1934 along with the Securities Law of State jurisdictions, which the Company uses as a reasonable basis for establishing the potential exposure. None of the shareholders pursued exercise of any potential rescission rights.

In addition, in October 1997, the Company completed the requirements imposed by the Commonwealth with regard to the request for waivers of rescission rights related to prior private placements. Pursuant to this action, this matter is now considered closed by the Commonwealth and there are no further investigations pending.

K.     CONCENTRATION OF CREDIT RISK

Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents and short-term investments. The Company maintains its cash accounts in commercial banks located in Virginia and California. Cash balances are insured by the Federal Deposit Insurance Corporation ("FDIC") up to $100,000 per financial institution. At December 31, 1997 and 1998, there were no uninsured cash balances.

Cash equivalents are maintained in money market funds. These cash equivalents are not insured by the FDIC, but are collateralized by the underlying assets of the federal government or corporate entities issuing debt obligations. In addition, the brokerage firms may or may not carry insurance from the Securities Investment Protection Corporation (SIPC). The SIPC insures a minimum balance of $500,000 (including $100,000 for cash), however all brokerage firms are not required to offer this coverage to their clients. Therefore, the Company had uninsured investments of $0 and $136,762 at December 31, 1997 and 1998, respectively.

During 1997 and 1998, revenue was generated from major customers in amounts exceeding 10% of total revenue as follows:

                                    December 31, 1997                             December 31, 1998
                            ---------------------------------             --------------------------------
                                                    Accounts                                     Accounts
                                                   Receivable                                   Receivable
                             Revenue       %        Balance                Revenue        %       Balance
                            ---------------------------------             --------------------------------
       Customer #1          $     -       - %      $   -                  $260,000      24%      $38,900
       Customer #2          $148,623      44%      $31,074                $ 73,678       7%      $18,763
       Customer #3          $ 64,109      19%      $ 4,063                $ 50,217       5%      $25,927
       Customer #4          $     -       - %      $   -                  $109,650      10%      $   -

The Company's customers are located throughout the United States. In the normal course of business, the Company extends unsecured credit to its customers.

L.     STOCK OPTION PLAN

Since the inception of the Company, various options have been granted by the Board of Directors to founders, directors, employees, consultants and ministry partners. The 1998 Stock Option Plan ("1998 Plan") was approved by the Board of Directors in April, 1998. The 1998 Plan gives the company the authority to issue 400,000 options to purchase DIDAX common stock. As is the case with the 1997 Plan, if any stock options granted under the 1998 Plan shall terminate, expire or be canceled as to any shares, new stock options may thereafter be granted covering such shares. In addition, any shares purchased under this 1998 Plan subsequently repurchased by the Company pursuant to the terms hereof may again be granted under the 1998 Plan. The shares issued upon exercise of stock options

                            DIDAX INC. AND SUBSIDIARY
                          (DEVELOPMENT STAGE COMPANIES)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1997 AND 1998



L.     STOCK OPTION PLAN (CONTINUED)

under the 1998 Plan may, in whole or in part, be either authorized but unissued shares or issued shares reacquired by the Company. As of December 31, 1998, none of these options have been granted.

In February 1997, the Incorporators authorized 268,400 additional shares of common stock to underlie additional options reserved for key employees and for future compensation to members of the Board of Directors. The Board of Directors also adopted and the Stockholders approved, the 1997 Stock Option Plan ("1997 Plan"), which provides for the granting of either qualified or non-qualified options to purchase an aggregate of up to 2,057,937 shares of common stock, inclusive of the 268,400 shares mentioned above, and any and all options or warrants granted in prior years by the Company. In December 1998, the Company filed a form S-8 Registration Statement for the purpose of registering the shares underlying the 1997 Plan.

All options are stated in common stock of DIDAX. The Board of Directors determines the option price (not less than fair market value) at the date of grant. The objectives of the stock plan are to advance the interests of DIDAX by providing an opportunity to its selected key employees, consultants, and ministry partners, to purchase shares of DIDAX. By encouraging stock ownership, DIDAX seeks to attract, retain and motivate key employees, consultants, and ministry partners. Both the 1997 Plan and the 1998 Plan will be administered by the Compensation Committee of the Board of Directors or by the Board of Directors as a whole.

At December 31, 1997 and 1998, the Company had outstanding options to sell 1,164,456 and 1,334,456 shares of common stock, respectively, to various officers and directors of the Company at exercise prices ranging from $1.50 to $5.00 per share. As of December 31, 1997 and 1998, options for 284,956 and 588,626 shares are vested, respectively. All but 20,000 options, scheduled to vest during 1999, will only vest based on performance criteria. The options expire ten years from the date granted, except 185,000 options granted to directors in 1997, which expire five years from the date exercisable.

At December 31, 1997 and 1998, the Company had outstanding options to sell 80,500 and 129,985 shares of common stock, respectively, to various outside consultants and a ministry partner at exercise prices ranging from $1.66 to $5.00 per share. As of December 31, 1997 and 1998, options for 50,500 and 82,985 were vested, respectively. 57,485 options expire five years from the date granted. All other options expire ten years from the date granted.

At December 31, 1997 and 1998, the Company granted to employees options for 360,676 and 410,915 shares of common stock, respectively, at exercise prices ranging from $2.00 to $5.00 per share. The grant prices of $2.00 to $5.00 were determined by the Board of Directors to represent fair value. As of December 31, 1997 and 1998, options for 240,704 and 307,024 shares are vested, respectively. The options expire through 2008.

A summary of activity for the period ended December 31, 1998, is as follows:

                                                                    Options Outstanding
                                                                    -------------------
                                                                 Number of        Per Unit
                                                                  Shares       Exercise Price
                                                                 ---------     --------------
              OUTSTANDING, JANUARY 1, 1995                         72,500      $1.50 - $1.66
                    Options granted                               246,203              $2.00
                    Options exercised                                   -                  -
                    Options expired                                     -                  -
                                                              -----------      -------------
              OUTSTANDING, DECEMBER 31, 1995                      318,703      $1.50 - $2.00
                    Options granted                               941,759      $3.00 - $5.00
                    Options exercised                                   -            -
                    Options expired                                40,400      $2.00 - $5.00
                                                              -----------      -------------
              OUTSTANDING, DECEMBER 31, 1996                    1,220,062      $1.50 - $5.00
                    Options granted                               439,920      $3.89 - $5.00
                    Options exercised                                   -                  -
                    Options expired                                54,350      $2.00 - $5.00
                                                              -----------      -------------
              OUTSTANDING, DECEMBER 31, 1997                    1,605,632      $1.50 - $5.00
                    Options granted                               410,915      $2.00 - $4.00
                    Options exercised                                   -                  -
                    Options expired                               141,180      $2.19 - $5.00
                                                              -----------      -------------
              OUTSTANDING, DECEMBER 31, 1998                    1,875,367      $1.50 - $5.00
                                                              ===========      =============

                            DIDAX INC. AND SUBSIDIARY
                          (DEVELOPMENT STAGE COMPANIES)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1997 AND 1998



L.     STOCK OPTION PLAN (CONTINUED)

The Company accounts for the fair value of its options granted to employees in accordance with APB 25. Accordingly, no compensation expense has been recognized for the options granted, since the options are granted, at the discretion of the Board of Directors, at an option price per share not less than fair market value, as determined by the Board of Directors, at the date of grant.

Had compensation expense been determined based on the fair value of the options at the grant dates consistent with the method of accounting under SFAS 123, the Company's net loss and net loss per share would have been increased to the proforma amounts indicated below:

                                                               1997                   1998
                                                          -------------------------------------
       Net loss
              As reported                                  $(4,271,249)           $(3,459,055)
              Proforma                                     $(4,368,892)           $(4,012,375)
       Net loss per common share
           Basic
              As reported                                       $(3.31)                $(0.98)
              Proforma                                          $(3.39)                $(1.13)
           Diluted
              As reported                                       $(3.31)                $(0.98)
              Proforma                                          $(3.39)                $(1.13)

The fair value of each option is estimated on the date of grant using a type of Black-Scholes option-pricing model with the following assumptions used for grants during the year ended December 31, 1997: dividend yield of 0%, risk-free interest rate based on the 10-year bond Treasury yield at the date of grant, and expected term of 10 years. For grants made prior to the IPO, the Company used a volatility of 0%. SFAS No. 123 provides for the use of a 0% volatility assumption for grants made prior to becoming a public company. For grants made subsequent to the IPO, the Company used a volatility of 13.9%. For the year ended December 31, 1998, the following assumptions were used: dividend yield of 0%; risk-free interest rates based on the Treasury bond yield at the date of grant for three to five year bonds, depending on the expected term; volatility ranging from 27.6% to 124.0%, depending on the grant date; and an expected term of two-and-a-half to five years. All options granted to employees have been granted at an exercise price of $1.50 to $5.00 per share.

During August 1996, the Company issued a private placement to secure $3,000,000 in junior subordinated debt coupled with 375,000 warrants to purchase membership units (shares) after July, 1998 at $4.00 per unit (share). This offering was closed with $623,000 in notes and with 61,209 and 172,638 warrants earned and granted as of December 31, 1996 and December 31, 1997, respectively. See Note E. Since the only participants in this offering were an officer and a director of the Company, the warrants earned pursuant to this offering have been adopted in the 1997 Stock Option Plan, as approved by the Board of Directors of DIDAX, and therefore are referred to as options by the Company. However, these securities are not included in the summary of activity table.

In April 1998, the Board of Directors resolved to amend the 1997 Plan. The substance of this change was to amend the actual administration of the plan by making all options subject to the approval of the Board of Directors, and in the case of a merger or a similar reorganization that the Company does not survive, to cause only non vested stock options to be subject to termination should the surviving entity not assume the obligation of all granted options. This term was carried forward and is included in the 1998 Plan approved by the stockholders.

M.     EMPLOYEE BENEFIT PLANS

In January 1998, the Company adopted an Employee Benefit Plan, in the form of a 401K Plan, that covers all full time and permanent part time employees, the cost of which was substantially covered through additional after-tax payroll deductions of participants. Employees may elect to participate by contributing a percentage of their compensation. Participation is at 50% and the maximum contribution allowed is 15% or $10,000, whichever is lower. The Company is not required to contribute to the 401K Plan and has made no contributions since its inception.

On June 1, 1998, the Company implemented an Internal Revenue Code Section 125 "Premium Only Plan", which allows participating employees of the Company to contribute toward the cost of medical and newly established dental plan expenses with pretax dollars.

                            DIDAX INC. AND SUBSIDIARY
                          (DEVELOPMENT STAGE COMPANIES)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1997 AND 1998



M.     EMPLOYEE BENEFIT PLANS (CONTINUED)

Through this plan, set on a calendar year, employees contribute toward paying 20% and 93% of the medical and dental plans, respectively.

N.     NET LOSS PER COMMON SHARE

As required by SFAS No. 128, the following is a reconciliation of the basic and diluted EPS calculations for the periods presented:

                                                                             1997                 1998
                                                                             ----                 ----
       Net loss (numerator)                                           $(4,271,249)         $(3,459,055)
       Weighted average shares (denominator)                            1,289,460            3,535,487

       Basic net loss per share                                       $     (3.31)          $    (0.98)
                                                                      -----------           ----------

       Dilutive shares (denominator)                                    1,289,460            3,535,487

       Diluted net loss per share                                     $    (3.31)           $    (0.98)
                                                                      ----------            -----------

As required by Securities and Exchange Commission (SEC) Staff Accounting Bulletin No. 98, the above calculation of EPS is based on SFAS No. 128 "Earnings Per Share." Thus, 55,414 stock options and purchase warrants granted at below market prices outstanding in the years ended December 31, 1997 and 1998, are not included in the calculation of diluted EPS as their inclusion would be anti-dilutive.

O.       SUBSEQUENT EVENTS

PURCHASE WARRANTS CALLED FOR REDEMPTION

Pursuant to the terms of the Purchase Warrant Agreement, the Company exercised its right to call the 2,875,000 Redeemable Common Stock Purchase Warrants ("Purchase Warrants") sold in the Company's IPO and traded on Nasdaq SmallCap (Symbol "AMENW"). The terms of the Purchase Warrants granted the Company such a right should the closing bid price as reported on Nasdaq of the shares of Company's Common Stock average in excess of $10.00 per share for 30 consecutive trading days. This condition was met on January 4, 1999, and the Company initiated mailing of the Notice of Redemption to warrant holders as of January 13, 1999. The redemption date was February 12, 1999. The aggregate result of the call for redemption was that 2,841,526 (or 98.8%) of the purchase warrants were exercised resulting in $16,338,774 being raised by the Company, leaving 33,474 purchase warrants left for redemption for which the Company remitted $8,369. Primarily due to this action, outstanding shares of Common Stock increased to 6,567,606 shares as of the redemption date.

No dealer, salesman or any other person has been authorized to give any information or to make any representation, other than those contained in this Prospectus, in connection with the offering described herein, and, if given or made, such information or representation must not be relied upon as having been authorized by the Company or the Underwriter. This Prospectus in connection with the Offering does not constitute an offer to sell or solicitation of any offer to buy, by any person in any jurisdiction in which it is unlawful for such person to make such offer or solicitation. Neither the delivery of this Prospectus nor any offer, solicitation or sale made hereunder, shall under any circumstance, create any implication that the information herein is correct as of any time subsequent to the date of the Prospectus.


     TABLE OF CONTENTS
Page
----
Prospectus Summary...........   4
Risk Factors.................   7
Use of Proceeds..............  15
Capitalization...............  16
Dilution.....................  17
Management's Discussion and
  Analysis or Plan
  of Operation...............  18
Proposed Business............  24
Management...................  36
Principal Shareholders.......  43
Description of Securities....  46
Plan of Distribution.........  48
Legal Proceedings............  48
Legal Matters................  48
Experts......................  48
Financial Statements......... F-1





                                   DIDAX INC.

                    117,500 COMMON STOCK UNDERWRITER WARRANTS
                      204,000 WARRANT UNDERWRITER WARRANTS
                     204,000 UNDERWRITER UNDERLYING WARRANTS

                    321,500 SHARES OF COMMON STOCK UNDERLYING
                  117,500 COMMON STOCK UNDERWRITER WARRANTS AND
                     204,000 UNDERWRITER UNDERLYING WARRANTS




                                   PROSPECTUS

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

      Articles 10 and 11 of the Company's Certificate of Incorporation, as amended, and Article XI of the By-laws of the Company, as amended, contain the following provisions with respect to indemnifying officers and directors of the
Company:

                          CERTIFICATE OF INCORPORATION

      TENTH. To the fullest extent permitted by Delaware statutory or decisional law, as amended or interpreted, no director of this Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. This Article 10 does not affect the availability of equitable remedies for breach of fiduciary duties.

      ELEVENTH. The Corporation shall, to the fullest extent legally permissible, indemnify (fully or, if not possible, partially) each of its directors and officers, and persons who serve at its request as directors or officers of another organization in which it owns shares or of which it is a creditor, against all liabilities (including expenses) imposed upon or reasonably incurred by him in connection with any action, suit or other proceeding, civil or criminal (including investigations, audits, the activities of, or service upon special committees of the board) in which he may be involved or with which he may be threatened, while in office or thereafter, by reason of his acts or omissions as such director or officer, unless in any proceeding he shall be finally adjudged not to have acted in good faith in the reasonable belief that his action was in the best interest of the Corporation; provided, however, that such indemnification shall not cover liabilities in connection with any matter which shall be disposed of through a compromise payment by such director or officer, pursuant to a consent decree or otherwise, unless such compromise shall be approved as in the best interest of the Corporation, after notice that it involved such indemnification, (a) by a vote of the directors in which no interested director participates, or (b) by a vote or the written approval of the holders of a majority of the outstanding stock at the time having the right to vote for directors, not counting as outstanding any stock owned by any interested director or officer. Such indemnification may include payment by the Corporation of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding, upon receipt of an undertaking by the person indemnified to repay such payment if he shall be adjudicated to be not entitled to indemnification under these provisions. The rights of indemnification hereby provided shall not be exclusive of or affect other rights to which any director or officer may be entitled. As used in this paragraph, the terms "director" and "officer" include their respective heirs, executors and administrators, and an "interested" director or officer is one against whom as such the proceedings in question or another proceeding on the same or similar grounds is then pending.

                                     BYLAWS

      Indemnification of employees and other agents of the Corporation (including persons who serve at its request as employees or other agents of another organization in which it owns shares or of which it is a creditor) may be provided by the Corporation to whatever extent shall be authorized by the directors before or after the occurrence of any event as to or in consequence of which indemnification may be sought. Any indemnification to which a person is entitled under these provisions may be provided although the person to be indemnified is no longer a director, officer, employee or agent of the Corporation or of such other organization. It is the intent of these provisions to indemnify director and officers to the fullest extent not specifically prohibited by law, including indemnification against claims brought derivatively, in the name of the Corporation, and that such directors and officers need not exhaust any other remedies.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

      The following is an itemization of expenses payable by the Company from the net proceeds of the Offering, incurred by the Company in connection with the issuance and distribution of the Offered Stock. All expenses are estimated.

SEC Registration and Filing Fee(1)..............................       $-0-
NASD Registration and Filing Fee(1).............................       $-0-
Nasdaq Registration and Filing Fee(1)...........................       $-0-
Financial Printing..............................................      $ 4,000
Accounting Fees and Expenses....................................      $ 3,000
Legal Fees and Expenses.........................................      $10,000
Miscellaneous...................................................      $ 3,000
                                                                      -------
                  Total.........................................      $20,000

(1) Paid upon filing of the Registration Statement in connection with the Initial Public Offering.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

      The following sets forth information relating to all securities of the Registrant sold by it within the past three years without registration under the Securities Act.

      The following shares of Common Stock were sold by the Company during the past three years without registration under the Securities Act. There were no underwriting discounts or commissions paid in connection with the issuance of any of said securities.

      The Company issued 2,212 shares of Common Stock on April 11, 1997 in reliance upon Section 4(2) of the Securities Act, to Dr. J.C. Lasmanis for consulting services, which the Board of Directors has determined had a value of $11,062. Dr. Lasmanis has agreed not to sell any shares of Common Stock until March 24, 1999. Dr. Lasmanis has been involved with the Company from inception as an informal advisor and contracted consultant in assisting the Company to market to home schooling ministries and to develop Internet content. Because he is considered therefore, an "insider" substantially familiar with, had access to or possession of the information an investor needs to know in order to make an informed investment decision in the Company, and because Dr. Lasmanis was a sophisticated investor for purposes of Section 4(2) of the Securities Act, the Company relied on the exemption in Section 4(2) of the Securities Act.

      The sales of junior subordinated notes described in the following table were made in reliance upon Regulation D, Rule 506 of the Securities Act, which provides for exemption for transactions not involving a public offering. With regard to the Company's reliance upon this exemption from registration, certain inquiries were made by the Company that such sales qualified for such exemption. In particular, all investors certified to the Company that they were accredited, they executed investment letters, and the securities bear a legend accordingly.

  Date                                           Dollar Amount Purchased
  ----                                           -----------------------
 7/10/96                                               $125,000
 7/30/96                                                125,000
 9/26/96                                                 76,000
10/30/96                                                297,000
                                                       --------
    Total                                              $623,000

       Holders of the above junior subordinated notes, earned interest payable in the amount of 9.75% per annum, compounded monthly, payable in full at maturity, with warrants to purchase up to 172,639 shares of the Company's common stock exercisable at $4.00 per share, and vested on September 24, 1997. These junior subordinated notes were repaid for the proceeds of the Company's IPO. There were no underwriting discounts or commissions paid in connection with the issuance of any of said securities.

      The sales of the junior convertible subordinated notes ("Notes"), described in the following table were made in reliance upon Regulation D, Rule 506 of the Securities Act, which provides for exemption for transactions not involving a public offering. With regard to the Company's reliance upon this exemption from registration, certain inquiries were made by the Company that such sales qualified for such exemption. In particular, all investors certified to the Company that they were accredited, they executed investment letters, and the securities bear a legend accordingly.

                             AMOUNT
               DATE FUNDS    OF NOTES
                RECEIVED    PURCHASED
              -----------------------
                12/16/96     $100,000
                12/18/96     $100,000
                12/18/96      $50,000
                12/20/96      $25,000
                12/20/96      $50,000
                12/24/96     $100,000
                12/26/96      $25,000
                12/30/96      $50,000
                01/03/97      $75,000
                01/07/97     $100,000
                01/07/97      $50,000
                01/08/97      $25,000
                01/09/97      $25,000
                01/13/97      $25,000
                01/14/97      $50,000
                01/15/97      $45,000
                01/15/97      $10,000
                01/15/97      $25,000
                01/15/97      $25,000
                01/16/97     $200,000
                01/16/97      $45,000
                01/20/97      $25,000
                01/24/97      $25,000
                01/24/97      $25,000
                01/31/97      $25,000
                01/31/97      $25,000
                01/31/97     $275,000
                02/04/97     $100,000
                          ===========
                           $1,700,000

     The Holders of the Notes as detailed above, received at maturity on October 3, 1997 when the Notes were repaid from the proceeds of the Company's IPO, 340,000 shares of its common stock, which have been converted into the right to receive an equal number of shares of common stock of the Company. The Notes were unsecured, non interest bearing, and expressly subordinate to institutional debt. This common stock is in the form of unregistered shares of the Company's stock, with a two year irrevocable lock-up agreement. Barron Chase Securities, Inc. served as placement agent for this private placement and received a 7% commission amounting to $119,000 for their services in this regard.

          In August and September of 1997, the Company issued eight separate unsecured Corporate promissory notes to an officer and three directors in the aggregate of $250,000 payable at an interest rate of 11.5%. Exemption from registration under the Securities Act is claimed for issuance of the unsecured Corporate promissory notes in reliance upon the exemption afforded by Section 4(2) of the Securities Act for transactions nor involving a public offering. Each person to whom the securities were issued were sophisticated persons for purposes of Section 4(2) of the Securities Act and had access to or possession of information an investor needs to know in order to make an informed investment decision in the Company. During the year ended December 31, 1997, the Company recognized related interest expense of $2,961. These advances and the accrued interest were repaid from the IPO proceeds on October 3, 1997.

      The following is a record of the options to purchase shares of Common Stock granted to officers, directors, consultants, ministry partners and employees of the Company over the past three years. These non qualified options were not issued for the purpose of raising capital and have been granted solely to persons deemed "insiders," i.e. persons considered sufficiently familiar with the Company so that registration under Section 5 of the Securities Act was not deemed necessary under Section 4(2) of the Securities Act. The Company also relied on Rule 701 of the Commission. Further, each person to whom the following securities were issued were sophisticated persons for purposes of Section 4(2) of the Securities Act and had access to or possession of information an investor needs to know in order to make an informed investment decision in the Company.

-------------------------------------
Class Of Persons  Date of Grant -->   06/31//93   12/31/94    6/29/95    08/29/95     12/31/95  3/31/96   5/26/96     6/30/96
------------------------------------- ----------------------------------------------------------------------------------------
Executives
Dane West                                30,000
Bill Bowers                               4,000
Bill Parker                                         14,000
Gary Struzik                                                                                      30,000

BOARD
Bruce Edgington                                                              2,500                                       2,500
John Meindl
Jim Buick
Earl Gjelde
Tom Whitehead
Max Carey
Bob Varney                                                     116,000

CONSULTANTS AND MINISTRY PARTNERS
Consultant                                                       4,000
Consultant                                           4,500
Consultant                                                                                250
Consultant                                                                                500
Consultant                                                                                500
Consultant                                                                                250
Consultant                                                                                500
Consultant
Consultant
CTi                                                                                                         25,000
Consultant
Consultant
Consultant
Consultant
Consultant
Consultant

EMPLOYEES
Employee                                            10,000                  10,000      7,638
Employee                                            10,000                  10,000      2,792
Employee                                                                                7,600
Employee                                                                               18,773      2,019                 2,019
Employee                                                                               12,100
Employee                                                                               10,850
Employee                                                                               10,100
Employee                                                                               10,000
Employee                                                                                2,600
Employee                                                                               12,500
Employee                                                                                5,000
Employee                                                                                          50,000
Employee                                                                                           2,660
Employee                                                                                          10,000               (10,000)
Employee                                                                                           3,600
Employee                                                                                           6,250
Employee                                                                                           2,500
Employee                                                                                           3,600
Employee                                                                                           2,000
Employee                                                                                1,750        750                   750
Employee                                                                                           1,000
Employee                                                                                           1,950
Employee                                                                                           3,000
Employee                                                                                           2,000
Employee                                                                                                                 3,000
Employee                                                                                                                 3,000
Employee                                                                                                                 3,000
Employee
Employee
Employee
Employee
Employee
Employee
Employee
Employee
Employee
Employee
Employee
Employee
Employee
Employee
Employee
Employee
Employee
Employee
Employee
Employee
Employee
Employee
Employee
Employee
Employee
Employee
                 TOTAL OPTIONS    0      34,000     38,500     120,000      22,500    103,703    121,329    25,000       4,269
                                         -------------------------------------------------------------------------------------
Option Exercise Price Per Share           $1.50     $1.667       $2.00       $2.00      $2.00      $3&$4     $4.00       $4.00
                                         -------------------------------------------------------------------------------------


-------------------------------------
Class Of Persons  Date of Grant -->     8/16/96    9/30/96   9/30/96     12/31/96   3/31/97     04/09/97
------------------------------------- --------------------------------------------------------------------
Executives
Dane West                                           171,312                 5,191
Bill Bowers                                         164,312                10,385
Bill Parker
Gary Struzik                                         71,250                 6,331

BOARD
Bruce Edgington                           95,679    160,314
John Meindl                                                                                       37,000
Jim Buick                                                                                         37,000
Earl Gjelde                                                                                       37,000
Tom Whitehead                                                                                     37,000
Max Carey
Bob Varney                                54,700    145,312                17,524

CONSULTANTS AND MINISTRY PARTNERS
Consultant
Consultant
Consultant
Consultant
Consultant
Consultant
Consultant
Consultant                                                                                        37,000
Consultant
CTi
Consultant
Consultant
Consultant
Consultant
Consultant
Consultant

EMPLOYEES
Employee                                                                      446
Employee                                                                   (7,500)
Employee                                                                    1,600
Employee                                                        2,019       1,013
Employee                                                                    1,066
Employee                                                                    2,263
Employee                                                                      965
Employee                                                                    1,095
Employee                                                                      888
Employee                                                                    1,350
Employee                                                                    1,830
Employee                                 (18,000)
Employee                                                                    1,278
Employee
Employee                                    (700)
Employee                                                                    1,930
Employee                                                                      788
Employee                                  (2,700)
Employee                                                                    2,091
Employee                                                          750
Employee                                     250
Employee                                                                    2,600
Employee                                    (750)
Employee                                                                      100
Employee                                    (250)
Employee                                    (250)
Employee                                    (250)
Employee                                                                    2,808
Employee                                   2,000                              100
Employee                                                                               2,000
Employee                                                                              20,000
Employee
Employee
Employee
Employee
Employee
Employee
Employee
Employee
Employee
Employee
Employee
Employee
Employee
Employee
Employee
Employee
Employee
Employee
Employee
Employee
Employee
Employee
                 TOTAL OPTIONS    0      129,729    712,500     2,769      56,142     22,000     185,000
                                      --------------------------------------------------------------------
Option Exercise Price Per Share            $4.00      $5.00     $4.00       $4.00      $5.00       $5.00
                                      --------------------------------------------------------------------

-----------------------------------
Class Of Persons  Date of Grant --> 04/30/97     06/10/97      08/18/97   09/01/97   09/12/97    10/03/97    10/29/97     12/19/97
----------------------------------------------------------------------------------------------------------------------------------
Executives                            2,420        2,420
Dane West                             2,420        2,420
Bill Bowers
Bill Parker                           1,405        1,290
Gary Struzik

BOARD                                                                                             16,603
Bruce Edgington
John Meindl
Jim Buick
Earl Gjelde
Tom Whitehead                                     37,000
Max Carey                             8,075        8,075                                           5,657
Bob Varney

CONSULTANTS AND MINISTRY PARTNERS
Consultant
Consultant
Consultant
Consultant
Consultant
Consultant
Consultant
Consultant                            4,000                                 2,000                              2,000
Consultant
CTi
Consultant
Consultant
Consultant
Consultant
Consultant
Consultant

EMPLOYEES                               325       15,325
Employee
Employee                                405        5,405
Employee                                805        8,305
Employee                                565        5,565
Employee                                805        1,805                             (11,750)
Employee                                405        5,405
Employee                                405       10,405
Employee                                           1,000
Employee                                           1,000        (3,350)
Employee                                805        1,805        (6,000)
Employee
Employee                                           7,500
Employee
Employee
Employee                              1,250       27,605                                                                  (33,250)
Employee                                           1,000
Employee
Employee                                           6,000
Employee
Employee
Employee                                           7,500
Employee
Employee                                           1,000
Employee
Employee
Employee
Employee                                           1,000
Employee                                           5,000
Employee
Employee
Employee                                           1,000
Employee                                                                                                      40,000
Employee
Employee
Employee
Employee
Employee
Employee
Employee
Employee
Employee
Employee
Employee
Employee
Employee
Employee
Employee
Employee
Employee
Employee
Employee
Employee
Employee
                 TOTAL OPTIONS       24,090      164,830        (9,350)     2,000    (11,750)     22,260      42,000      (33,250)
                                   ----------------------------------------------------------------------------------------------
                                      $5.00        $5.00         C          $5.00     C            $4.00          $5       C
Option Exercise Price Per Share    ----------------------------------------------------------------------------------------------




-----------------------------------
Class Of Persons  Date of Grant -->  01/30/98   02/17/98     02/28/98    03/23/98    04/01/98    05/22/98   06/01/98
---------------------------------------------------------------------------------------------------------------------
Executives
Dane West
Bill Bowers                                                                270,000
Bill Parker
Gary Struzik

BOARD
Bruce Edgington
John Meindl
Jim Buick
Earl Gjelde
Tom Whitehead
Max Carey                                                     (100,000)
Bob Varney

CONSULTANTS AND MINISTRY PARTNERS
Consultant
Consultant
Consultant
Consultant
Consultant
Consultant
Consultant
Consultant
Consultant
CTi                                                 4,500
Consultant                                         28,575                                          (11,430)
Consultant                                                                                7,000
Consultant                                                                                                     10,000
Consultant
Consultant
Consultant

EMPLOYEES
Employee
Employee
Employee
Employee
Employee
Employee
Employee
Employee
Employee
Employee
Employee
Employee
Employee
Employee
Employee
Employee
Employee
Employee
Employee
Employee
Employee
Employee
Employee
Employee
Employee
Employee
Employee                                                                                            (1,000)
Employee
Employee
Employee                               (20,000)
Employee
Employee
Employee
Employee
Employee
Employee
Employee
Employee
Employee
Employee
Employee
Employee
Employee
Employee
Employee
Employee
Employee
Employee
Employee
Employee
Employee
Employee
Employee
                 TOTAL OPTIONS         (20,000)    33,075     (100,000)    270,000        7,000    (12,430)    10,000
                                   -----------------------------------------------------------------------------------
                                        C         2&$2.185      ($5.00)      $3.00        $3.45   $2.185&$5     $4.00
Option Exercise Price Per Share    -----------------------------------------------------------------------------------


------------------------------------
Class Of Persons  Date of Grant -->  08/07/98   08/24/98   09/14/98   10/30/98   11/02/98   01/04/99   01/20/99   01/25/99
---------------------------------------------------------------------------------------------------------------------------
Executives
Dane West
Bill Bowers
Bill Parker
Gary Struzik

BOARD
Bruce Edgington
John Meindl
Jim Buick
Earl Gjelde
Tom Whitehead
Max Carey
Bob Varney

CONSULTANTS AND MINISTRY PARTNERS
Consultant
Consultant
Consultant
Consultant
Consultant
Consultant
Consultant
Consultant
Consultant
CTi
Consultant                                            840                                                 (4,500)
Consultant
Consultant
Consultant
Consultant                                                                          10,000
Consultant

EMPLOYEES
Employee
Employee
Employee
Employee                                                                 (3,750)
Employee
Employee
Employee                                                                 (5,000)
Employee                                                                                        6,000
Employee
Employee
Employee
Employee
Employee
Employee
Employee
Employee
Employee
Employee
Employee
Employee
Employee
Employee
Employee
Employee
Employee
Employee
Employee
Employee
Employee
Employee
Employee
Employee
Employee
Employee                                30,000
Employee                                                      50,000
Employee                                                                                        3,000
Employee
Employee
Employee
Employee
Employee
Employee
Employee                                                                                        3,000
Employee
Employee                                                                                                              2,000
Employee
Employee
Employee
Employee
Employee
Employee
Employee
Employee
            TOTAL OPTIONS               30,000        840     50,000     (8,750)    10,000     12,000     (4,500)     2,000
                               --------------------------------------------------------------------------------------------
Option Exercise Price Per Share          $2.42      $3.56    $2.6875      C        $3.4844   $11.2252      E         $10.50
                               --------------------------------------------------------------------------------------------


Class Of Persons  Date of Grant -->   02/01/99   02/15/99   02/26/99   03/03/99   03/05/99   03/08/99
------------------------------------------------------------------------------------------------------
Executives
Dane West
Bill Bowers
Bill Parker
Gary Struzik

BOARD
Bruce Edgington                                                12,000
John Meindl                                                    12,000
Jim Buick                                                      12,000
Earl Gjelde                                                    12,000
Tom Whitehead                                                  12,000
Max Carey                                                      12,000
Bob Varney                                                     12,000

CONSULTANTS AND MINISTRY PARTNERS
Consultant
Consultant
Consultant
Consultant
Consultant
Consultant
Consultant
Consultant
Consultant                                                                                       1,900
CTi
Consultant
Consultant
Consultant
Consultant
Consultant
Consultant                                                                           30,000

EMPLOYEES
Employee
Employee
Employee                                             5,000
Employee
Employee
Employee
Employee
Employee
Employee
Employee                                             3,500
Employee
Employee
Employee
Employee
Employee
Employee
Employee                                             1,000
Employee
Employee
Employee
Employee
Employee
Employee
Employee                                             3,000
Employee
Employee
Employee
Employee
Employee                                             7,900
Employee                                             3,000
Employee
Employee                                             4,000
Employee
Employee
Employee
Employee
Employee                                             5,000
Employee                                             5,000
Employee                                             5,000
Employee                                             5,000
Employee                                                                   1,000
Employee                                  5,000
Employee
Employee                                             3,000
Employee
Employee
Employee
Employee
Employee
Employee
Employee
Employee
Employee
            TOTAL OPTIONS                 5,000     50,400     84,000      1,000     30,000      1,900
                               -----------------------------------------------------------------------
Option Exercise Price Per Share        $11.50        $9.85      $8.81      $8.09       8.41      7.875
                               -----------------------------------------------------------------------

-------------------------------------
Class Of Persons  Date of Grant -->     03/22/99    03/25/99    03/26/99     03/30/99     03/31/99     04/02/99
-------------------------------------------------------------------------------------------------------------------
Executives
Dane West
Bill Bowers
Bill Parker                               50,000
Gary Struzik

BOARD
Bruce Edgington
John Meindl
Jim Buick
Earl Gjelde
Tom Whitehead
Max Carey
Bob Varney

CONSULTANTS AND MINISTRY PARTNERS
Consultant
Consultant
Consultant
Consultant                                                          (500)
Consultant
Consultant
Consultant                                                          (500)
Consultant
Consultant
CTi
Consultant
Consultant
Consultant
Consultant
Consultant
Consultant

EMPLOYEES
Employee
Employee
Employee
Employee                                                                      (6,000)
Employee
Employee                                             (3,973)
Employee
Employee
Employee
Employee
Employee                                                                                   (3,440)
Employee
Employee
Employee
Employee
Employee                                             (3,785)
Employee
Employee
Employee
Employee
Employee
Employee
Employee                                                          (2,250)
Employee
Employee
Employee
Employee
Employee
Employee
Employee
Employee
Employee
Employee
Employee
Employee
Employee
Employee
Employee
Employee
Employee
Employee
Employee
Employee                                                                                                (3,000)
Employee
Employee
Employee                                              5,000
Employee                                              5,000
Employee                                              5,000
Employee                                                                                   20,000
Employee
Employee
Employee                                   6,000
Employee
                 TOTAL OPTIONS            56,000      7,242       (3,250)     (6,000)      16,560       (3,000)
                                     ------------------------------------------------------------------------------
Option Exercise Price Per Share            9.500      E            E           E            E            $9.85
                                     ------------------------------------------------------------------------------
                                          9.8378      11.25                                $11.35




-------------------------------------
Class Of Persons  Date of Grant -->  04/05/99     04/06/99      04/07/99   04/08/99   04/12/99    04/13/99     04/16/99     TOTAL
------------------------------------------------------------------------------------------------------------------------------------
Executives
Dane West                                                                                                                  211,343
Bill Bowers                                                                                                                183,537
Bill Parker                                                                                                                334,000
Gary Struzik                                                                                                               110,276

BOARD
Bruce Edgington                                                                                                            289,596
John Meindl                                                                                                                 49,000
Jim Buick                                                                                                                   49,000
Earl Gjelde                                                                                                                 49,000
Tom Whitehead                                                                                                               49,000
Max Carey                                                                                                                   49,000
Bob Varney                                                                                                                 267,343

CONSULTANTS AND MINISTRY PARTNERS
Consultant                                                                                                                   4,000
Consultant                                                                                                                   4,500
Consultant                              (250)                                                                                    0
Consultant                                                                                                                       0
Consultant                                                                                                                     500
Consultant                                                                                                                     250
Consultant                                                                                                                       0
Consultant                                                                                                                  37,000
Consultant                                                                                                                   9,900
CTi                                                                                                                         25,000
Consultant                                                                                                                     840
Consultant                                                                                                                  17,145
Consultant                                                                                                                   7,000
Consultant                                                                                                                  10,000
Consultant                                                                 (10,000)                                              0
Consultant                                                                                                                  30,000
                                                                                                                                 0
EMPLOYEES                                                                                                                        0
Employee                                                                                                                    43,734
Employee                                                                                                                    15,292
Employee                                                                                                                    20,010
Employee                              (5,000)                                                                    (4,850)    15,353
Employee                                                                                                                    19,296
Employee                                                                                                                         0
Employee                                                                   (11,875)                                              0
Employee                                                                                                                    27,905
Employee                                                                                                                     4,488
Employee                                                                                                                    15,000
Employee                                                                                           (6,000)                  (6,000)
Employee                                                                                                                    32,000
Employee                                                                                                                    11,438
Employee                                                                                                                         0
Employee                                                                      (200)                                (600)     2,100
Employee                                                                                                                         0
Employee                                                                                                                     5,288
Employee                                                                                                                       900
Employee                                                                                                                    10,091
Employee                                                                                                                     4,000
Employee                                                                                                                     1,250
Employee                                                                                                                    12,050
Employee                                                                                                                         0
Employee                                                                                                                     6,100
Employee                                                                                                                     2,750
Employee                                                                                                                     2,750
Employee                                                                               (2,750)                                   0
Employee                                                                                                                     2,808
Employee                                                                                                                    15,000
Employee                                                                                                                     5,000
Employee                                                                                                                         0
Employee                                                                                                                     5,000
Employee                                                                                                                    40,000
Employee                                                                                                                    30,000
Employee                                                         (4,000)                                                    46,000
Employee                                                                                                                     3,000
Employee                                                                                                                     5,000
Employee                                                                                                                     5,000
Employee                                                                                                                     5,000
Employee                                                                                                                     5,000
Employee                                                                                                                     1,000
Employee                                                                                                                     5,000
Employee                                                                                                                         0
Employee                                                                                                                     3,000
Employee                                                                                                                     2,000
Employee                                                                                                                     5,000
Employee                                                                                                                     5,000
Employee                                                                                                                     5,000
Employee                                                                                                                    20,000
Employee                                             7,000                                                                   7,000
Employee                                                                                           50,000                   50,000
Employee                                                                                                                     6,000
Employee                                                         20,000                                                     20,000
                 TOTAL OPTIONS        (5,250)        7,000       16,000    (22,075)    (2,750)     44,000        (5,450) 2,328,833
                                     -----------------------------------------------------------------------------------
Option Exercise Price Per Share        E            $11.89      $13.125      E          E           E             E
                                     -----------------------------------------------------------------------------------
                                                                                                  13.6626

ITEM 27.  EXHIBITS

Exhibit No.                             Description of Exhibit
-----------                             ----------------------
1.1+              Form of Underwriting Agreement between Registrant and
                  Underwriter
1.2+              Form of Selected Dealer Agreement between the Underwriter and the selected dealers
1.4+              Form of Merger and Acquisition Agreement between Registrant and Underwriter
2+                Articles and Certificates of Merger and Reorganization of
                  DIDAX ON-LINE L.C. and DIDAX INC. into the Registrant
3.1+              Certificate of Incorporation and Certificates of Amendments
                  thereto of DIDAX INC.
3.1(a)+           Certificate of Correction regarding Certificate of
                  Incorporation
3.2+              Bylaws and amendments thereto of the Registrant
4.5+              Form of Stock Option Agreement
5.1+              Opinion of Berman Wolfe & Rennert, P.A.
5.2+              Opinion of Gammon & Grange, P.C.
10.1+             Office Building Lease by and between 4501 Daly Dr. Inc. and the Registrant dated September 12, 1995
10.2+             Amended office Building Lease by and between 4501 Daly Dr.
                  Inc. and the Registrant dated January 30, 1996
10.3+             1997 Stock Option Plan
10.3A*            1997 Stock Option Plan, as amended April 6, 1998
10.4+             Promissory Note and Warrant Certificate between the Registrant and Robert Varney dated July 10, 1996
10.5+             Promissory Note and Warrant Certificate between the Registrant and Robert Varney dated September 26, 1996
10.6+             Amendment to terms of promissory notes between Registrant and
                  Robert Varney dated November 13, 1996
10.7+             Amendment to terms of promissory notes between Registrant and
                  Robert Varney dated July 10, 1997
10.8+             Promissory note and Warrant Certificate between the Registrant and Bruce Edgington dated July 30, 1996
10.9+             Promissory note and Warrant Certificate between the Registrant and Bruce Edgington dated October 30, 1996
10.10+            Amendment to terms of promissory notes between Registrant and
                  Bruce Edgington dated November 13, 1996
10.11+            Amendment to terms of promissory notes between Registrant and
                  Bruce Edgington dated July 24, 1997
10.12+            Promissory note between the Registrant and John and Holli
                  Meindl dated January 9, 1997
10.13+            Form of Promissory Note between Registrant and Holders of
                  Junior Notes
10.14+            Agreement between the Registrant and NetRadio dated June 21,
                  1996
10.15+            Agreements between the Registrant and Digital Nation dated
                  March 19, 1997 and November 12, 1996
10.16+            Agreement between the Registrant and Promise Keepers dated
                  March 13, 1996 with amendment dated February 10, 1997
10.17+            Agreement between the Registrant and World Vision dated
                  February 11, 1997
10.18+            Employment Agreement between the Registrant and Robert Varney,
                  Ph.D. dated as of June 6, 1997
10.19+            Employment Agreement between the Registrant and Dane West
                  dated as of June 6, 1997
10.19A*           Employment Agreement between the Registrant and Dane West
                  dated as of March 23, 1998
10.20+            Employment Agreement between the Registrant and William Bowers dated as of June 6, 1997.
10.20A*           Employment Agreement between the Registrant and William Bowers dated as of March 23, 1998
10.21+            Employment Agreement between the Registrant and Gary Struzik dated as of June 6, 1997.
10.21A*           Employment Agreement between the Registrant and Gary Struzik dated March 23, 1998
10.22+            Agreement between the Registrant and ichat, Inc. dated
                  February 28, 1997
10.23+            Agreement between the Registrant and Spring Arbor Distribution
                  Company dated October 1, 1996

Exhibit No.                             Description of Exhibit
-----------                             ----------------------
10.24+            Agreement between the Registrant and Intermind Corporation dated January 19, 1997
10.25+            Agreement between the Registrant and CyberCash, Inc. dated
                  February 11, 1997
10.26+            Promissory note between Registrant and Bruce Edgington dated
                  August 8, 1997
10.27+            Promissory note between Registrant and Bruce Edgington dated
                  August 22, 1997
10.28+            Promissory note between Registrant and Bruce Edgington dated
                  September 5, 1997
10.29+            Promissory note between Registrant and Robert Varney dated
                  August 22, 1997
10.30+            Promissory note between Registrant and Robert Varney dated
                  September 5, 1997
10.31#            Promissory note between Registrant and Dane West dated October
                  31, 1997
10.32#            Promissory note between Registrant and William Bowers dated
                  October 31, 1997
10.33#            Agreement between the Registrant and Corporate Resource
                  Development, Inc. dated February 18, 1998
10.34#            Agreement between the Registrant and GTE Internetworking dated
                  December 15, 1997
10.35#            Agreement for Conclusion of Employment Agreement between the
                  Registrant and Robert Varney dated February 17, 1998
10.36*            Form of Noncompetition and Proprietary Information Agreement
                  between the Registrant and Messrs. Bowers, West, Parker, and
                  Struzik dated as of March 23, 1998
10.37*            Employment Agreement between Registrant and William M. Parker dated March 23, 1998
10.38*            1998 Stock Option Plan
10.39@            Office Building Lease by and between Richard P. Van Curen and
                  Caprice Company and the Registrant dated August 10, 1998
10.40@            Amended office Building Lease Memoranda by and between Richard
                  P. Van Curen and Caprice Company and the Registrant dated
                  February 5, 1999
10.41@            Agreements between the Registrant and Quantum American, Inc.
                  dated November 20, 1998
10.42@            Agreement between the Registrant and Vignette Corporation
                  dated June 1, 1998
11@               Statement of computation of earnings per share
23.1              Consent of Hoffman, Morrison & Fitzgerald P.C.

+ Incorporated by reference to the Company's Registration Statement on Form SB-2 declared effective by the Securities and Exchange Commission on September 24, 1997, SEC File No. 333-25937

* Incorporated by reference to the Company's Registration Statement Post Effective Amendment No. 1 to Form SB-2 declared effective by the Securities and Exchange Commission on July 2, 1998, SEC File No. 333-25937

# Incorporated by reference to the Company's Registration Statement on Form 10-KSB declared effective by the Securities and Exchange Commission on March 20, 1998, SEC File No. 333-25937

@ Incorporated by reference to the Company's Registration Statement on Form 10-KSB declared effective by the Securities and Exchange Commission on March 22, 1999, SEC File No. 000-22847

(b)   FINANCIAL STATEMENT SCHEDULES.   Financial statement schedules are
omitted because the conditions requiring their filing do not exist or the information required thereby is included in the financial statements filed, including the notes thereto.

ITEM 28. UNDERTAKINGS

      The Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any Prospectus required by section 10(a)(3)of the Securities Act;

          (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or together, represent a fundamental change in the information in the Registration Statement; and

          (iii) To include any additional or changed material information with respect to the plan of distribution.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement of the securities offered, and the offering of the securities at that time shall be deemed to be the initial bona fide offering.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the end of the offering.

     (4) To provide to the Underwriter at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriter to permit prompt delivery to each purchaser.

     (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise (other than insurance), the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against the public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (6) (a) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time the Commission declared it effective.

          (b) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement for the securities being offered in the registration statement, and the offering of the securities at that time shall be deemed to be the initial bona fide offering of those securities.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, DIDAX INC., the Registrant, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorizes this Post-Effective Amendment No. 2 to the Registration Statement on Form SB-2 to be signed on its behalf by the undersigned, in city of Chantilly, State of Virginia, on the twenty-second day of April, 1999.

                                                     DIDAX INC.



April 22, 1999                            By: /s/ WILLIAM M. PARKER
                                          -------------------------------------
                                          William M. Parker,
                                          Chief Executive Officer and President

                                POWER OF ATTORNEY

     We, the undersigned officers and directors of DIDAX INC., do hereby constitute and appoint William M. Parker, or in his absence, Gary A. Struzik, our true and lawful attorney and agent to do any and all acts and things and to execute any and all instruments which said attorney and agent may deem necessary and advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement or any registration statement for the same offering that is effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, including, specifically, but without limitation, power and authority to sign for us or any of us and all amendments hereto; and we do hereby ratify and confirm all that the said attorney and agent shall do or cause to be done by virtue hereof.

     In accordance with the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 2 to the Registration Statement on Form SB-2 has been signed herein below by the following persons in the capacities and on the dates indicated.



April 22, 1999                By: /s/ WILLIAM M. PARKER
                                  ----------------------
                                  William M. Parker,
                                  Chief Executive Officer and President

April 22, 1999                By: /s/ GARY A. STRUZIK
                                  --------------------
                                  Gary A. Struzik, Chief Financial Officer and  Secretary, and
                                  Principal Financial and Chief Accounting Officer

April 22, 1999                By: /s/ JAMES G. BUICK
                                  ------------------
                                  James G. Buick, Chairman of the Board of Directors

April 22, 1999                By: /s/ ROBERT C. VARNEY, PH.D.
                                  ---------------------------
                                  Robert C. Varney, Ph.D., Vice-Chairman of the Board of
                                  Directors

April 22, 1999                By: /s/ DANE B. WEST
                                  ----------------
                                  Dane B. West, Vice President Business Development and Sales
                                  and director

April 22, 1999                By: /s/ WILLIAM H. BOWERS
                                  ----------------------
                                  William H. Bowers, Chief Technical Officer and director

April 22, 1999                By: /s/ BRUCE E. EDGINGTON
                                  ----------------------
                                  Bruce E. Edgington, director


April 22, 1999                By: /s/ JOHN J. MEINDL, JR.
                                  -----------------------
                                  John J. Meindl, Jr., director


April 22, 1999                By: /s/ CLAY T. WHITEHEAD
                                  ----------------------
                                  Clay T. Whitehead, director


April 22, 1999                By: /s/ EARL E. GJELDE
                                  ------------------
                                  Earl E. Gjelde, director


April 22, 1999                By: /s/ W.R. "MAX" CAREY
                                  --------------------
                                  W.R. 'Max' Carey

                                INDEX TO EXHIBITS

EXHIBIT                                                                                     SEQUENTIALLY
NUMBER                     DESCRIPTION                                                     NUMBERED PAGE
-------                    -----------                                                     -------------
23.1              Consent of Hoffman, Morrison & Fitzgerald P.C............................
24                Power of Attorney (Included on the signature page of Part II of this
                  Registration Statement...................................................